FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-10

Dated October 6, 2026	BBCMS 2026-5C43

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2026-5C43
$989,486,533 (Approximate Mortgage Pool Balance)

$883,116,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-5C43

Barclays Capital Real Estate Inc.

Wells Fargo Bank, National Association

RREF V - D Direct Lending Investments, LLC

Citi Real Estate Funding Inc.

Natixis Real Estate Capital LLC

German American Capital Corporation

Starwood Mortgage Capital LLC

UBS AG New York Branch

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays	Citigroup	Deutsche Bank Securities
UBS Securities LLC		Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager	Bancroft Capital, LLC	NATIXIS Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 6, 2026	BBCMS 2026-5C43

This material is for your information, and none of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Wells Fargo Securities, LLC, Natixis Securities Americas LLC, Academy Securities, Inc. or Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-5C43 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“NATIXIS” is the marketing name for Natixis Securities Americas LLC.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$9,055,000	$8,959,000	$96,000	30.000%	2.43	11/26-05/31	41.9%	18.9%
A-2	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.9%	18.9%
A-3	Aaa(sf) / AAAsf / AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.9%	18.9%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$692,640,000(8)	$685,328,000	$7,312,000	N/A	N/A	N/A	N/A	N/A
A-S	NR / AAAsf / AAA(sf)	$103,896,000	$102,799,000	$1,097,000	19.500%	4.90	09/31-10/31	48.2%	16.4%
B	NR / AA-sf / AA-(sf)	$47,001,000	$46,504,000	$497,000	14.750%	4.96	10/31-10/31	51.1%	15.5%
C	NR / A-sf / A-(sf)	$39,579,000	$39,161,000	$418,000	10.750%	4.96	10/31-10/31	53.5%	14.8%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B	NR / A-sf / AAA(sf)	$190,476,000(10)	$188,464,000	$2,012,000	N/A	N/A	N/A	N/A	N/A
X-D	NR / BBB-sf / BBB(sf)	$30,922,000(11)	$30,595,000	$327,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB(sf)	$21,027,000	$20,805,000	$222,000	8.625%	4.96	10/31-10/31	54.7%	14.4%
E	NR / BBB-sf / BBB(sf)	$9,895,000	$9,790,000	$105,000	7.625%	4.96	10/31-10/31	55.3%	14.3%
F-RR	NR / BB-sf / BB+(sf)	$19,789,000	$19,580,000	$209,000	5.625%	4.96	10/31-10/31	56.5%	14.0%
G-RR	NR / Bsf / BB-(sf)	$9,895,000	$9,790,000	$105,000	4.625%	4.96	10/31-10/31	57.1%	13.8%
J-RR	NR / NR / NR	$45,764,532	$45,281,000	$483,532	0.000%	4.96	10/31-10/31	59.9%	13.2%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B and Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(2)	On the Closing Date, RREF V - D Direct Lending Investments, LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount”, as further described in “Credit Risk Retention” in the Preliminary Prospectus dated October 6, 2026 (the “Preliminary Prospectus”). The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 1.0556% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R Certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the Certificates are approximate and, for the Class A-1, Class A-2 and A-3 are represented in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a October 29, 2026 closing date. Based on modeling assumptions as described in the Preliminary Prospectus.
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Pooled Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $683,585,000, subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Indicative Capital Structure

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 – $250,000,000	$0 - $247,361,000	$0 - $2,639,000	N/A – 4.73	N/A / 05/31-08/31
Class A-3	$433,585,000 – $683,585,000	$429,008,000 – $676,369,000	$4,577,000– $7,216,000	4.84 – 4.80	08/31-09/31 / 05/31-09/31
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(9)	The Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate of the Certificate Balances of the Class D and Class E Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Summary of Transaction Terms
Securities Offered:	$883,116,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC.
Co-Managers:	Natixis Securities Americas LLC, Academy Securities, Inc. and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (28.0%), Wells Fargo Bank, National Association (“WFB”) (26.9%), RREF V - D Direct Lending Investments, LLC (“Rialto”) (14.5%), Citi Real Estate Funding Inc. (“CREFI”) (13.5%), Natixis Real Estate Capital LLC (“NREC”) (5.2%), German American Capital Corporation (“GACC”) (5.1%), Starwood Mortgage Capital LLC (“SMC”) (3.7%), UBS AG New York Branch (“UBS AG”) (1.9%) and BSPRT CMBS Finance, LLC (“BSPRT”) (1.2%).
Master Servicer:	Trimont LLC.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	RREF V – D AIV RR L, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:

For a discussion on the manner in which Rialto, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

RREF V - D Direct Lending Investments, LLC, the retaining sponsor, intends to cause (i) RREF V – D AIV RR L, LLC, a majority-owned affiliate, to retain an “eligible horizontal residual interest”, in the form of certificates which will be comprised of the Class F-RR, Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 3.9745% of the fair value, as of the Closing Date, of all of the ABS interests issued, and (ii) RREF V – D AIV RR A BBCMS 5C43, LLC, a majority-owned affiliate, to retain an “eligible vertical interest”, in the form of certificates representing approximately 1.0556% of the certificate balance, notional amount or percentage interest of each class of Certificates (other than the Class R certificates) in a manner that satisfies the U.S. credit risk retention requirements. Under the U.S. credit risk retention rules, RREF V - D Direct Lending Investments, LLC or the applicable majority-owned affiliate will be permitted to transfer the horizontal risk retention certificates to a subsequent third-party purchaser. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about October 29, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in October 2026, or in the case of any mortgage loan that has its first due date after October 2026, the date that would have been its due date in October 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2026.
Assumed Final Distribution Date:	The Distribution Date in October 2031, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in October 2059.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Summary of Transaction Terms

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co., Green Street Advisors, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	16	42	$277,185,500	28.0%
WFB	8	9	$266,066,843	26.9%
Rialto	3	19	$143,944,821	14.5%
CREFI	4	21	$133,174,644	13.5%
NREC	3	3	$51,753,750	5.2%
GACC	4	10	$50,360,975	5.1%
SMC	3	8	$36,750,000	3.7%
UBS AG	2	2	$18,750,000	1.9%
BSPRT	2	2	$11,500,000	1.2%
Total:	43	98	$989,486,533	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$989,486,533
Number of Mortgage Loans:	43
Number of Mortgaged Properties:	98
Average Cut-off Date Balance per Mortgage Loan:	$23,011,315
Weighted Average Current Mortgage Rate:	6.97162%
10 Largest Mortgage Loans as % of IPB:	55.8%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.71x
Weighted Average UW NOI Debt Yield(2):	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	59.9%
Weighted Average Maturity Date LTV(2)(4):	59.4%
Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgage Loans with Single Tenants(5):	1.4%
% of Mortgage Loans secured by Multiple Properties:	18.8%
Amortization
Weighted Average Original Amortization Term(6):	354 months
Weighted Average Remaining Amortization Term(6):	352 months
% of Mortgage Loans with Interest-Only:	81.8%
% of Mortgage Loans with Amortizing Balloon:	18.2%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	60.1%
% of Mortgage Loans with Springing Lockboxes:	30.6%
% of Mortgage Loans with Soft Lockboxes	6.3%
% of Mortgage Loans with Hard (Commercial); Soft (Multifamily) Lockboxes:	3.0%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	77.1%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	34.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	87.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	47.2%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are two loans with multiple loan sellers being contributed to the pool comprised of eighteen mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	The Assembly	San Jose, CA	Barclays, WFB	1	$97,500,000	9.9%	491,458	Industrial	1.46x	11.1%	64.0%	64.0%
2	Clackamas Town Center	Happy Valley, OR	Rialto	1	$97,000,000	9.8%	640,836	Retail	2.63x	19.6%	50.4%	50.4%
3	111 Congress	Austin, TX	WFB	1	$80,000,000	8.1%	519,959	Office	2.03x	15.7%	67.2%	67.2%
4	Hilton Beachfront Resort & Spa Hilton Head Island	Hilton Head Island, SC	WFB	1	$54,951,843	5.6%	513	Hospitality	1.94x	16.9%	42.9%	40.5%
5	GBP Industrial Portfolio	Various, Various	Rialto, Barclays	17	$50,000,000	5.1%	325,838	Various	1.34x	9.7%	69.3%	69.3%
6	20 West 47th Street	New York, NY	CREFI	1	$49,959,976	5.0%	139,078	Mixed Use	1.30x	11.1%	61.3%	58.2%
7	7700 Irvine Center Drive	Irvine, CA	Barclays	1	$35,000,000	3.5%	210,831	Office	1.56x	12.3%	62.4%	62.4%
8	Project Embassy	Washington, DC	WFB	1	$30,000,000	3.0%	375,456	Mixed Use	1.31x	10.2%	63.0%	63.0%
9	Compass Storage National Portfolio 2.0	Various, Various	CREFI	16	$30,000,000	3.0%	1,069,965	Self Storage	1.54x	9.5%	62.7%	62.7%
10	Tarrytown House Estate	Tarrytown, NY	CREFI	1	$27,250,000	2.8%	214	Hospitality	1.75x	16.2%	62.4%	62.4%

	Top 3 Total/Weighted Average			3	$274,500,000	27.7%			2.04x	15.4%	60.1%	60.1%
	Top 5 Total/Weighted Average			21	$379,451,843	38.3%			1.93x	14.9%	58.8%	58.5%
	Top 10 Total/Weighted Average			41	$551,661,819	55.8%			1.79x	13.9%	59.9%	59.4%
	Non-Top 10 Total/Weighted Average			57	$437,824,714	44.2%			1.60x	12.3%	59.9%	59.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	The Assembly	Barclays, WFB	$97,500,000	$172,201,250	BBCMS 2026-5C43	Trimont	Rialto	Future Securitization(s)	$74,701,250
2	Clackamas Town Center	Rialto	$97,000,000	$125,000,000	BBCMS 2026-5C43	Trimont(1)	Rialto	Future Securitization(s)	$28,000,000
3	111 Congress	WFB	$80,000,000	$136,500,000	BBCMS 2026-5C43	Trimont	Rialto	BANK5 2026-5YR24 Future Securitization(s)	$36,500,000 $20,000,000
4	Hilton Beachfront Resort & Spa Hilton Head Island	WFB	$54,951,843	$78,930,829	BBCMS 2026-5C43	Trimont	Rialto	Future Securitization(s)	$24,000,000
6	20 West 47th Street	CREFI	$49,959,976	$69,844,047	BBCMS 2026-5C43	Trimont	Rialto	Future Securitization(s)	$19,900,000
8	Project Embassy	WFB	$30,000,000	$160,000,000	BANK5 2026-5YR24	Trimont(1)	CWCapital	BANK5 2026-5YR24 BMO 2026-5C16 Future Securitization(s)	$75,000,000 $35,000,000 $20,000,000
9	Compass Storage National Portfolio 2.0	CREFI	$30,000,000	$119,400,000	(2)	(2)	(2)	Future Securitization(s)	$89,400,000
12	Fratelli Beretta Industrial Portfolio	CREFI	$25,964,668	$94,870,903	BMARK 2026-V23	Midland	KKR	BMARK 2026-V23	$69,000,000
16	Old Edwards Portfolio	GACC	$20,000,000	$135,000,000	(3)	(3)	(3)	BMARK 2026-V23 Future Securitization(s)	$50,000,000 $65,000,000
19	Summit Mall	NREC	$17,978,750	$69,917,361	BANK5 2026-5YR24	Trimont	CWCapital	BANK 2026-5YR24 Future Securitization(s)	$42,000,000 $10,000,000
20	Mall at Prince George’s	Rialto	$16,944,821	$99,675,416	WFCM 2026-5C9	Trimont	Rialto	WFCM 2026-5C9 BMARK 2026-V23 Future Securitization(s)	$58,000,000 $10,000,000 $15,000,000
21	Fairfield Times Square	GACC	$15,000,000	$80,000,000	BMARK 2026-V23	Midland	KKR	BMARK 2026-V23 BMO 2026-5C16	$50,000,000 $15,000,000
32	Sanctuary at Winterlakes	Barclays	$10,000,000	$38,800,000	(2)	(2)	(2)	Future Securitization(s)	$28,800,000
35	Haimov Miami Portfolio	SMC	$8,500,000	$28,500,000	BBCM S 2026-5C42	Midland	LNR	BBCMS 2026-5C42	$20,000,000
(1)	In the case of Loan Nos. 2 and 8, Midland Loan Services, a Division of PNC Bank, National Association, acts as primary servicer.
(2)	In the case of Loan Nos. 9 and 32, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2026-5C43 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(3)	In the case of Loan No. 16, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the Benchmark 2026-V23 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Retail	Super Regional Mall	3	$131,923,571	13.3%	2.42x	18.8%	52.2%	51.2%
	Anchored	6	85,875,000	8.7%	1.65x	11.6%	61.9%	61.9%
	Unanchored	3	4,921,053	0.5%	1.78x	12.4%	41.1%	41.1%
	Subtotal:	12	$222,719,623	22.5%	2.11x	15.9%	55.7%	55.1%
Industrial	R&D	1	$97,500,000	9.9%	1.46x	11.1%	64.0%	64.0%
	Flex	9	30,149,650	3.0%	1.36x	10.0%	64.6%	64.6%
	Cold Storage/Warehouse	3	25,964,668	2.6%	1.24x	10.5%	54.9%	52.2%
	Manufacturing / Warehouse	1	13,750,000	1.4%	1.28x	9.1%	64.6%	64.6%
	Warehouse / Distribution	5	12,062,903	1.2%	1.34x	9.7%	69.3%	69.3%
	Manufacturing	2	11,224,358	1.1%	1.34x	9.7%	69.3%	69.3%
	Warehouse	2	2,283,090	0.2%	1.34x	9.7%	69.3%	69.3%
	Subtotal:	23	$192,934,668	19.5%	1.39x	10.5%	63.6%	63.2%
Hospitality	Full Service	8	$135,296,258	13.7%	1.87x	16.4%	53.2%	52.2%
	Limited Service	2	28,500,000	2.9%	1.83x	14.8%	57.2%	57.2%
	Extended Stay	1	4,875,000	0.5%	1.68x	14.6%	65.0%	65.0%
	Subtotal:	11	$168,671,258	17.0%	1.86x	16.1%	54.2%	53.4%
Office	CBD	2	$80,894,737	8.2%	2.03x	15.7%	66.9%	66.9%
	Suburban	4	76,685,975	7.8%	1.60x	12.6%	63.4%	62.9%
	Subtotal:	6	$157,580,712	15.9%	1.82x	14.2%	65.2%	65.0%
Mixed Use	Office / Retail	1	$49,959,976	5.0%	1.30x	11.1%	61.3%	58.2%
	Multifamily / Office / Retail	1	30,000,000	3.0%	1.31x	10.2%	63.0%	63.0%
	Retail / Office	2	2,684,211	0.3%	1.78x	12.4%	41.1%	41.1%
	Subtotal:	4	$82,644,187	8.4%	1.32x	10.8%	61.3%	59.4%
Multifamily	Garden	6	$62,136,721	6.3%	1.48x	10.5%	60.0%	59.9%
	Subtotal:	6	$62,136,721	6.3%	1.48x	10.5%	60.0%	59.9%
Self Storage	Self Storage	19	$54,062,500	5.5%	1.48x	9.6%	62.1%	62.1%
	Subtotal:	19	$54,062,500	5.5%	1.48x	9.6%	62.1%	62.1%
Manufactured Housing	Manufactured Housing	14	$43,816,279	4.4%	1.33x	8.7%	64.3%	64.3%
	Subtotal:	14	$43,816,279	4.4%	1.33x	8.7%	64.3%	64.3%
Other	Golf Course	3	$4,920,585	0.5%	2.35x	19.7%	48.7%	48.7%
	Subtotal:	3	$4,920,585	0.5%	2.35x	19.7%	48.7%	48.7%
Total / Weighted Average:		98	$989,486,533	100.0%	1.71x	13.2%	59.9%	59.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Texas	24	$189,281,825	19.1%	1.73x	13.2%	65.2%	65.2%
California	4	$172,000,000	17.4%	1.58x	12.2%	62.4%	62.4%
New York	11	$126,403,237	12.8%	1.45x	12.2%	62.9%	61.4%
Oregon	1	$97,000,000	9.8%	2.63x	19.6%	50.4%	50.4%
Florida	15	$75,608,889	7.6%	1.54x	11.0%	59.4%	59.4%
South Carolina	2	$57,908,643	5.9%	1.96x	17.0%	43.2%	40.9%
Georgia	6	$35,586,687	3.6%	1.66x	11.8%	58.0%	58.0%
DC	1	$30,000,000	3.0%	1.31x	10.2%	63.0%	63.0%
New Jersey	4	$28,024,970	2.8%	1.26x	10.4%	55.5%	53.0%
Ohio	2	$24,978,750	2.5%	1.78x	16.0%	60.6%	57.4%
New Mexico	1	$20,350,000	2.1%	1.30x	9.8%	71.7%	71.7%
Pennsylvania	3	$19,771,043	2.0%	1.43x	9.9%	62.3%	62.3%
Indiana	6	$19,322,000	2.0%	1.30x	8.5%	66.4%	66.4%
Maryland	1	$16,944,821	1.7%	1.70x	15.2%	56.5%	54.0%
North Carolina	5	$15,695,052	1.6%	2.35x	19.7%	48.7%	48.7%
Delaware	1	$14,775,000	1.5%	1.40x	10.1%	69.5%	69.5%
Nevada	1	$14,750,000	1.5%	2.06x	13.4%	49.8%	49.8%
Alabama	1	$8,750,000	0.9%	1.37x	8.5%	63.0%	63.0%
Tennessee	3	$6,557,211	0.7%	1.39x	8.6%	63.0%	63.0%
Oklahoma	2	$5,509,561	0.6%	1.34x	9.7%	69.3%	69.3%
Illinois	1	$4,000,000	0.4%	1.89x	17.8%	42.4%	40.7%
Louisiana	2	$3,856,784	0.4%	1.54x	9.5%	62.7%	62.7%
Michigan	1	$2,412,060	0.2%	1.54x	9.5%	62.7%	62.7%
Total / Weighted Average:	98	$989,486,533	100.0%	1.71x	13.2%	59.9%	59.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,616,000	-	$9,999,999	11	$70,531,500	7.1%	6.95331%	58	1.59x	11.6%	57.3%	57.2%
$10,000,000	-	$14,999,999	11	144,139,975	14.6%	6.58260%	58	1.59x	11.1%	60.1%	59.9%
$15,000,000	-	$19,999,999	5	87,938,571	8.9%	7.39218%	57	1.72x	15.1%	60.9%	59.5%
$20,000,000	-	$34,999,999	9	222,464,668	22.5%	7.00589%	58	1.54x	12.0%	61.4%	61.0%
$35,000,000	-	$49,999,999	2	84,959,976	8.6%	7.24359%	59	1.41x	11.6%	61.8%	59.9%
$50,000,000	-	$74,999,999	2	104,951,843	10.6%	6.70497%	59	1.65x	13.5%	55.5%	54.2%
$75,000,000	-	$97,500,000	3	274,500,000	27.7%	7.03587%	59	2.04x	15.4%	60.1%	60.1%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.95000	-	5.99900	1	$30,000,000	3.0%	5.95000%	59	1.54x	9.5%	62.7%	62.7%
6.00000	-	6.49900	10	119,725,000	12.1%	6.30177%	58	1.62x	10.6%	59.0%	59.0%
6.50000	-	6.99900	10	282,974,843	28.6%	6.81803%	59	1.91x	14.6%	55.9%	55.5%
7.00000	-	7.49900	16	464,646,690	47.0%	7.15118%	58	1.65x	13.2%	61.8%	61.0%
7.50000	-	7.99900	4	69,125,000	7.0%	7.63151%	58	1.52x	13.0%	63.5%	63.5%
8.00000	-	8.25500	2	23,015,000	2.3%	8.06910%	58	1.58x	14.1%	61.6%	61.3%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
55	-	56	4	$66,444,821	6.7%	7.09691%	56	1.75x	14.0%	58.9%	58.3%
57	-	58	21	365,036,143	36.9%	7.13148%	58	1.64x	12.8%	62.5%	62.2%
59	-	60	18	558,005,569	56.4%	6.85212%	59	1.74x	13.4%	58.4%	57.7%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	36	$809,200,500	81.8%	6.94822%	59	1.73x	13.0%	61.3%	61.3%
300	1	17,978,750	1.8%	7.28100%	59	1.93x	17.7%	57.5%	53.0%
360	6	162,307,283	16.4%	7.05402%	58	1.56x	13.6%	53.3%	50.6%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0	36	$809,200,500	81.8%	6.94822%	59	1.73x	13.0%	61.3%	61.3%
299	1	17,978,750	1.8%	7.28100%	59	1.93x	17.7%	57.5%	53.0%
355	1	16,944,821	1.7%	7.35500%	55	1.70x	15.2%	56.5%	54.0%
358	2	36,450,643	3.7%	7.27985%	58	1.26x	10.8%	57.6%	54.8%
359	2	104,911,819	10.6%	6.88115%	59	1.64x	14.1%	51.7%	48.9%
360	1	4,000,000	0.4%	8.25500%	60	1.89x	17.8%	42.4%	40.7%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	36	$809,200,500	81.8%	6.94822%	59	1.73x	13.0%	61.3%	61.3%
Amortizing Balloon	7	180,286,033	18.2%	7.07665%	58	1.60x	14.0%	53.7%	50.8%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.24x	-	1.29x	3	$49,714,668	5.0%	6.94420%	59	1.26x	9.7%	60.4%	59.0%
1.30x	-	1.49x	19	402,506,451	40.7%	6.92904%	59	1.36x	10.2%	64.4%	64.0%
1.50x	-	1.79x	8	156,584,821	15.8%	7.19807%	58	1.62x	13.1%	61.3%	61.1%
1.80x	-	1.99x	7	150,930,593	15.3%	6.83358%	58	1.89x	15.6%	52.8%	51.4%
2.00x	-	2.49x	4	128,250,000	13.0%	7.03633%	58	2.08x	16.1%	60.4%	60.4%
2.50x	-	3.16x	2	101,500,000	10.3%	6.92808%	59	2.65x	19.6%	49.5%	49.5%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
31.2%	-	49.9%	7	$120,201,843	12.1%	6.78245%	59	2.06x	16.7%	44.8%	43.7%
50.0%	-	54.9%	4	141,080,668	14.3%	6.94666%	59	2.27x	17.0%	51.7%	51.2%
55.0%	-	59.9%	5	66,343,571	6.7%	6.97870%	57	1.70x	13.9%	57.2%	55.3%
60.0%	-	64.9%	17	436,001,451	44.1%	7.00530%	59	1.48x	11.4%	62.9%	62.5%
65.0%	-	71.7%	10	225,859,000	22.8%	7.02080%	59	1.60x	12.2%	68.2%	68.2%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
31.2%	-	49.9%	7	$120,201,843	12.1%	6.78245%	59	2.06x	16.7%	44.8%	43.7%
50.0%	-	59.9%	10	257,384,215	26.0%	6.98856%	58	1.94x	15.1%	55.0%	53.6%
60.0%	-	64.9%	16	386,041,475	39.0%	6.99045%	59	1.50x	11.4%	63.1%	63.0%
65.0%	-	71.7%	10	225,859,000	22.8%	7.02080%	59	1.60x	12.2%	68.2%	68.2%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	25	$558,339,044	56.4%	6.91061%	59	1.84x	14.3%	56.8%	56.1%
Yield Maintenance	15	304,202,668	30.7%	6.96303%	59	1.41x	10.6%	63.6%	63.4%
Defeasance or Yield Maintenance	3	126,944,821	12.8%	7.26055%	58	1.82x	14.3%	64.8%	64.4%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	37	$739,674,033	74.8%	6.96069%	58	1.71x	13.3%	58.4%	57.7%
Acquisition	5	219,812,500	22.2%	7.14784%	59	1.70x	13.3%	64.8%	64.8%
Refinance / Acquisition	1	30,000,000	3.0%	5.95000%	59	1.54x	9.5%	62.7%	62.7%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Collateral Characteristics

Previous Securitization History(1)(2)

No.	Mortgage Loan Sellers	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	Rialto	Clackamas Town Center	Happy Valley, OR	Retail	$97,000,000	9.8%	MSBAM 2012-CKSV
5.02	Rialto, Barclays	395 S. Industrial Blvd	Trenton, GA	Industrial	$7,832,358	0.8%	BBCMS 2021-C12
5.03	Rialto, Barclays	16100 Dillard Drive	Jersey Village, TX	Office	$5,200,000	0.5%	BBCMS 2018-C2
5.04	Rialto, Barclays	2951 S. Council Road	Oklahoma City, OK	Industrial	$3,569,561	0.4%	BBCMS 2018-C2
5.05	Rialto, Barclays	11050 West Little York Rd	Houston, TX	Industrial	$3,392,000	0.3%	BBCMS 2018-C2
5.08	Rialto, Barclays	17681 Telge Road	Cypress, TX	Industrial	$2,320,215	0.2%	BBCMS 2018-C2
5.09	Rialto, Barclays	17715 Telge Road	Cypress, TX	Industrial	$2,075,634	0.2%	BBCMS 2018-C2
5.10	Rialto, Barclays	2851 S. Council Road	Oklahoma City, OK	Industrial	$1,940,000	0.2%	BBCMS 2018-C2
5.11	Rialto, Barclays	1902 S. Houston Ave	Humble, TX	Industrial	$1,421,214	0.1%	BBCMS 2018-C2
5.12	Rialto, Barclays	5816 Hamblen Road	Humble, TX	Industrial	$1,401,383	0.1%	BBCMS 2018-C2
5.14	Rialto, Barclays	17711 Telge Road	Cypress, TX	Industrial	$1,236,126	0.1%	BBCMS 2018-C2
5.15	Rialto, Barclays	1914 S. Houston Ave	Humble, TX	Industrial	$1,097,309	0.1%	BBCMS 2018-C2
5.17	Rialto, Barclays	17675 Telge Road	Cypress, TX	Industrial	$925,442	0.1%	BBCMS 2018-C2
9.01	CREFI	New Iberia	New Iberia, LA	Self Storage	$3,115,578	0.3%	MSC 2021-L7
9.04	CREFI	Roseville	Roseville, MI	Self Storage	$2,412,060	0.2%	CD 2016-CD2
13	Barclays	Indian River Apartments	Vero Beach, FL	Multifamily	$21,900,000	2.2%	FREMF 2020-KF75
19	NREC	Summit Mall	Fairlawn, OH	Retail	$17,978,750	1.8%	JPMCC 2016-JP4; JPMDB 2017-C5
21	GACC	Fairfield Times Square	New York, NY	Hospitality	$15,000,000	1.5%	MSC 2016-UB11
22	NREC	Shoppes at Westown	Middletown, DE	Retail	$14,775,000	1.5%	WFCM 2016-C35
24	Barclays	Sprayberry Square	Marietta, GA	Retail	$14,500,000	1.5%	MSC 2016-UB11
25	SMC	North Park Shopping Center	Austin, TX	Retail	$14,500,000	1.5%	WFCM 2016-C35
31	GACC	465 Columbus	Valhalla, NY	Office	$10,485,975	1.1%	CD 2016-CD1
32	Barclays	Sanctuary at Winterlakes	Port St. Lucie, FL	Multifamily	$10,000,000	1.0%	FREMF 2023-KF154
34	Barclays	Storage Sense Lancaster	Lancaster, PA	Self Storage	$9,000,000	0.9%	CGCMT 2016-P5
41	BSPRT	Weatherbee Townhomes	Fort Pierce, FL	Multifamily	$4,500,000	0.5%	CSAIL 2016-C7
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

■ Assets:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2 and Class A-3 pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

:	aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates.
■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to each of the Class F-RR, Class G-RR and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the mortgage loan and all servicing advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class, A-1, Class A-2 and Class A-3 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E Certificates, fifth to the Class D Certificates; sixth to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan and the holder of a Subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Par Purchase Price, the Special Servicer may purchase the defaulted loan at the Par Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the Par Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Par Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such higher offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2026-5C43 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F-RR, Class G-RR and Class J-RR Certificates; provided that the Class F-RR and Class G-RR Certificates will only be Control Eligible Certificates for so long as the initial Directing Certificateholder, the initial special servicer or any of their affiliates is the holder, by Certificate Balance, of the majority of such class of Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the holder of the controlling pari passu companion loan, and (ii) with respect to each mortgage loan (other than any Excluded Loan and any Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

The “Servicing Shift Whole Loans” will be The Compass Storage National Portfolio 2.0 Whole Loan and the Sanctuary at Winterlakes Whole Loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	RREF V - D AIV RR L, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans and Servicing Shift Whole Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the loan-specific directing certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the loan-specific directing certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; provided further, that prior to the applicable Servicing Shift Date, no Consultation Termination Event may occur with respect to the loan-specific directing certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the loan-specific directing certificateholder related to such Servicing Shift Whole Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest by Certificate Balance. The holder of the majority of the VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. As of the closing date, there will be no Risk Retention Consultation Party.
■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class F-RR, Class G-RR and Class J-RR Certificates in the aggregate (other than the portion that comprises the VRR Interest) (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) is 25% or less of the initial Certificate Balance of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                  reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                  reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                  recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                  preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of certificateholders, elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, a subsequent third-party purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2026-5C43 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2026-5C43

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges and excess interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price (as defined in the Preliminary Prospectus). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Structural Overview

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                 appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$97,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$97,500,000	Property Type – Subtype:	Industrial – R&D
% of Pool by IPB:	9.9%	Net Rentable Area (SF):	491,458
Loan Purpose:	Acquisition	Location:	San Jose, CA
Borrower:	Preylock Assembly, LLC	Year Built / Renovated:	1980-1999 / 2023-2026
Borrower Sponsors:	Brett Michael Lipman and Farshid Steve Shokouhi	Occupancy:	100.0%
Interest Rate:	7.03000%	Occupancy Date:	9/30/2026
Note Date:	9/29/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of)(3):	$655,681 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$6,656,736 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(3):	$11,983,793 (T-5 Ann. 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$26,117,752
Call Protection:	YM1(56),O(4)	UW Expenses:	$6,958,281
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$19,159,471
Additional Debt(1):	Yes	UW NCF:	$17,881,681
Additional Debt Balance(1):	$74,701,250	Appraised Value / SF:	$269,000,000 / $547
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/10/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$350
Taxes:	$1,316,968	Springing	N/A	Maturity Date Loan / SF:	$350
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV:	64.0%
Replacement Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.46x
Free Rent Reserve:	$15,148,113	$0	N/A	UW NOI Debt Yield:	11.1%
Unfunded Obligations:	$17,567,240	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$172,201,250	56.1%	Purchase Price	$264,925,000	86.3%
Sponsor Equity	134,950,978	43.9	Upfront Reserves	34,032,321	11.1
			Closing Costs	8,194,907	2.7

Total Sources	$307,152,228	100.0%	Total Uses	$307,152,228	100.0%
(1)	The Assembly mortgage loan (as defined below) is part of the Assembly Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $172,201,250. Financial information presented in the chart above is based on The Assembly Whole Loan.
(2)	4th Most Recent NOI is not available as the Assembly Property (as defined below) was fully renovated beginning in 2023.
(3)	The increase in 3rd Most Recent NOI, 2nd Most Recent NOI, Most Recent NOI and UW NOI from its respective previous period is primarily due to the Assembly Property being fully renovated between 2023 and 2026 as part of a $136 million repositioning by the Assembly Property seller. The Assembly Property was 37.6% leased up until August 2025 and reached stabilization following the repositioning efforts from 2023 to 2026. Figure AI’s (321,740 SF, 65.5% of NRA) lease commenced in August 2025, Logitech’s (86,243 SF, 17.5% of NRA) lease commenced in April 2023 and Teradyne’s (83,475 SF, 17.0% of NRA) leased commenced in September 2026.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Assembly mortgage loan (the “Assembly Mortgage Loan”) is part of a whole loan, (the “Assembly Whole Loan”), which is comprised of seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,201,250. The Assembly Whole Loan is secured by the borrower’s fee interest in a 491,458 square foot industrial property located in San Jose, California (the “Assembly Property”). The Assembly Whole Loan has a five-year term and is interest-only for the full term with a maturity date of October 6, 2031. The Assembly Whole Loan accrues interest at a fixed rate of 7.03000% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise The Assembly Whole Loan. The Assembly Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

“Description of the Mortgage Pool—The Whole Loan—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1-A	$55,867,500	$55,867,500	BBCMS 2026-5C43	Yes
A-1-1-B(1)	$3,165,500	$3,165,500	BCREI	No
A-1-2(1)	$15,000,000	$15,000,000	BCREI	No
A-1-3(1)	$24,709,080	$24,709,080	BCREI	No
A-2-1-A	$41,632,500	$41,632,500	BBCMS 2026-5C43	No
A-2-1-B(1)	$2,284,500	$2,284,500	WFB	No
A-2-2(1)	$29,542,170	$29,542,170	WFB	No
Total	$172,201,250	$172,201,250
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Assembly Property is a 491,458 square foot, six-building advanced industrial R&D campus situated on an approximately 27.0-acre site along the North First Street Corridor in north San Jose, California. The one- and two-story buildings were originally constructed between 1980 and 1999 and were most recently renovated between 2023 and 2026 as part of a comprehensive, Gensler-designed repositioning. The Assembly Property features approximately one acre of outdoor amenity space, including plazas, courtyards, gardens and open lawns, as well as pedestrian and bicycle pathways connecting the buildings, parking areas and common spaces. Additional amenities include a fitness center, locker rooms with showers and storage, EV charging stations, barbecue stations, lounge seating, a fire pit and outdoor pizza ovens. The Assembly Property also offers infrastructure suited to advanced manufacturing and R&D uses, including 25,700 amps of 480/277V power.

The Assembly Property is 100.0% leased to three tenants across six buildings, with a weighted average lease term of approximately 9.6 years. Figure AI occupies 321,740 square feet, or 65.5% of NRA, through May 2035; Logitech occupies 86,243 square feet, or 17.5% of NRA, through November 2033; and Teradyne occupies 83,475 square feet, or 17.0% of NRA, through August 2042. The leases provide for annual 3.0% contractual rent increases and are not subject to early termination options. The Assembly Property has benefited from more than $136.0 million, or $277 per square foot, of capital investment by prior ownership, while tenants have invested approximately $73.6 million, or $150 per square foot, and have been allocated approximately $59.4 million, or $121 per square foot, in tenant improvement allowances. These investments have created modern, first-generation buildouts tailored to the tenants’ advanced manufacturing, robotics, semiconductor testing and technology hardware operations. Prior to the renovation, the Assembly Property served as an office and research and development campus for Lam Research, a California based equipment manufacturer. The buildings on the Assembly Property campus were concrete tilt-up office and research buildings originally constructed in the 1980s and 1990s until the campus’s subsequent acquisition and renovations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

The table below summarizes certain characteristics of the six buildings that comprise the Assembly Property:

The Assembly – Property Summary(1)
Building(1)	Electrical(2)	SF(1)	Tenant(1)	WALT(1)	Rent PSF/YR(1)	Year Built / Renovated(2)	Max Clear Height(2)	Dock-High Loading(2)	Grade-Level Loading(2)	Buildout(2)
3930 N 1st St.	2,000 amps	86,243	Logitech	7.2	$49.30	1982 / 2023	21'-6"	2	0	60% open floorplan creative office, 40% industrial
3940 N 1st St.	2,000 amps	61,750	Figure AI	8.7	$43.92	1980 / 2026	16'-7"	3	1	100% industrial (manufacturing)
3950 N 1st St.	4,000 amps	46,142	Figure AI	8.7	$43.92	1985 / 2026	16'-7"	2	1	100% industrial (manufacturing)
3960 N 1st St.	3,200 amps	98,674	Figure AI	8.7	$43.92	1984 / 2025	28'-1"	1	1	100% industrial (manufacturing)
4000 N 1st St.	8,000 amps	115,174	Figure AI	8.7	$43.88	1999 / 2026	33'-1"	1	1	25% open floorplan creative office, 75% industrial
90 Headquarters Dr.	6,500 amps	83,475	Teradyne	15.9	$43.88	1983 / 2026	30'-6"	1	2	10% open floorplan creative office, 90% industrial
Total / W.A.	25,700 amps	491,458		9.6	$44.85	1987 / 2025	26'-0"	10	6
(1)	Based on underwritten rent roll dated September 30, 2026.
(2)	Source: Appraisal and serves as approximates.

In addition to the recent seller repositioning, tenants at the Assembly Property have invested approximately $73.6 million of their own capital and have been allocated approximately $59.4 million of tenant improvement allowances for a total tenant-related capital of approximately $133.0 million.

The table below summarizes the total tenant capital overview at the Assembly Property:

The Assembly Tenant Capital Summary
Building	Tenant	SF	Tenant Investment	Tenant Investment $ PSF	TI Allowance	TI Allowance $ PSF	Total Capital	Total Capital $ PSF
3930 N 1st St.	Logitech	86,243	$9,486,730	$110	$10,349,160	$120	$19,835,890	$230
3940 N 1st St.	Figure AI	61,750	$8,643,283	$140	$6,792,500	$110	$15,435,783	$250
3950 N 1st St.	Figure AI	46,142	$6,458,597	$140	$5,075,620	$110	$11,534,217	$250
3960 N 1st St.	Figure AI	98,674	$13,814,360	$140	$10,854,140	$110	$24,668,500	$250
4000 N 1st St.	Figure AI	115,174	$21,883,060	$190	$13,169,140	$114	$35,052,200	$304
90 Headquarters Dr.	Teradyne	83,475	$13,356,000	$160	$13,154,960	$158	$26,510,960	$318
Total		491,458	$73,642,030	$150	$59,395,520	$121	$133,037,550	$271

Major Tenants.

Figure AI (321,740 square feet; 65.5% of NRA, 64.1% of underwritten base rent): The Assembly Property serves at the global headquarters for Figure AI, an AI robotics company developing autonomous, general-purpose humanoid robots for warehouse, logistics, and manufacturing tasks. Figure AI occupies four out of the six properties at the Assembly Property. Figure AI was founded in 2022 by Brett Adcock, and recently received $1 billion in Series C funding, reflecting a $39 billion valuation. Major investors in Figure AI include NVIDIA, Microsoft and OpenAI. Figure AI has been tenant at the Assembly Property since 2025, has a lease expiration in May 2035, subject to two five-year extension options, and has no termination options.

Logitech (86,243 square feet; 17.5% of NRA, 19.3% of underwritten base rent): Logitech is a global designer and manufacturer of software-enabled hardware and digital solutions for computing, gaming, video collaboration, and content

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

creation. Founded in 1981 in Lausanne, Switzerland, Logitech has established a presence with products sold in nearly every country and a diversified portfolio serving both consumer and enterprise end markets. The company is recognized for its strong market position across computer peripherals, collaboration technology, and gaming accessories, supporting a broad and recurring global customer base. Logitech has been a tenant at the Assembly Property since April 2023, has a lease expiration in November 2033, subject to two five-year extension options, and has no termination options.

Teradyne (83,475 square feet; 17.0% of NRA, 16.6% of underwritten base rent): Teradyne is a leading provider of automated test equipment and industrial automation solutions serving the semiconductor and advanced manufacturing industries. Founded in 1960, Teradyne is a market leader in semiconductor testing and collaborative robotics, supporting a diversified global customer base across the electronics ecosystem. Teradyne has been a tenant at the Assembly Property since September 2026, has a lease expiration in August 2042, is subject to two five-year extension options, and has no termination options.

Environmental. According to the Phase I environmental site assessment dated August 3, 2026, there was no evidence of any recognized environmental conditions at the Assembly Property.

The following table presents certain information relating to the tenants at the Assembly Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Figure AI	NR/NR/NR	321,740	65.5%	$43.91	$14,126,244	64.1%	5/31/2035
Logitech	NR/NR/NR	86,243	17.5%	$49.30	$4,251,546	19.3%	11/30/2033
Teradyne	NR/NR/NR	83,475	17.0%	$43.88	$3,662,716	16.6%	8/31/2042
Occupied Collateral Total / Wtd. Avg.		491,458	100.0%	$44.85	$22,040,506	100.0%

Vacant Space		0	0.0%

Collateral Total		491,458	100.0%

(1)	Based on underwritten rent roll dated September 30, 2026.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through August 2027.

The following table presents certain information relating to the tenant lease expirations at the Assembly Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	1	86,243	17.5%	$4,251,546	19.3%	86,243	17.5%	$4,251,546	19.3%
2034	0	0	0.0%	$0	0.0%	86,243	17.5%	$4,251,546	19.3%
2035	1	321,740	65.5%	$14,126,244	64.1%	407,983	83.0%	$18,377,790	83.4%
2036	0	0	0.0%	$0	0.0%	407,983	83.0%	$18,377,790	83.4%
2037 & Beyond	1	83,475	17.0%	$3,662,716	16.6%	491,458	100.0%	$22,040,506	100.0%
Total	3	491,458	100.00%	$22,040,506	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through August 2027.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

The following table presents certain information relating to the underwritten cash flows of the Assembly Property:

Operating History and Underwritten Net Cash Flows(1)
	2024(2)	2025	5/31/2026 YTD Ann. 2025	Underwritten(3)	Per Square Foot	%(4)
In-Place Base Rent	$3,862,455	$9,243,699	$12,680,944	$22,040,506	$44.85	84.4%
Expense Reimbursements	1,139,129	2,568,509	3,287,285	6,281,297	$12.78	24.0%
Vacancy Factor	0	0	0	(2,204,051)	($4.48)	(8.4%)
Effective Gross Income	$5,001,584	$11,812,208	$15,968,229	$26,117,752	$53.14	100.0%

Real Estate Taxes	$2,556,255	$2,565,916	$1,556,574	$3,334,422	$6.78	12.8%
Insurance	241,870	256,818	245,144	561,045	$1.14	2.1%
Management Fee	127,384	343,959	330,920	783,533	$1.59	3.0%
Utilities	546,685	1,079,834	1,110,703	232,587	$0.47	0.9%
Repairs and Maintenance	231,984	178,860	213,471	1,233,005	$2.51	4.7%
Janitorial	24,243	28,885	45,762	50,680	$0.10	0.2%
Snow and Trash Removal	3,110	11,174	1,445	0	$0.00	0.0%
General and Administrative	216,068	154,582	100,128	393,250	$0.80	1.5%
Marketing	0	3,313	0	0	$0.00	0.0%
Security	398,305	532,132	380,288	369,760	$0.75	1.4%
Total Expenses	$4,345,903	$5,155,472	$3,984,436	$6,958,281	$14.16	26.6%
Net Operating Income(5)	$655,681	$6,656,736	$11,983,793	$19,159,471	$38.98	73.4%
Replacement Reserves	$0	$0	$0	$49,146	$0.10	0.2%
TI/LC	0	0	0	1,228,645	$2.50	4.7%
Net Cash Flow	$655,681	$6,656,736	$11,983,793	$17,881,681	$36.38	68.5%
(1)	Based on the underwritten roll dated September 30, 2026.
(2)	2023 historical cash flows are not available as the Assembly Property was fully renovated beginning in 2023.
(3)	Underwritten Rents in Place includes contractual rent steps through August 2027.
(4)	% column represents percent of Effective Gross Income.
(5)	The increase in 2024, 2025, YTD Ann. 2025 and Underwritten NOI is primarily due to the Assembly Property being fully renovated between 2023 and 2026 as part of a $136 million repositioning by the Assembly Property seller. The Assembly Property was 37.6% leased up until August 2025 and reached stabilization following the repositioning efforts from 2023 to 2026. Figure AI’s (321,740 SF, 65.5% of NRA) lease commenced in August 2025, Logitech’s (86,243 SF, 17.5% of NRA) lease commenced in April 2023 and Teradyne’s (83,475 SF, 17.0% of NRA) leased commenced in September 2026.

The Market. The Assembly Property is located in San Jose, California within the Golden Triangle, one of Silicon Valley’s premier employment and innovation centers. The Golden Triangle is bounded by U.S. Highway 101, Interstate 880 and State Highway 237 and is home to a dense concentration of technology, research and development, and advanced manufacturing users. The Assembly Property benefits from direct access to North First Street, proximity to the VTA Light Rail system, and convenient connectivity to San Jose Mineta International Airport, located approximately three miles south of the campus. The surrounding area is anchored by some of the world’s largest technology companies, including Nvidia, Intel, Applied Materials, Google, Microsoft and Samsung, and also offers abundant retail, hospitality and residential amenities, including the nearby @First mixed-use development. The area is supported by a highly educated workforce, with average household incomes exceeding $240,000 and more than one million employees across the broader San Jose-Sunnyvale-Santa Clara metropolitan area.

The Assembly Property is located within the North San Jose R&D and advanced manufacturing submarket, one of the largest concentrations of flex, R&D and technology-oriented industrial space in Silicon Valley. According to the appraisal, demand for advanced manufacturing and R&D space has increased over the past year, with leasing activity concentrated in modern, power-rich facilities capable of supporting AI, robotics, semiconductor and clean-energy users. Recent leasing activity in the market includes commitments from Electric Hydrogen, WeRide and SI-BONE, highlighting continued demand from technology and engineering-focused occupiers. While overall submarket occupancy declined to 83.4% as of the second quarter of 2026 amid broader economic uncertainty, asking rents increased to approximately $30.18 per square foot NNN and are projected to continue growing over the near term. The appraisal notes that a lack of new speculative development, permitting constraints and limitations on available power infrastructure have restricted competitive supply,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

supporting the long-term outlook for high-quality assets with significant electrical capacity. These market fundamentals are particularly favorable for the Assembly Property, which offers approximately 25,700 amps of power and is leased to tenants operating in robotics, semiconductor testing and technology hardware industries.

According to the appraisal, Silicon Valley is experiencing a resurgence in tenant demand driven by artificial intelligence-related growth, with Santa Clara County capturing an increasing share of regional AI employment and expansion activity. Demand for specialized R&D and advanced manufacturing facilities has increasingly bifurcated in favor of newer, highly improved properties that offer substantial power infrastructure and proximity to talent pools. Within a one-, three- and five-mile radius of the Property, the 2025 population totaled approximately 21,691, 99,331 and 335,609 residents, respectively, while median household incomes were approximately $192,674, $203,470 and $196,563.

The following table presents certain information relating to comparable industrial sales to the Assembly Property:

Summary of Comparable Leases(1)
Property / Location	Year Built / Renovated	Gross Leasable Area (GLA)	Occupancy	Transaction Type	Sale Date	Sales Price	Sales Price per SF
The Assembly	1980-1999 / 2023-2026	491,458(2)	100.0%(2)	Sale	September 2026	$264,925,000	$539
3930, 3940, 3950, 3960 & 4000 North First Street, 90 Headquarters Drive
San Jose, CA
Tesla Advanced Manufacturing Facility	2025 / NAV	267,099	100.0%	Sale	June 2026	$132,300,000	$495
49000 Milmont Drive
Fremont, CA
An R&D Property	1983 / NAV	138,887	100.0%	Sale	September 2025	$51,000,000	$367
47173 & 47266 Benicia Street
Fremont, CA
An R&D Property	1986 / 2022	72,776	100.0%	Sale	June 2025	$27,100,000	$372
401 Whitney Place
Fremont, CA
Intermolecular – R&D Facility	1986 / 2013	146,882	100.0%	Sale	August 2024	$81,750,000	$557
3011 N. 1st Street
San Jose, CA
CPF Northport Loop II, LLC	1996 / 2012	44,256	100.0%	Under Contract	June 2026	$18,800,000	$425
45738-45778 West Northport Loop
Fremont, CA
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll as of September 30, 2026.

The Borrower. The borrower is Preylock Assembly, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Assembly Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Farshid Steve Shokouhi and Brett Michael Lipman. Mr. Shokouhi and Mr. Lipman are president and CEO, respectively, of Preylock, an institutional owner, operator and developer of real estate with over $4 billion in assets under management and 18 million square feet of R&D office and industrial space. Founded in 2015 in Los Angeles, Preylock acquires and manages strategically located best-in-class assets with strong long-term value, focusing on tenant credit, asset positioning and geography.

Property Management. The Assembly Property is managed by Preylock Property Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $17,567,240 for outstanding tenant improvement allowance obligations under the Figure AI lease and the Teradyne lease, (ii) approximately $15,148,113 for free rent and (iii) $1,316,968 for real estate taxes to be applied solely to the county property taxes due and payable in November 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

Tax Escrows – Upon the event of a Cash Trap Event Period (as defined below), on a monthly basis the borrower will be required to escrow an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Escrow – Upon the event of a Cash Trap Event Period, on a monthly basis the borrower will be required to escrow an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of insurance policies upon their expiration; provided, however, that such monthly deposits will be suspended so long as no event of default is continuing and the borrower maintains an acceptable blanket insurance policy.

Replacement Reserve – Upon the event of a Cash Trap Event Period, on a monthly basis the borrower will be required to escrow an amount equal to the lesser of (a) approximately $4,095 or (b) the amount needed to cause the replacement reserve account to equal approximately $98,292.

Rollover Reserve – Upon the event of a Cash Trap Event Period, on a monthly basis the borrower will be required to escrow an amount equal to $40,955 for tenant improvements and leasing commissions.

Free Rent Reserve – The borrower was required at origination to deposit approximately $15,148,113 into an account to cover free rent for certain tenants, which amounts are required to be disbursed to the lockbox account in accordance with a schedule set forth in the Assembly Whole Loan documents, provided no event of default is continuing.

The following table presents the free rent reserve schedule:

Free Rent Reserve Schedule
Building	Tenant	Lease Commencement Date	Lease Expiration Date	Initial Free Rent Period	Remaining Free Rent Period	Total Free Rent
3940 & 3950 N 1st St.	Figure AI	8/1/2025	05/31/2035	12 Months	12 Months	$4,880,915
3960 & 3970 N 1st St.	Figure AI	3/1/2025	05/31/2035	3 Months	3 Months	$1,115,976
4000 N 1st St.	Figure AI	9/1/2026	05/31/2035	12 Months	12 Months	$5,361,369
90 Headquarters Dr.	Teradyne	9/1/2026	08/31/2042	10 Months	9 Months	$3,789,853
						$15,148,113

Unfunded Obligations Reserve – The borrower was required at origination to deposit approximately $17,567,240 for the remaining unpaid tenant improvement allowances owed under the Figure AI lease at the 4000 First Street lease (approximately $13,169,140) and the Teradyne lease (approximately $4,398,100).

Lockbox / Cash Management. The Assembly Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents directly into a lender-controlled lockbox account, and any rents received by the borrower or the property manager are required to be deposited into the lockbox account within three days of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Assembly Whole Loan documents. All excess cash flow is required to be (A) during the continuance of a Cash Trap Event Period, deposited into the excess cash flow subaccount held by the lender as additional collateral security for the loan or (B) if no Cash Trap Event Period has occurred and is then continuing, disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Assembly Whole Loan documents, (ii) the net operating income debt yield is less than 8.50% (provided that no Cash Trap Event Period will exist under this clause (ii) while the borrower satisfies the Collateral Cure Conditions (as defined below) or (iii) the occurrence of a Lease Sweep Period (as defined below).

A Cash Trap Event Period will end, provided no other Cash Trap Event Period is then continuing, with regard to: (a) clause (i) above, upon the cure of such event of default, (b) clause (ii) above, upon the net operating income debt yield being equal to or greater than 8.50% for two consecutive calendar quarters or (c) clause (iii) above, upon the termination of such Lease Sweep Period and provided no other Lease Sweep Period is then continuing. The “Collateral Cure Conditions” will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 1 - The Assembly

satisfied if the borrower deposits cash or delivers a letter of credit in an amount that, if applied to reduce the outstanding principal balance, would cause the debt yield to equal or exceed 8.50%, which collateral will be returned to the borrower (provided no event of default is continuing) once the debt yield (without taking such collateral into account) equals or exceeds 8.50% for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the earliest of the following: (i) the Figure AI tenant (or the tenant under a Replacement Lease (as defined below)), gives notice of its intent to terminate or not renew its lease, (ii) the Figure AI tenant (or the tenant under a Replacement Lease) goes dark in 50% of it leased space for a consecutive period in excess of 60 days without the intent of re-occupying the space, (iii) any material non-monetary or material monetary default of the Figure AI tenant under the Figure AI lease (or the tenant under a Replacement Lease, (iv) the Figure AI tenant, any person guaranteeing the Figure AI tenant’s obligations or the tenant under a Replacement Lease is a debtor in a bankruptcy proceeding that is not dismissed within 90 days of filing or (v) the public announcement by the Figure AI tenant (or the tenant under the Replacement Lease) or any affiliate thereof declares its intention to abandon or discontinue operations at the Assembly Property.

A “Replacement Lease” is any lease occupying (x) in the case of a lease with an investment grade tenant, all or substantially all of the space demised by the Figure AI lease or (y) in the case of a lease with a non-investment grade tenant, 50% or more of the space demised by the Figure AI lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided there is no occurrence of an event of default under the Assembly Whole Loan documents, the borrower will have the right prior to the maturity date to obtain the release of any one or more individual property from the lien so long as the following conditions, among other conditions laid out in the Assembly Whole Loan documents, are satisfied: (i) the borrower partially prepays the Assembly Whole Loan in an amount equal to the sum of (a) 110% of the allocated loan amount for the released property, (b) any interest shortfall and (c) the yield maintenance premium to the extent such prepayment occurs before the open period start date, (ii) the debt yield for the remaining properties is equal to or greater than 12.5%, (iii) the loan-to-value ratio for the remaining properties is no greater than 65.0%, (iv) the DSCR for the remaining properties is greater than or equal to 1.30x and (v) the borrower delivers a REMIC opinion.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

CENTURY
THEATRES
SKY ZONE
DICK'S
VACANT
VACANT
macy's
HOME STORE
jcpenney
URBAN PLANET
HOT TOPIC
AEROPOSTALE
EXPRESS
zumiez
KAY
ZALES
TILLYS
HOLLISTER
windsor
CHAMPS
BARNES & NOBLE
Lids
PACSUN
GameStop
phagans
The Cheesecake Factory
macy's
DAVE & BUSTER'S
REI
xfinity
UPPER LEVEL
Anchor / Major
Anchor / Non-Collateral
Non Anchor / In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

DICK'S
SKY ZONE
TORRID
VICTORIA'S SECRET
H&M
SEPHORA
macy's
VANS
URBAN PLANET
VACANT
JCPenney
ULTA
JCREW
lululemon
macy's
AT&T
BARNES & NOBLE
Panera
sleep number
LOFT
REI
REI
T-Mobile
LOWER LEVEL
Anchor / Major
Anchor / Non-Collateral
Non Anchor / In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Rialto	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$97,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$97,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of IPB:	9.8%	Net Rentable Area (SF):	640,836
Loan Purpose:	Refinance	Location:	Happy Valley, OR
Borrower:	Clackamas Mall L.L.C.	Year Built / Renovated:	1981 / 2007
Borrower Sponsor:	GGP Retail LLC	Occupancy:	94.6%
Interest Rate:	6.96000%	Occupancy Date:	6/30/2026
Note Date:	8/18/2026	4th Most Recent NOI (As of):	$24,376,429 (12/31/2023)
Maturity Date:	9/1/2031	3rd Most Recent NOI (As of):	$23,106,428 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$21,967,426 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(2):	$22,627,246 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$37,042,365
Call Protection(3):	L(25),D(31),O(4)	UW Expenses:	$12,555,435
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$24,486,930
Additional Debt(1):	Yes	UW NCF:	$23,198,850
Additional Debt Balance(1):	$28,000,000	Appraised Value / Per SF:	$248,200,000 / $387
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/6/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$195
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$195
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.4%
Replacement Reserves:	$0	$27,236	$653,664	Maturity Date LTV:	50.4%
TI/LC:	$0	$80,105	$1,922,520	UW NCF DSCR:	2.63x
Outstanding TI/LC:	$3,723,954	$0	$0	UW NOI Debt Yield:	19.6%
Gap Rent Reserve	$967,920	$0	$0
Anchor Tenant Reserve	$0	Springing	$50 PSF(5)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	70.5%	Loan Payoff	$170,607,010	96.3%
Sponsor Equity Contribution	52,254,030	29.5	Upfront Reserves	$4,691,874	2.6
			Closing Costs	1,955,146	1.1
Total Sources	$177,254,030	100.0%	Total Uses	$177,254,030	100.0%
(1)	The Clackamas Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125.0 million (the “Clackamas Town Center Whole Loan”). The financial information in the chart above reflects the Clackamas Town Center Whole Loan.
(2)	The increase from Most Recent NOI to UW NOI of approximately $1.86 million is primarily attributable to (i) seven tenants totaling 27,223 square feet (4.2% of net rentable area) with executed leases (of which four have not yet commenced) contributing approximately $1.7 million of gross annual rent, and (ii) contractual rent steps through August 2027.
(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of October 1, 2026. Defeasance of the Clackamas Town Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 18, 2029. The assumed lockout of 25 payments is based on the expected BBCMS 2026-5C43 securitization closing date in October 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	An amount equal to the product obtained by multiplying $50 by the aggregate amount of gross leasable square footage of the applicable Anchor Tenant space as of the closing date.

The Mortgage Loan. The Clackamas Town Center mortgage loan (the “Clackamas Town Center Mortgage Loan”) is part of a whole loan secured by the borrower’s fee simple interest in a super regional mall property located in Happy Valley, Oregon (the “Clackamas Town Center Property”). The Clackamas Town Center Whole Loan was originated by RREF V – D Direct Lending Investments, LLC on August 18, 2026 and consists of eight pari passu promissory notes. The Clackamas Town Center Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2, Note A-3, Note A-7, and Note A-8 with an aggregate original principal amount of $97,000,000. The Clackamas Town Center Whole Loan has a 5-year term, is interest-only and accrues interest at a rate of 6.96000% per annum. The Clackamas Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 transaction. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

“Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Clackamas Town Center Whole Loan.

Clackamas Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$42,000,000	$42,000,000	BBCMS 2026-5C43	Yes
A-2	$32,000,000	$32,000,000	BBCMS 2026-5C43	No
A-3	$20,000,000	$20,000,000	BBCMS 2026-5C43	No
A-4(1)	$16,000,000	$16,000,000	RREF	No
A-5(1)	$8,000,000	$8,000,000	RREF	No
A-6(1)	$4,000,000	$4,000,000	RREF	No
A-7	$2,000,000	$2,000,000	BBCMS 2026-5C43	No
A-8	$1,000,000	$1,000,000	BBCMS 2026-5C43	No
Whole Loan	$125,000,000	$125,000,000

(1)	Expected to be contributed to one or more future securitizations.

The Property. The Clackamas Town Center Property is comprised of a 640,836 square foot portion of an enclosed two-story super regional mall known as Clackamas Town Center located in Happy Valley, Oregon. Situated on a 99.24-acre site, the Clackamas Town Center Property was built in 1981 and renovated in 2007. The borrower sponsor has invested approximately $16.8 million in capital expenditures, including tenant improvements and leasing costs, since 2019.

The Clackamas Town Center Property is currently anchored by Macy’s, Macy’s Home, JC Penney, Dick’s Sporting Goods and Century Theatres. Of the five anchor tenants, only Century Theatres, who occupies 70,752 square feet, is part of the collateral for the Clackamas Town Center Whole Loan. Macy’s, Macy’s Home, JC Penney and Dick’s Sporting Goods together occupy a total of 655,533 square feet and are not part of the collateral for the Clackamas Town Center Whole Loan. Nordstrom previously occupied a 119,309 square feet space at the Clackamas Town Center Property until June 2020. The former Nordstrom space was acquired in August 2024 by Hyperion Realty Capital and is not part of the collateral for the Clackamas Town Center Whole Loan. A lease is in-place with Sky Zone, an entertainment and trampoline park tenant for the entire lower level in the former Nordstrom space. Sky Zone is expected to open in the fourth quarter of 2026. The Clackamas Town Center Property currently features 123 in-line tenants, 11 food court tenants, 2 outparcel tenants, 16 storage and other tenants. Major in-line tenants at the Clackamas Town Center Property include Dave & Buster’s, Urban Planet, Barnes & Noble Bookseller and REI. The Clackamas Town Center Property offers 6,800 garage and surface parking spaces, resulting in a parking ratio of approximately 4.8 spaces per 1,000 square feet of net rentable area.

As of June 2026, the Clackamas Town Center Property was 94.6% leased by 142 tenants, 152 leases, with a WALTR of 3.5 years and a weighted average base rent of $36.25 per square foot The largest tenant, Century Theatres, makes up 11.0% of the net rentable area and 4.6% of underwritten base rent. The remaining rent roll is granular, with no individual tenant comprising greater than 5.7% of the net rentable area and 6.5% of underwritten base rent. The Clackamas Town Center Property has maintained an average occupancy rate of 95.4% since 2019.

Collective retail sales volumes at the Clackamas Town Center Property reached $204.8 million in the trailing 12-month period ending May 2026. In-line tenants occupying less than 10,000 square feet reported sales of $596 per square foot in the trailing 12-month period ending May 2026. Collective sales for top 25 in-line tenants occupying less than 10,000 square feet who have been open since 2019 have increased by 25.1%, from $615 per square foot in 2019 to $769 per square foot in the trailing 12-month period ending May 2026. Several in-line tenants including Coach, Kay Jewelers, Windsor, Foot Locker, See's Candies, Hollister, Hot Topic, Spencer's Gifts, Joe Kassab Jewelers, and Victoria's Secret increased their sales productivity by double-digit percentage growth from 2019 to trailing twelve-month period ending May 2026. Since January 2025, the borrower sponsor has executed 9 new leases and renewed 22 leases comprising 15.7% of net rentable area and 11.0% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

Major Tenants.

Cinemark (Century Theatres) (70,752 SF, 11.0% of NRA, 4.6% of underwritten base rent). Cinemark is one of the largest movie theater operators in the U.S. Across the U.S. it operates 304 theaters and 4,255 screens. This location has 20 screens and offers Cinemark XD, Real 3D, D-Box motion seats and reclining seats. Century Theatres has been a tenant at Clackamas Town Center Property since December 2007, and the lease was last extended in 2022. Century Theatres has a current lease expiration date in December 2027 with four 5-year renewal options remaining. In connection with the 2022 extension, the tenant’s base rent was reduced. For the trailing 12-month period ending May 31, 2026, Century Theatres reported sales of $390,174 per screen, with an occupancy cost of approximately 18%. Century Theatres is an Anchor Tenant for purposes of the Anchor Tenant Trigger Event described under “Lockbox and Cash Management” below.

Dave & Buster’s (36,470 SF, 5.7% of NRA, 6.5% underwritten base rent). Dave & Buster's is an American restaurant and entertainment chain that combines a full-service restaurant and sports bar with a massive video arcade. As of September 2026, the company operates over 200 locations across the United States, Canada, India, Philippines, and Dominican Republic. Dave & Buster’s has been a tenant at the Clackamas Town Center Property since November 2014 and this is their only outlet in the market. Dave & Buster’s has a current lease expiration date in January 2030 with three 5-year renewal options remaining.

Urban Planet (32,739 SF, 5.1% of NRA, 0.0% of underwritten base rent). Urban Planet is a fast-growing fashion retail chain originating in Canada that offers trendy and affordable clothing, footwear, and accessories. Urban Planet has been a tenant at the Clackamas Town Center Property since September 2025 and back-filled the former Forever 21 space. Urban Planet has a current lease expiration date in September 2028 with no renewal option remaining. Urban Planet pays 16% of sales in lieu of base rent. Because Urban Planet opened in September 2025, its reported sales reflect less than 12 months of operations.

Barnes & Noble (31,951 SF, 5.0% of NRA, 3.1% underwritten base rent). Barnes & Noble, Inc. is the largest retail bookseller in the United States. The company has approximately 600 bookstores across the United States. Barnes & Noble has been a tenant at the Clackamas Town Center Property since May 2006, and the lease was renewed for 10 years in February 2025. Barnes & Noble has a current lease expiration date in January 2035 with no renewal option remaining.

REI (45,106 SF across two leases, 7.0% of NRA, 5.5% of underwritten base rent). REI, a consumer cooperative, is a specialty outdoor retailer. REI operates two stores at the Clackamas Town Center Property. Its traditional store (28,993 SF) has been in occupancy since October 2007, and its lease was renewed in 2022 through February 2033. Its REI Re/Supply store (16,113 SF) opened in 2023 in the former DSW space, with a lease expiring in September 2028. Each lease has two 5-year renewal options.

The following tables present certain information relating to the available tenant sales information at the Clackamas Town Center Property:

Major Tenant Sales
Tenant Name	Owned / Non-Owned	Size (SF)	Lease Expiration	Reported Sales(1)	Sales / SF
Century Theatres(2)	Owned	70,752	12/31/2027	$7,803,484	$390,174
Dave & Buster’s	Owned	36,470	01/31/2030	$7,103,688	$195
Urban Planet	Owned	32,739	09/30/2028	$2,696,267	$82
H&M	Owned	15,726	01/31/2032	$3,479,755	$221
Phagans	Owned	13,177	06/30/2028	$3,221,433	$244
The Cheesecake Factory	Owned	9,032	01/31/2038	$9,161,712	$1,014
(1)	Information obtained from the borrower sponsor. Reported sales shown are for the trailing 12 months ending May 31, 2026.
(2)	Sales for Century Theatres are shown per screen.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center
Sales History(1)
Tenancy Type	2023	2024	2025	TTM May 2026
Total In-Line Tenants < 10,000 SF
Total Sales	$157,270,037	$155,598,567	$158,974,209	$162,941,702
Total SF Reporting	266,180	271,109	270,997	273,194
Sales Per SF	$591	$574	$587	$596
(1)	Information obtained from the borrower sponsor.

The following table presents certain information relating to the tenancy at the Clackamas Town Center Property:

Retail Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(3)	Tenant SF	% of Total SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Term. Option (Y/N)(4)	Renewal Options
Century Theatres	BB/BB-/NR	70,752	11.0%	$1,000,000	4.6%	$14.13	12/31/2027	N	4 x 5 Yr
Dave & Buster’s	NR/NR/NR	36,470	5.7%	$1,418,600	6.5%	$38.90	01/31/2030	N	3 x 5 Yr
Urban Planet(5)	NR/NR/NR	32,739	5.1%	$0	0.0%	$0.00	09/30/2028	N	None
Barnes & Noble Bookseller	NR/NR/NR	31,951	5.0%	$671,773	3.1%	$21.03	01/31/2035	N	None
REI	NR/NR/NR	28,993	4.5%	$826,301	3.8%	$28.50	02/28/2033	N	2 x 5 Yr
REI RE/Supply	NR/NR/NR	16,113	2.5%	$378,656	1.7%	$23.50	09/30/2028	N	2 x 5 Yr
H&M	NR/NR/BBB	15,726	2.5%	$462,187	2.1%	$29.39	01/31/2032	N	2 x 3 Yr
Phagans	NR/NR/NR	13,177	2.1%	$402,030	1.8%	$30.51	06/30/2028	N	1 x 3 Yr
HK Café	NR/NR/NR	11,808	1.8%	$450,000	2.0%	$38.11	07/31/2037	N	1 x 5 Yr
Ulta Beauty	NR/NR/NR	11,109	1.7%	$317,717	1.4%	$28.60	02/28/2030	N	2 x 5 Yr
Subtotal/Wtd. Avg.		268,838	42.0%	$5,927,264	27.0%	$22.05

Other Tenants		337,200	52.6%	$16,041,432	73.0%	$47.57
Total/Wtd. Avg. Occupied Space		606,038	94.6%	$21,968,696	100.0%	$36.25

Vacant Space		34,798	5.4%
Total		640,836	100.0%

(1)	Information is based on the underwritten rent roll dated June 30, 2026 with rent steps taken through August 2027 and includes base rent from seven tenants that executed leases after June 30, 2026 (four of which have not yet commenced).
(2)	The Clackamas Town Center Property is anchored by five tenants. Four of the anchor tenants, Macy’s, Macy’s Home, JC Penney and Dick’s Sporting Goods, are not part of the collateral for the Clackamas Town Center Whole Loan and are not included in the table above.
(3)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(4)	Term. Option (Y/N) does not include co-tenancy provisions.
(5)	Urban Planet pays 16% of sales in lieu of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

The following table presents certain information with respect to the lease rollover at the Clackamas Town Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	21	44,582	7.0%	7.0%	$1,570,641	7.1%	7.1%	$35.23
2027	43	145,614	22.7%	29.7%	$4,409,130	20.1%	27.2%	$30.28
2028	20	117,980	18.4%	48.1%	$3,007,854	13.7%	40.9%	$25.49
2029	11	19,544	3.0%	51.1%	$1,447,103	6.6%	47.5%	$74.04
2030	14	78,405	12.2%	63.4%	$3,411,154	15.5%	63.0%	$43.51
2031	13	27,631	4.3%	67.7%	$1,375,031	6.3%	69.3%	$49.76
2032	6	42,121	6.6%	74.3%	$1,521,720	6.9%	76.2%	$36.13
2033	8	41,967	6.5%	80.8%	$1,601,664	7.3%	83.5%	$38.16
2034	5	12,912	2.0%	82.8%	$829,763	3.8%	87.3%	$64.26
2035	3	37,178	5.8%	88.6%	$1,126,312	5.1%	92.4%	$30.30
2036	5	11,252	1.8%	90.4%	$521,355	2.4%	94.8%	$46.33
2037 & Thereafter	3	26,852	4.2%	94.6%	$1,146,968	5.2%	100.0%	$42.71
Vacant	NAP	34,798	5.4%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	152	640,836	100.0%		$21,968,696	100.0%		$36.25(2)
(1)	Information is based on the underwritten rent roll dated June 30, 2026 with rent steps taken through August 2027 and includes base rent from seven tenants that executed leases after June 30, 2026 (four of which have not yet commenced).
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Clackamas Town Center Property is located in Happy Valley, Oregon, a suburban area in the southeast quadrant of the Portland-Vancouver CBSA. The area surrounding the Clackamas Town Center Property comprises a fairly dense mix of commercial uses along SE 82nd Avenue, as well as along SE Sunnyside Road, with residential uses located predominantly to the east and west. The Clackamas Town Center Property is located on the western border of Happy Valley, west of Interstate 205. This location is about ±10.0 miles southeast of the Portland central business district. The Clackamas Town Center Property acts as a commercial/retail hub for the southeastern portion of the region, anchoring retail and commercial development for this section of the region. As a retail hub, the Clackamas Town Center Property has attracted other area retailers over the years, including a power center across Sunnyside Road (Clackamas Promenade), as well as community centers, and several free-standing restaurants, big-box and fast food users proximate to the Clackamas Town Center Property.

According to the appraisal, the 2025 population within a five-, seven-, and ten-mile radius of the Clackamas Town Center Property was 304,884, 572,912 and 1,029,084, respectively. Additionally, for the same radii, the average household income was $121,755, $121,444 and $121,920, respectively.

According to the appraisal, the Clackamas Town Center Property is located within the East Clackamas retail submarket within the Portland retail market. As of the first quarter of 2026, the East Clackamas retail submarket had an inventory of approximately 4.3 million square feet of retail space with an occupancy rate of 92.7% and an average asking rent of $22.07 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

The following table presents certain information relating to the appraisal’s market rent conclusion for the Clackamas Town Center Property:

Market Rent Summary(1)
	SF	Market Rent PSF	Rent Escalations	Term (Mos.)	Tenant Improvements PSF (New / Renewal)	Leasing Commissions PSF (New / Renewal)
0-1,000 SF Space	15,606	$70.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
1,001-2,000 SF Space	46,061	$40.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
2,001-3,000 SF Space	53,670	$35.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
3,001-5,000 SF Space	93,724	$25.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
5,001-10,000 SF Space	69,948	$20.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
>10,000 SF Space	68,606	$17.50	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Jewelry Space	8,552	$125.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Exterior Space	86,463	$35.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Food Court Space	8,064	$150.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Kiosk Space	160	$400.00	3% per annum	60	$35.00 / $5.00	$6.00 / $3.00
ATM Space	200	$150.00	3% per annum	60	$35.00 / $5.00	$6.00 / $3.00
Outparcel Space	18,661	$35.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Cinema Space	70,752	$16.00	3% per annum	120	$25.00 / $5.00	$3.50 / $1.75
Major Tenants Space	97,414	$27.00	3% per annum	120	$25.00 / $5.00	$3.50 / $1.75
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

The following table presents sales comparables with respect to the Clackamas Town Center Property:

Sales Comparables(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy %	Anchor/Major Tenant	Sale Price	Actual Sale Price PSF	Inline Sales PSF(4)	Capitalization Rate
Clackamas Town Center Happy Valley, OR	1981/2007	640,836	94.6%(2)(3)	Macy’s, Macy’s Home, JC Penney, Dick’s, Century Theatres			$596
Annapolis Mall Annapolis, MD	1980/2026	1,137,789	85.0%	Macy's, Dick's House of Sports (to open in August 2026) and AMC Theatre	$272,000,000	$239.06	$570	9.20%
Victoria Gardens Rancho Cucamonga, CA	2004/NAP	702,823	98.0%	Bass Pro, Macy's Men's, Children's and Home, Macy's, JC Penney and AMC Theatre	$530,000,000	$754.10	$1,150	6.82%
Gateway Mall Lincoln, NE	1960/2025	381,584	95.0%	Dillard's, Gateway East, JC Penney, Dillard's Women's, Dicks Sporting Goods and Round 1	$43,500,000	$114.00	$400	18.16%
The Mall at Johnson City Johnson City, TN	1971/2009	544,659	94.9%	JC Penney, Belk Home Store, Belk for Her, Dick's and HomeGoods	$50,500,000	$92.72	$498	14.58%
Southland Mall Hayward, CA	1964/1985	811,620	85.0%	Macy's, JC Penney's, Hobby Lobby and Round 1	$70,000,000	$86.25	$450	13.84%
Lakewood Center Lakewood, CA	1953/2008	1,049,252	90.0%	Macy's (GL), Costco (GL), JC Penney (GL), Target (GL), Burlington (GL), Home Depot (GL) and Starlight Cinemas	$332,100,000	$316.51	$570	9.00%
Crabtree Valley Mall Raleigh, NC	1973/2010	1,172,441	78.0%	Belk, Macy's and Belk Men's	$290,000,000	$247.35	$951	11.20%
Mt. Shasta Mall Redding, CA	1975/2001	399,538	95.0%	JC Penney, Macy's and Sprouts	$68,143,000	$170.55	$356	13.47%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 30, 2026
(3)	As of June 30, 2026, a total of seven tenants comprising 27,223 square feet of net rentable area (4.2% of the total net rentable area) have executed leases (four of which have not yet commenced).
(4)	In-line tenants occupying less than 10,000 square feet the Clackamas Town Center Property reported sales of $596 per square foot in the trailing 12-month period ending May 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Clackamas Town Center Property of $248,200,000 as of July 6, 2026 and “as-stabilized” value of $275,000,000 as of July 1, 2028.

Environmental. According to the Phase I environmental site assessment dated June 12, 2026, there was no evidence of a recognized environmental condition at the Clackamas Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Clackamas Town Center Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$19,714,018	$20,330,986	$20,796,304	$20,582,400	$21,968,696	$34.28
Gross Up Rents	$0	$0	$0	$0	$1,796,472	$2.80
Percentage Rent	$2,864,503	$2,296,541	$1,724,599	$2,500,575	$2,496,836	$3.90
Recovery Income	$10,330,227	$10,210,122	$10,324,970	$10,252,599	$11,107,911	$17.33
Other Income	$2,949,089	$2,765,019	$2,424,638	$2,588,349	$2,588,349	$4.04
Vacancy and Concessions	($46,539)	($119,422)	($826,371)	($787,570)	($2,915,899)	($4.55)
Effective Gross Income	$35,811,298	$35,483,247	$34,444,140	$35,136,354	$37,042,365	$57.80

Taxes	$4,001,873	$4,955,502	$5,155,677	$5,246,797	$5,246,797	$8.19
Insurance	$273,010	$272,555	$275,011	$269,141	$258,288	$0.40
Other Operating Expenses(2)	$7,159,986	$7,148,762	$7,046,026	$6,993,170	$7,050,350	$11.00
Total Operating Expenses	$11,434,869	$12,376,819	$12,476,714	$12,509,108	$12,555,435	$19.59

Net Operating Income	$24,376,429	$23,106,428	$21,967,426	$22,627,246	$24,486,930	$38.21
Replacement Reserves(3)	$326,826	$326,826	$326,826	$326,826	$326,826	$0.51
TI/LC(3)	$961,254	$961,254	$961,254	$961,254	$961,254	$1.50
Net Cash Flow	$23,088,348	$21,818,348	$20,679,345	$21,339,166	$23,198,850	$36.20

Occupancy (%)(4)	93.5%	93.0%	94.4%	94.6%	92.7%
NOI DSCR(5)	2.76x	2.62x	2.49x	2.57x	2.78x
NCF DSCR(5)	2.62x	2.47x	2.34x	2.42x	2.63x
NOI Debt Yield(5)	19.5%	18.5%	17.6%	18.1%	19.6%
NCF Debt Yield(5)	18.5%	17.5%	16.5%	17.1%	18.6%
(1)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated June 30, 2026, and includes base rent from seven tenants that executed leases after June 30, 2026 (four of which have not yet commenced). Underwritten Gross Potential Rent includes contractual rent steps taken through August 2027. Recovery Income reflects gross up of reimbursements on vacant units at average in place recovery rates.
(2)	Management fee normalized to 3.0% of EGI. The Clackamas Town Center Property’s contractual management fee is subordinate to the Clackamas Town Center Whole Loan, and has been adjusted to a market-level rate of 3.0%.
(3)	TI/LC and Replacement Reserves normalized to underwritten levels for historical comparison of Net Cash Flow.
(4)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy (%) represents underwritten economic occupancy.
(5)	DSCR and Debt Yields are based on the Clackamas Town Center Whole Loan.

The Borrower The borrower is Clackamas Mall L.L.C., a single-purpose Delaware limited liability company with two independent directors.

The Borrower Sponsor. The borrower sponsor is GGP Retail LLC, an affiliate of Brookfield Corporation. The borrower is owned by GGP-TRS L.L.C., which is a 50/50 joint venture between GGP and the Teachers’ Retirement System of the State of Illinois (“ILTRS”), and is also the non-recourse carveout guarantor. General Growth Properties (GGP) is the US real estate platform of Brookfield Corporation (NYSE: BN), operating as an independently branded business focused on the ownership, operation, and redevelopment of retail assets. GGP has a portfolio of 95+ assets across 34 states and over 95 million square feet. GGP is the operating partner and managing member with day-to-day responsibilities. ILTRS is an Illinois public pension and institutional capital partner with assets totaling $76.6 billion as of June 30, 2025.

Property Management. The Clackamas Town Center Property is managed by GGP Services Inc., a Delaware Corporation.

Escrows and Reserves.

Real Estate Taxes – During a Cash Management Period and/or Cash Sweep Period (as defined below) the Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

Insurance Premiums – During a Cash Management Period and/or Cash Sweep Period (as defined below) the Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium.

Excess Cash Flow Reserve – During a Cash Sweep Period (as defined below), but, for the avoidance of doubt, not during a Cash Management Period unless the same exists as a result of an Event of Default or a Bankruptcy Action, the Clackamas Town Center Whole Loan documents require the Borrower to pay to Lender on each Payment Date all excess cash flow, which amounts are required to be deposited with and held in an interest bearing Eligible Account (the “Excess Cash Flow Reserve Fund”) by Cash Management Bank as additional collateral for the Clackamas Town Center Whole Loan.

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into an anchor tenant reserve account to fund tenant improvements, leasing commissions, budgeted construction costs, required landlord work and other costs associated with re-tenanting the applicable Anchor Tenant space or any other space at the Clackamas Town Center Property. Deposits with respect to any individual Anchor Tenant Trigger Event will be suspended once the amount deposited equals $50 per square foot of the applicable Anchor Tenant space, based on its gross leasable area as of the origination date.

Replacement Reserve – The Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $27,236 for replacement reserves with a cap of $653,664.

Rollover Reserve – The Clackamas Town Center Whole Loan documents require an upfront reserve of $3,723,954 to fund outstanding tenant improvement, landlord work, tenant improvement allowance and leasing commission obligations. Additionally, the Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to $80,105 with a cap of $1,922,520 to fund ongoing tenant improvement, landlord work, tenant improvement allowance, and leasing commission obligations.

Gap Rent Reserve – The Clackamas Town Center Whole Loan documents require an upfront deposit of $967,920 to fund outstanding free rent, gap rent, and rent abatements.

Lockbox and Cash Management. The Clackamas Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents and other revenues (other than any non-core income) to be transmitted directly by the tenants at the Clackamas Town Center Property into a lender-controlled lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Clackamas Town Center Whole Loan documents. During the continuance of a Cash Management Period, provided no Event of Default or Cash Sweep Period is continuing, all available cash remaining after the required applications and disbursements will be deposited into the borrower’s operating account.

A “Cash Management Period” will commence upon the occurrence of:

(i)	Debt Yield is less than 11.5%, as of the end of any two consecutive calendar quarters

A “Cash Sweep Period” will commence upon the occurrence of either of the following events:

(i)	Event of Default;
(ii)	Debt Yield is less than 10.5%, as of the end of any two consecutive calendar quarters;
(iii)	Bankruptcy Action of any of Borrower, Guarantor or Manager

A Cash Management Period will end upon the occurrence of the following:

(i)	The date that the Debt Yield is equal to or in excess of 11.5% for two consecutive calendar quarters, provided that no Cash Sweep Period remains in effect pursuant to the occurrence of either an Event of Default or Bankruptcy Action of any of Borrower, Guarantor or Manager

A Cash Sweep Period will end upon the occurrence of the following:

(i)	In the case the Cash Sweep Period is due to the occurrence of an Event of Default, the cure or waiver of such event of default;
(ii)	In the case the Cash Sweep Period is due to the Debt Yield being less than 10.5%, as of the end of any two consecutive calendar quarters, the Debt Yield is equal to or in excess of 10.5% for two consecutive calendar quarters, provided no Cash Sweep Period remains in effect pursuant to the occurrence of either an Event of Default
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

or Bankruptcy Action of any of Borrower, Guarantor or Manager;

(iii)	In the case the Cash Sweep Period is due to any Bankruptcy Action of any of Borrower, Guarantor or Manager, if such Cash Sweep Period is as a result of the filing of an involuntary petition against any of Borrower, Guarantor or Manager with respect to which none of Borrower, Guarantor, Manager or any Affiliate of any of Borrower, Guarantor or Manager, respectively, solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, if (A) the same is discharged, stayed or dismissed within 30 days of such filing; provided that, in Lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially and adversely affect any of Borrower’s, Guarantor’s or Manager’s, respectively, ability to perform its obligations under the Clackamas Town Center Whole Loan documents to which it is a party, or (B) a Replacement Guarantor has satisfied the Replacement Guarantor Conditions in accordance with the terms of the Clackamas Town Center Whole Loan documents, provided that no Cash Sweep Period remains in effect pursuant to the occurrence of an Event of Default or the Debt Yield being less than 10.5%, as of the end of any two consecutive calendar quarters.

An "Anchor Tenant Trigger Event" will commence upon the occurrence of any of the following:

(i)	an Anchor Tenant goes dark;
(ii)	an Anchor Tenant becomes the subject of a bankruptcy action;
(iii)	an Anchor Tenant vacates its premises or has given written notice of or publicly stated its intention to vacate and has not withdrawn such notice within 60 consecutive days following delivery of such notice;
(iv)	an Anchor Tenant terminates, surrenders, or cancels its lease or gives notice of its intent to do so;
(v)	an Anchor Tenant fails to renew its Anchor Lease within the applicable renewal option period.

An Anchor Tenant Trigger Event will be deemed to have ceased upon the occurrence of any of the following:

●	if the parcel occupied by the related Anchor Tenant that triggered the Anchor Tenant Trigger Event is owned by the borrower, (A) Replacement Lease(s) pursuant to which (i) not less than 75% of the space previously occupied by the applicable Anchor Tenant is re-let pursuant to the terms and provisions of the Clackamas Town Center Whole Loan documents and the aggregate annual gross rent under such Replacement Lease(s) is not less than 75% of the annual gross rent under the applicable Anchor Lease, or (ii) not less than 50% of the space previously occupied by the applicable Anchor Tenant is re-let pursuant to the terms and provisions of the Clackamas Town Center Whole Loan documents, and the aggregate annual gross rent under such Replacement Lease(s) is not less than 100% of the annual gross rent under the applicable Anchor Lease;
●	if the parcel occupied by the related Anchor Tenant that triggered the Anchor Tenant Trigger Event is not owned by the borrower, an Officer’s Certificate from Borrower in form and substance reasonably satisfactory to Lender stating that the applicable Anchor Tenant Trigger Event does not result in the violation of co-tenancy requirements in Leases representing more than 15% of the aggregate rent payable under in-line Leases (i.e., non-Anchor Leases) at the Clackamas Town Center Property (or if such violation did occur, such violation has now been cured);
●	with respect to a matter described in clause (i) above, the related Anchor Tenant operates its premises for at least 30 consecutive days;
●	with respect to a matter described in clause (ii) above, (a) if such premises occupied by the Anchor Tenant is then owned by the tenant, the related bankruptcy action is dismissed or the Anchor Tenant has emerged from the related bankruptcy action and (b) if such premises occupied by the Anchor Tenant is then leased by the borrower to the tenant, such lease is accepted and affirmed by the Anchor Tenant in the applicable bankruptcy action or assumed by a replacement Anchor Tenant;
●	with respect to a matter described in clause (iii) the related anchor tenant has reoccupied its premises or rescinded any notice of intent to vacate;
●	with respect to a matter described in clause (iv) above, the related Anchor Tenant rescinds its notice of cancellation, termination, or non-renewal in writing;
●	with respect to a matter described in clause (v) above, the related Anchor Tenant renews or extends its lease.

An “Anchor Tenant” means Macy’s, Macy’s Home Store, JCPenney, Dick’s Sporting Goods, Century Theaters or (i) any replacement Tenant(s) of the foregoing which are subject to Replacement Leases, or (ii) with respect to such Tenants (Macy’s, Macy’s Home Store, JCPenney, Dick’s Sporting Goods, Century Theaters) that are occupying space which is not, as of the Origination Date, (x) owned by Borrower and (y) is not collateral for the Loan, for which not less than 75% of the space previously occupied by the respective Anchor Tenant following the acquisition of such space by borrower (or any of its affiliates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

Letter of Credit. None.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not Permitted.

Partial Release. The borrower is permitted to release (i) one or more parcels (including “air rights” parcels but excluding any Anchor Parcel) or outlots, (ii) one or more Acquired Parcels or Acquired Expansion Parcels (including, without limitation, any Anchor Parcel that is an Acquired Expansion Parcel) or (iii) non-income producing parcels improved by structures that (x) were vacant as of the Origination Date, (y) have been vacant and non-income producing continuously since the Origination Date and for at least three years at the time of such release, and (z) were ascribed no value in the Appraisal delivered to Lender in connection with the closing of the Clackamas Town Center Whole Loan (each a “Release Parcel”) subject to certain conditions, including, among others, that no event of default is continuing, the Release Parcel has been legally subdivided from the remainder of the Clackamas Town Center Property, and the release does not result in a zoning violation or a material diminution in the value of the remaining Clackamas Town Center Property, the loan-to-value ratio immediately after the release (as determined by the lender using only the portion of the remaining Clackamas Town Center Property that constitutes acceptable real estate collateral for a REMIC trust) is not greater than 125% (although the borrower may make a REMIC payment to satisfy this test unless the lender receives an opinion of counsel that the release will not cause the securitization to fail to maintain its REMIC status), with respect to the remaining Clackamas Town Center Property is at least equal to the greater of (x) 19.6% and (y) the Debt Yield for the Clackamas Town Center Property (including the Release Parcel) for the trailing 12 calendar months preceding the most recent calendar quarter prior to the release of the Release Parcel.

Ground Lease. None. The borrower owns the Clackamas Town Center Property in fee simple. However, portions of the Clackamas Town Center Property (an exterior public plaza and a parking structure) are leased by the borrower, as lessor, to the Clackamas County Development Agency, as the duly designated urban renewal agency of Clackamas County, Oregon, as lessee, pursuant to two ground leases dated November 2006, each for a term of 20 years from issuance of the certificate of occupancy for the related improvements, at nominal rent of $1.00 per year. The borrower manages and operates the related premises and is responsible for the related operating expenses, maintenance and taxes. Title to the related improvements remains with the lessee until expiration of the lease term, at which time title vests in the borrower. The lessee has no right of first refusal or option to purchase the related premises.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

111 CONGRESS

Floor	Space
30	Headlands Tech Holdings LLC 4,789 SF 11/2026
29	Enthought 4,789 SF 8/2035
28	Ewell, Brown, Blanke & Knight LLP 4,789 SF 3/2027
27	USA Compression, LP (Subleased to Core Scientific) 7,762 SF 12/2029
26	Vacant 4,660 SF; Vacant 3,105 SF
25	Guidehouse Inc. 5,108 SF 8/2028; Fulcrum Capital Holdings, LLC 2,206 SF 4/2030; Fulcrum Capital Holdings, LLC 322 SF 4/2030
24	USA Compression, LP 11,463 SF 12/2029
23	Bracewell LLP 11,292 SF 3/2029
22	Wells Fargo Bank, N.A. 6,149 SF 1/2030; Day One Pharmaceuticals 2,151 SF 5/2028; Brorby, Crozier, & Dobie P.C. 2,869 SF 12/2031
21	Bracewell LLP 11,358 SF 3/2029; PFM Financial Advisors LLC 4,239 SF 7/2032
20	Fish & Richardson P.C. 15,268 SF 7/2033
19	KPMG LLP 11,015 SF 7/2037; KPMG LLP 3,674 SF 7/2037
18	Dykema Gossett PLLC 10,891 SF 3/2028; CIBC Bancorp USA, Inc 2,591 SF 4/2027; Bayswater Investments, LLC 5,936 SF 9/2034
17	KPMG LLP (Expansion Space) 19,427 SF 7/2037
16	Spencer Fane, LLP 19,317 SF 10/2037
15	Husch Blackwell LLP 14,078 SF 10/2034; Husch Blackwell LLP 1,299 SF 10/2034; Vacant 7,383 SF
14	Husch Blackwell LLP 23,481 SF 10/2034
13	Workrise Technologies Inc. 23,479 SF 7/2028
12	Workrise Technologies Inc. 23,481 SF 7/2028
11	Strattam Capital Management, LLC 1,500 SF 9/2031; Strattam Capital Management, LLC 2,486 SF 9/2031; Vacant 5,536 SF; Wells Fargo Bank, N.A. 13,331 SF 1/2030
10	Vacant 7,013 SF; Peckar & Abramson, P.C. 6,612 SF 4/2027; Ashtrom Renewable Energy Management LLC 883 SF 2/2028; Ashtrom Renewable Energy Management LLC 1,590 SF 2/2028; Vacant 1,206 SF; Vacant 878 SF; Vacant 4,744 SF
9	Workrise Technologies Inc. (Subleased to CS Disco) 23,142 SF 7/2028
8	JMI Services fka JMTX LLC 4,463 SF 10/2027; Baker & Hostetler LLP 12,280 SF 4/2028; Vacant 2,537 SF; Starburst Data 3,443 SF 1/2027
7	Austin Convention and Visitors Bureau 14,216 SF 7/2034; Austin Convention and Visitors Bureau 3,500 SF 7/2034; Colliers International Austin, LLC 5,322 SF 10/2029
6	Workrise Technologies Inc. (Subleased to CS Disco) 23,108 SF 7/2028
5	RGN-Austin III, LLC 11,888 SF 9/2032; Vacant 11,166 SF
4	RGN-Austin III, LLC 23,101 SF 9/2032
3	Wells Fargo Bank, N.A. 22,684 SF 1/2030
2	Fitness Center 8,769 SF
1	Wells Fargo Bank, N.A. 4,268 SF 1/2030; Management Office 1,553 SF; Maintenance & Security Office 574 SF
P	Fareground – Indoor Space 14,372 SF; Fareground – Outdoor Space 1,955 SF

GARAGE
200 E CESAR CHAVEZ

Baylor Scott & White Health 3,945 SF 2/2030	Baylor Scott & White Health 6,072 SF 2/2030	Vacant 3,424 SF

Building | Vacant | 2026 – 2028 | 2029 – 2030 | 2031 – 2032 | 2033+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	8.1%	Net Rentable Area (SF):	519,959
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	CC One Eleven Congress Owner, LP	Year Built / Renovated:	1985 / 2020
Borrower Sponsor:	Canyon Creek Real Estate	Occupancy:	90.1%
Interest Rate:	7.13500%	Occupancy Date:	4/28/2026
Note Date:	7/29/2026	4th Most Recent NOI (As of):	$17,188,540 (12/31/2023)
Maturity Date:	8/11/2031	3rd Most Recent NOI (As of):	$17,863,027 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$19,572,633 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$20,080,999 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	89.8%
Amortization Type:	Interest Only	UW Revenues:	$34,104,143
Call Protection(2):	YM1(26),DorYM1(30),O(4)	UW Expenses:	$12,652,864
Lockbox / Cash Management:	Hard/Springing	UW NOI:	$21,451,279
Additional Debt:	Yes	UW NCF:	$20,047,390
Additional Debt Balance(1):	$56,500,000	Appraised Value / Per SF(4):	$203,000,000 / $390
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/7/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$263
Taxes:	$377,181	$377,181	N/A	Maturity Date Loan / SF:	$263
Insurance:	$23,108	$23,108	N/A	Cut-off Date LTV(4):	67.2%
Replacement Reserves:	$0	$8,666	N/A	Maturity Date LTV(4):	67.2%
TI / LC Reserve:	$0	$108,452	N/A	UW NCF DSCR:	2.03x
Existing TI / LC Reserve:	$9,153,719	$0	N/A	UW NOI Debt Yield:	15.7%
Rent Concession Reserve:	$2,995,914	$0	N/A
Major Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$136,500,000	64.1%	Purchase Price	$198,000,000	93.0%
Sponsor Equity	76,387,341	35.9	Upfront Reserves	12,549,922	5.9
			Closing Costs	2,337,419	1.1
Total Sources	$212,887,341	100.0%	Total Uses	$212,887,341	100.0%
(1)	The 111 Congress Mortgage Loan (as defined below) is part of the 111 Congress Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $136,500,000. The Financial Information presented above are based on the 111 Congress Whole Loan.
(2)	The 111 Congress Whole Loan may be prepaid in full at borrower’s election after the loan origination date (i.e. no lockout period) with the payment of a yield maintenance premium. The 111 Congress Whole Loan is subject to a defeasance lockout period ending on the earliest to occur of (i) September 11, 2029 and (ii) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. Thereafter, at the borrower’s election, the 111 Congress Whole Loan may be defeased or prepaid together with a yield maintenance premium. Voluntary prepayment in full is permitted without penalty during the three months prior to the maturity date. The assumed defeasance lockout period of 26 payments is based on the anticipated closing of the BBCMS 2026-5C43 securitization trust in October 2026, the actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for additional information.
(4)	The Appraised Value of $203,000,000 as of April 7, 2026 represents a hypothetical market value that assumes the exclusion of the Release Parcel (as defined below) and that the outstanding tenant improvement, leasing commission and free rent obligations as of the date of valuation of approximately $13,565,454 are reserved with the lender at loan origination, resulting in a Cut-off Date LTV and Maturity Date LTV of 67.2% and 67.2%, respectively. The appraiser concluded to an “as-is” Appraised Value of $201,100,000 as of April 7, 2026, which results in a Cut-off Date LTV and Maturity Date LTV of 67.9% and 67.9%, respectively.

The Loan. The 111 Congress mortgage loan (the “111 Congress Mortgage Loan”) is part of a whole loan (the “111 Congress Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

$136,500,000 and secured by a first priority mortgage encumbering the borrower’s fee interest in a 519,959 SF Class A office building located in Austin, Texas (the “111 Congress Property”). The 111 Congress Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance and Cut-off Date Balance of $80,000,000. The non-controlling Notes A-2 and A-5 are currently held by Wells Fargo Bank, National Association (“WFB”) and are expected to be contributed to one or more future securitization transactions. Additional non-controlling Notes A-3 and A-4 were contributed by WFB to the BANK5 2026-5YR24 transaction.

The 111 Congress Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 111 Congress Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BBCMS 2026-5C43	Yes
A-2(1)	$10,000,000	$10,000,000	WFB	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR24	No
A-4	$16,500,000	$16,500,000	BANK5 2026-5YR24	No
A-5(1)	$10,000,000	$10,000,000	WFB	No
Total	$136,500,000	$136,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 111 Congress Property is a 519,959 SF, 30-story, Class A office tower situated on a 2.97-acre parcel in the central business district of downtown Austin, Texas, at 111 Congress Avenue and 206 East Cesar Chavez Street. Built in 1985 and renovated in 2020, the 111 Congress Property is located at the intersection of Congress Avenue and Cesar Chavez Street and offers panoramic views of downtown Austin, the Texas State Capitol, Lady Bird Lake and the Texas Hill Country. The 111 Congress Property includes a connected parking garage with tunnel access containing 861 parking spaces (a parking ratio of approximately 1.66 spaces per 1,000 SF). Amenities at the 111 Congress Property include a lobby and plaza, a fitness center, a tenant conference center, structured parking, outdoor patio and green space, and on-site food and beverage offerings anchored by the Fareground food hall and the Ellis cocktail bar. As of April 28, 2026, the 111 Congress Property was 90.1% leased to 36 unique tenants, with a weighted-average remaining lease term of approximately 4.7 years. Cousins Properties, the previous owner, invested approximately $41.0 million (approximately $79.0 PSF) in capital improvements since 2016.

The following table presents certain information relating to the historical and current occupancy of the 111 Congress Property:

Historical and Current Occupancy
Property	12/1/2023	12/1/2024	6/1/2025	Current(1)
111 Congress	79.9%	79.9%	82.7%	90.1%
(1)	Based on the underwritten rent roll dated April 28, 2026.

Major Tenants.

Workrise Technologies Inc. (93,210 SF; 17.9% of NRA; 22.7% of UW Rent). Workrise Technologies, Inc. (d/b/a RigUp) (“RigUp”) is a privately held, technology-enabled workforce and vendor management company headquartered in Austin, Texas that provides a source-to-pay platform serving the energy industry. Founded in 2014, RigUp occupies four suites at the 111 Congress Property, which serves as its headquarters, and has subleased Suites 600 and 900 (46,250 SF) to CS Disco, Inc. (NYSE: LAW), an Austin-based legal technology company. RigUp has a lease expiration of July 31, 2028 and one, five-year renewal option remaining.

Wells Fargo Bank, N.A. (Moody’s/Fitch/S&P: A1/A+/BBB+; 46,432 SF; 8.9% of NRA; 10.3% of UW Rent). Wells Fargo Bank, National Association (“Wells Fargo Bank, N.A.”) is a national banking association and the principal banking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

subsidiary of Wells Fargo & Company (NYSE: WFC), a diversified financial services company. Wells Fargo Bank, N.A. has a lease expiration of January 31, 2030 and one, seven-year renewal option and one, five-year renewal option remaining.

Husch Blackwell LLP (38,858 SF; 7.5% of NRA; 8.5% of UW Rent). Husch Blackwell LLP is an AmLaw 100 national law firm with an industry-focused practice serving clients across sectors including technology, healthcare, energy and financial services. Husch Blackwell LLP has a lease expiration of October 31, 2034 and one, ten-year renewal option remaining. Husch Blackwell LLP has termination options on October 31, 2028, and October 31, 2031, with 12 months' prior notice required for each option.

The following table presents certain information relating to the major tenants at the 111 Congress Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/ Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Renewal Options	Term Option (Y/N)
Major Tenants
Workrise Technologies Inc.(3)	NR/NR/NR	93,210	17.9%	$48.57	$4,527,266	22.7%	7/31/2028	1 x 5 yr	N
Wells Fargo Bank, N.A.	A1/A+/BBB+	46,432	8.9%	$44.28	$2,056,009	10.3%	1/31/2030	Various(4)	N
Husch Blackwell LLP	NR/NR/NR	38,858	7.5%	$43.50	$1,690,323	8.5%	10/31/2034	1 x 10 yr	Y(5)
RGN-Austin III, LLC (Regus)	NR/NR/NR	34,989	6.7%	$45.81	$1,602,846	8.0%	9/30/2032	2 x 5 yr	N
KPMG LLP	NR/NR/NR	34,116	6.6%	$40.00	$1,364,640	6.8%	7/31/2037	2 x 5 yr	Y(6)
Major Tenants Subtotal / Wtd. Avg.		247,605	47.6%	$45.40	$11,241,084	56.3%
Other Tenants(7)		220,702	42.4%	$39.49	$8,716,274	43.7%
Occupied Subtotal / Wtd. Avg.		468,307	90.1%	$42.62	$19,957,359	100.0%
Vacant		51,652	9.9%
Total / Wtd. Avg.		519,959	100.0%

(1)	Based on the underwritten rent roll dated April 28, 2026. UW Base Rent is inclusive of contractual rent steps totaling $440,033 taken through June 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Workrise Technologies Inc. occupies 93,210 SF across four suites at the 111 Congress Property and has subleased 46,250 SF (Suites 600 and 900) to CS Disco, Inc. The Workrise Technologies Inc. lease and the CS Disco, Inc. sublease are coterminous.
(4)	Wells Fargo Bank, N.A. has one, seven-year renewal option and one, five-year renewal option remaining.
(5)	Husch Blackwell LLP has termination options effective (i) October 31, 2028, with respect to either its entire 38,858 SF leased space or solely its 15th floor leased space comprising 15,377 SF and (ii) October 31, 2031, with respect to its entire 38,858 SF of leased space, with 12 months' prior notice required for each option.
(6)	KPMG LLP has (i) a one-time contraction option effective July 31, 2031, with respect to up to 20% of its leased space with written notice on or prior to July 31, 2030 and (ii) a termination option effective July 31, 2033, with respect to its entire 34,116 SF of leased space, with 12 months’ prior notice.
(7)	Other Tenants includes certain indoor and outdoor amenity space and the management, maintenance and security offices.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

The following table presents certain information relating to the lease rollover schedule at the 111 Congress Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	51,652	9.9%	NAP	NAP	51,652	9.9%	NAP	NAP
2026 & MTM	7	32,039	6.2	$220,202	1.1%	83,691	16.1%	$220,202	1.1%
2027	6	21,898	4.2	$987,666	4.9	105,589	20.3%	$1,207,868	6.1%
2028	7	126,113	24.3	$6,018,002	30.2	231,702	44.6%	$7,225,870	36.2%
2029	4	47,197	9.1	$2,095,432	10.5	278,899	53.6%	$9,321,302	46.7%
2030	4	58,977	11.3	$2,603,303	13.0	337,876	65.0%	$11,924,606	59.8%
2031	3	6,855	1.3	$315,912	1.6	344,731	66.3%	$12,240,518	61.3%
2032	3	39,228	7.5	$1,790,560	9.0	383,959	73.8%	$14,031,078	70.3%
2033	1	15,268	2.9	$730,317	3.7	399,227	76.8%	$14,761,395	74.0%
2034	3	62,510	12.0	$2,750,321	13.8	461,737	88.8%	$17,511,717	87.7%
2035	1	4,789	0.9	$221,395	1.1	466,526	89.7%	$17,733,112	88.9%
2036	0	0	0.0	$0	0.0	466,526	89.7%	$17,733,112	88.9%
2037 & Thereafter	2	53,433	10.3	$2,224,247	11.1	519,959	100.0%	$19,957,359	100.0%
Total / Wtd. Avg.	41	519,959	100.0%	$19,957,359	100.0%	519,959	100.0%	$19,957,359	100.0%
(1)	Based on the underwritten rent roll dated April 28, 2026.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 111 Congress Property:

Underwritten Cash Flow
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF	%(2)
Base Rent	$15,871,990	$16,284,342	$17,534,221	$17,811,115	$19,957,359	$38.38	89.3%
Vacant Income	$0	$0	$0	$0	$2,272,688	$4.37	10.2%
Straight Line Rent	$0	$0	$0	$0	$108,381	$0.21	0.5%
Gross Potential Rent(1)	$15,871,990	$16,284,342	$17,534,221	$17,811,115	$22,338,428	$42.96	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	$0	($2,272,688)	($4.37)	(10.2%)
Expense Reimbursements	$9,957,476	$9,865,950	$10,047,928	$10,107,558	$10,705,949	$20.59	47.9%
Net Rental Income	$25,829,466	$26,150,291	$27,582,149	$27,918,673	$30,771,688	$59.18	137.8%
Parking Income	$2,926,093	$3,097,656	$3,275,386	$3,318,067	$3,318,067	$6.38	14.9%
Other Income	$19,985	$5,856	$15,651	$14,388	$14,388	$0.03	0.1%
Effective Gross Income	$28,775,544	$29,253,804	$30,873,185	$31,251,128	$34,104,143	$65.59	152.7%

Real Estate Taxes	$5,267,035	$5,085,075	$4,675,990	$4,542,612	$4,310,642	$8.29	12.6%
Insurance	$144,266	$143,888	$150,267	$145,679	$277,301	$0.53	0.8%
Management Fee	$0	$0	$0	$0	$1,534,686	$2.95	4.5%
Other Operating Expenses	$6,175,704	$6,161,814	$6,474,296	$6,481,838	$6,530,234	$12.56	19.1%
Total Expenses	$11,587,004	$11,390,777	$11,300,553	$11,170,129	$12,652,864	$24.33	37.1%

Net Operating Income	$17,188,540	$17,863,027	$19,572,633	$20,080,999	$21,451,279	$41.26	62.9%
Replacement Reserves	$0	$0	$0	$0	$103,992	$0.20	0.3%
TI/LC	$0	$0	$0	$0	$1,299,898	$2.50	3.8%
Non-Recurring Other Operating Expenses	$1,910,452	$1,451,623	$412,398	$146,942	$0	$0.00	0.0%
Net Cash Flow	$15,278,088	$16,411,403	$19,160,235	$19,934,058	$20,047,390	$38.56	58.8%
(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 28, 2026, inclusive of (i) contractual rent steps totaling $440,033 taken through June 2027 and (ii) straight-line rent of $108,381 for two investment-grade tenants: Baylor Scott & White Health ($15,425), and Wells Fargo Bank, N.A. ($92,956), recognized through the earlier of the maturity date of the 111 Congress Whole Loan or each tenant's lease early termination date.
(2)	% column represents percent of Gross Potential Rent for revenue fields and percent of Effective Gross Income for the remaining fields.

Environmental. According to the Phase I environmental site assessment dated April 17, 2026, there was no evidence of any recognized environmental conditions.

The Market. The 111 Congress Property is located in the central business district of Austin, Texas, within the Austin-Round Rock-San Marcos, TX metropolitan statistical area. The 111 Congress Property occupies a corner at the intersection of Congress Avenue and Cesar Chavez Street, within walking distance of more than 60 restaurants and retailers along the 2nd Street corridor, multiple luxury hotels, and Lady Bird Lake and the Hike & Bike Trail. Primary access to the neighborhood is provided by Interstate 35 and the MoPac Expressway (Loop 1), two major north-south corridors that facilitate regional connectivity throughout the Austin metropolitan area. The 111 Congress Property benefits from close proximity to Austin-Bergstrom International Airport, located approximately nine miles away. The 111 Congress Property benefits from its proximity to several key demand generators within and surrounding downtown Austin, including the Central Business District, the Texas State Capitol, Austin City Hall, and The University of Texas at Austin. Major employers in the area include University of Texas at Austin, H-E-B, Dell Technologies Inc., Tesla, Ascension Seton and St. David’s Healthcare.

According to the appraisal, the 111 Congress Property is located within the CBD submarket of the Austin office market. As of the first quarter of 2026, the appraiser reported a CBD submarket vacancy rate of approximately 20.5% and a metropolitan Austin vacancy rate of approximately 15.9%. The asking rent and inventory for the CBD submarket, according to the appraisal, are $60.34 and 25,195,986 SF respectively. The appraiser concluded to a market rent of $44.00 PSF for the 111 Congress Property, which has maintained an average occupancy of approximately 88% since 2000 per a third-party market research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

According to the appraisal, the 2024 population within a three-, five- and seven-mile radius of the 111 Congress Property was 188,299, 355,597 and 559,952, respectively. The median household income within the same radii, as of 2024, was $90,506, $88,189 and $84,891, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 111 Congress Property:

Market Analysis(1)
Office
Rentable Area	519,959
Market Rent (PSF per Year)	$44.00
Lease Term (Years)	6.5
Lease Type (Reimbursements)	Net
Rent Increase Projection (per Year)	3.00% / Yr
Tenant Improvements (New Tenant) (PSF)	$65.00
Tenant Improvements (Renewal) (PSF)	$35.00
Leasing Commissions (New/Renewal)	6.0% / 6.0%
Free Rent (Months)	6
(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 111 Congress Property:

Comparable Office Leases(1)
Property Name / Address	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
111 Congress 111 Congress Avenue and 206 East Cesar Chavez Street Austin, TX	1985 / 2020	519,959(2)	Workrise Technologies Inc.(2)	93,210(2)	Various	Various	$48.57(2)	NNN(2)
6th and Congress 515 Congress Avenue Austin, TX	1974 / 2024	257,464	Tracker Technologies	19,762	Mar-26	5.6	$46.00	NNN
Procore Tower 221 W. 6th Street Austin, TX	1974 / 2024	389,503	Procore Technologies	130,010	Dec-25	12.1	$39.00	NNN
301 Congress 301 Congress Avenue Austin, TX	1985 / 2016	432,663	Hive Managed Hosting	10,406	May-25	5.5	$44.00	NNN
303 Colorado Street 303 Colorado Street Austin, TX	2015 / NAP	373,334	Adelanto Healthcare	4,030	May-25	5.1	$40.00	NNN
(1)	Source: Appraisal. Certain fields reflect estimates and may be subject to adjustment.
(2)	Based on the underwritten rent roll dated April 28, 2026. Workrise Technologies Inc. occupies 93,210 SF across four suites at the 111 Congress Property and has subleased 46,250 SF (Suites 600 and 900) to CS Disco, Inc. The Workrise Technologies Inc. lease and the CS Disco, Inc. sublease each expire on July 31, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 3 – 111 Congress

The following table presents certain information relating to comparable sales for the 111 Congress Property:

Comparable Office Sales(1)
Property Name / Address	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
111 Congress 111 Congress Avenue and 206 East Cesar Chavez Street Austin, TX	1985 / 2020	519,959(2)	90.1%(2)	Mar-26	$198,000,000	$380.80	8.50%
Cielo Center 1250 S. Capital of Texas Highway Austin, TX	1984 / 2026	270,711	88.0%	Nov-25	$36,500,000	$134.83	11.65%
801 Barton Springs 801 Barton Springs Road Austin, TX	2018 / 2026	89,574	54.0%	Aug-25	$34,500,000	$385.16	7.30%
Block 185 / Sail Tower 601 West 2nd Street Austin, TX	2022 / NAP	803,835	100.0%	Dec-24	$521,800,000	$649.14	6.50%
Barton Oaks Plaza II & III 901 South MoPac Expressway Austin, TX	1998 / NAP	237,455	88.0%	Feb-24	$60,000,000	$252.68	10.04%
Intel Office Campus 1300 South MoPac Expressway Austin, TX	1995 / NAP	438,546	100.0%	Jul-23	$110,939,471	$252.97	7.65%
Heartland Plaza 1717 West 6th Street Austin, TX	1985 / 2004	171,785	91.0%	Feb-23	$83,000,000	$483.16	7.68%
(1)	Source: Appraisal. Certain fields reflect estimates and may be subject to adjustment.
(2)	Based on the underwritten rent roll dated April 28, 2026.

Appraisal. According to the appraisal, as of April 7, 2026, the 111 Congress Property had a “Hypothetical Market Value – Excluding Release Area and As-If Funded” value of $203,000,000 that assumes the exclusion of the Release Parcel and that the outstanding tenant improvement, leasing commission and free rent obligations of approximately $13,565,454 are reserved with the lender, resulting in a Cut-off Date LTV and Maturity Date LTV of 67.2% and 67.2%, respectively. The appraiser concluded to “as-is” Appraised Value is $201,100,000 as of April 7, 2026, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.9% and 67.9%, respectively.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
111 Congress	$203,000,000	8.50%
(1)	Source: Appraisal.

The Borrower. The borrower for the 111 Congress Whole Loan is CC One Eleven Congress Owner, LP, a two-tier single-purpose entity composed of a bankruptcy-remote Delaware limited partnership borrower and with a 0.1% Delaware single member limited liability company with one independent director as its general partner. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 111 Congress Whole Loan.

The Borrower Sponsor. The borrower sponsor is Canyon Creek Real Estate and the non-recourse carveout guarantors are John Mawuli Holt, Benjamin Pike Stephens, Justin Wade Prachyl and Canyon Creek Invitation Fund I, LP.

John Mawuli Holt, Benjamin Pike Stephens, and Justin Wade Prachyl are partners at Canyon Creek Real Estate, a Fort Worth, Texas-based real estate investment firm that acquires and repositions office assets across Texas and the Sunbelt with over 60 years of combined commercial real estate experience and more than $1.0 billion of transactions. The firm is led by John Holt, Ben Stephens, Justin Prachyl and Ron Welborn, who previously served in senior roles at BridgeCap Partners, a Fort Worth–based private equity real estate firm specializing in opportunistic and distressed investments, and Woodside Capital Partners.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 111 Congress

Property Management. The 111 Congress Property is managed by Stream Realty Partners-Austin, L.P., a third-party property manager.

Escrows and Reserves.

Real Estate Taxes – The 111 Congress Whole Loan documents require upfront deposit of $377,181, ongoing monthly reserves of amount equal to 1/12th of the annual estimated taxes (initially estimated monthly tax deposit was $377,181).

Insurance – The 111 Congress Whole Loan documents require an upfront deposit of $23,108 and ongoing monthly reserves of amount equal to 1/12th of the insurance premiums (initially estimated to be $23,108); provided that such monthly deposits are not required so long as the 111 Congress Property is insured under an acceptable blanket policy, no event of default is continuing, and the borrower provides evidence of renewal and timely payment of premiums.

Replacement Reserve – The 111 Congress Whole Loan documents require ongoing monthly reserves of $8,666 for replacements (equal to $0.20 PSF per annum).

TI/LC Reserve – The 111 Congress Whole Loan documents require ongoing monthly reserves of $108,452 for tenant improvements and leasing commissions (equal to $2.50 PSF per annum).

Existing TI/LC Reserve – The 111 Congress Whole Loan documents require an upfront reserve of $9,153,719 for outstanding tenant improvement and leasing commission obligations (including obligations relating to KPMG, Spencer Fane, Bayswater, Strattam Capital and Colliers).

Rent Concession Reserve – The 111 Congress Whole Loan documents require an upfront reserve of $2,995,914 for future rent credits or abatements under existing Leases.

Major Tenant Reserve – During any Cash Trap Event Period (as defined below) triggered solely by a Major Tenant Event Period (as defined below), the 111 Congress Whole Loan documents requires all excess cash flow to be deposited into a springing reserve until the reserve balance reaches the Major Tenant Sweep Cap (as defined below). In lieu of funding the reserve through excess cash flow, the borrower may satisfy this requirement by delivering cash and/or a qualifying letter of credit in an amount equal to the Major Tenant Sweep Cap.

Lockbox / Cash Management. The 111 Congress Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be deposited directly into a lender-controlled lockbox account, and the borrower or property manager is required to deposit any rents otherwise received into such lockbox account within one business day of receipt. Prior to the commencement of a Cash Trap Event Period, all funds in the lockbox account are disbursed to the borrower. During the continuance of a Cash Trap Event Period, funds on deposit in the lockbox account are swept on each business day into a lender-controlled cash management account and applied in accordance with the cash flow waterfall set forth in the 111 Congress Whole Loan documents, with any excess cash flow held by the lender as additional collateral for the 111 Congress Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio falling below 1.45x for a quarter; or
(iii)	subject to borrower’s making a Major Tenant Avoidance Deposit (as defined below), the occurrence of a Major Tenant Event Period.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters; and
●	with regard to clause (iii) above, upon the applicable Major Tenant Event Period Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Major Tenant” means each of Workrise Technologies Inc. and any replacement tenant that enters into a lease for 50.0% or more of the Major Tenant space in accordance with the terms of the 111 Congress Whole Loan documents but expressly excluding any tenant under a direct lease that is the result of a Major Tenant Direct Lease Event (as defined below).

A “Major Tenant Avoidance Deposit” means the borrower’s depositing with the lender cash or a letter of credit in an amount equal to the Major Tenant Sweep Cap.

A “Major Tenant Event Period” means (i) any Major Tenant fails to renew or extend the term of its lease, pursuant to the terms of such Major Tenant’s lease; or (ii) except with respect to the 12th floor, any Major Tenant “goes dark,” vacates or otherwise fails to continuously occupy its entire Major Tenant space or fails to be open for business at the 111 Congress Property during customary hours, or gives notice of its intent to commence any of the foregoing; or (iii) any Major Tenant files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws; or (iv) any Major Tenant terminates or cancels its lease or gives notice of, or commences a legal proceeding asserting, any of the foregoing.

A “Major Tenant Event Period Cure” means (i) the lender has received evidence in form and substance reasonably satisfactory to the lender that the applicable Major Tenant has extended the term of its lease; or (ii) the applicable Major Tenant has resumed its normal business operations in its entire Major Tenant space and is open during customary hours for a period of two consecutive calendar quarters; or (iii) the bankruptcy proceeding or other proceeding under creditors rights laws has been vacated, discharged, dismissed with prejudice or otherwise terminated in a manner reasonably satisfactory to the lender; or (iv) Major Tenant revokes any notification of any termination, cancellation or surrender of such Major Tenant’s lease and delivers to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender; or (v) the occurrence of a Major Tenant Re-Tenanting Event (as defined below).

A “Major Tenant Direct Lease Event” means that the subtenant commonly known as CS Disco, Inc. has entered into a direct lease with the borrower, on market terms not reasonably objectionable to the lender, for any or all of the spaces at the 111 Congress Property currently and commonly known as Suite 600 and Suite 900.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that substantially all of the applicable Major Tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease having a term of at least three years, that each such tenant is in occupancy of its leased premises, is open for business therein and is then paying full, unabated rent pursuant to the terms of its lease (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or a sufficient sum to pay the same has been deposited on reserve with the lender), such evidence to include a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant Sweep Cap” means (i) initially, an amount equal to $11,250,000 and (ii) following the occurrence of a Major Tenant Direct Lease Event or a Major Tenant Re-Tenanting Event, an amount equal to the difference of (x) $11,250,000 and (y) $120.70 per rentable SF of the Major Tenant space subject to such event.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

Partial Release. The borrower is permitted to obtain the release of an approximately 15,000 SF portion of the 111 Congress Property (the “Release Parcel”), currently a non-income-producing surface parking area, for no consideration other than payment of the lender’s related transaction costs in connection with a transfer of the Release Parcel to a borrower affiliate or third party subject to certain conditions, including that no event of default has occurred or is continuing, and satisfaction of customary REMIC requirements. The value of the Release Parcel was excluded from the appraised value of the 111 Congress Property. Anti-poaching provisions are included in the 111 Congress Whole Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,951,843	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	5.6%	Net Rentable Area (Rooms):	513
Loan Purpose:	Refinance	Location:	Hilton Head Island, SC
Borrower:	Columbia Properties Hilton Head, LLC	Year Built / Renovated:	1976, 1985 / 2022-2024
Borrower Sponsor:	Columbia Sussex Corporation	Occupancy / ADR / RevPAR:	48.9% / $246.59 / $120.54
Interest Rate:	6.66400%	Occupancy / ADR / RevPAR Date:	7/31/2026
Note Date:	9/3/2026	4th Most Recent NOI (As of)(3):	$15,531,376 (12/31/2023)
Maturity Date:	9/11/2031	3rd Most Recent NOI (As of)(3):	$10,158,280 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$12,750,142 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$13,204,432 (TTM 7/31/2026)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	48.9% / $246.59 / $120.54
Amortization Type:	Amortizing Balloon	UW Revenues:	$38,137,306
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$24,813,925
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,323,381
Additional Debt(1):	Yes	UW NCF:	$11,797,889
Additional Debt Balance(1):	$23,978,986	Appraised Value / Per Room:	$184,000,000 / $358,674
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/8/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$153,861
Taxes:	$127,992	$127,992	N/A	Maturity Date Loan / Room:	$145,278
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.9%
FF&E Reserves:	$0	$127,124	N/A	Maturity Date LTV:	40.5%
Seasonality Reserve:	$3,890,000	Springing	N/A	UW NCF DSCR:	1.94x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.9%
Replacement Comfort Letter:	$2,500	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$79,000,000	100.0%	Loan Payoff	$73,888,254	93.5%
			Upfront Reserves	4,020,492	5.1
			Return of Equity	772,843	1.0
			Closing Costs	318,410	0.4
Total Sources	$79,000,000	100.0%	Total Uses	$79,000,000	100.0%
(1)	The Hilton Beachfront Resort & Spa Hilton Head Island Mortgage Loan (as defined below) is part of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan (as defined below) evidenced by two pari passu promissory notes with an aggregate original principal balance of $79,000,000. Financial information presented in the chart above is based on the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan.
(2)	Defeasance of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan in whole (but not in part) is permitted at any time after the date that is the earlier to occur of (i) October 11, 2029, and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization trust in October 2026. The actual defeasance lockout period may be longer.
(3)	The decrease in 3rd Most Recent NOI from 4th Most Recent NOI is primarily attributable to the renovation of all 513 guestrooms at the Hilton Beachfront Resort & Spa Hilton Head Island Property and the related conversion of the Hilton Beachfront Resort & Spa Hilton Head Island Property from a Marriott flag to a Hilton flag, which was completed in 2024.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Hilton Beachfront Resort & Spa Hilton Head Island mortgage loan (the “Hilton Beachfront Resort & Spa Hilton Head Island Mortgage Loan”) is part of a whole loan (the “Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate original principal balance of $79,000,000. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is secured by a first priority fee mortgage encumbering a 513-room, full-service oceanfront resort hotel located in Hilton Head Island, South Carolina (the “Hilton Beachfront Resort & Spa Hilton Head Island Property”). The Hilton Beachfront Resort & Spa Hilton Head Island

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $55,000,000. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan accrues interest at a rate of 6.66400% per annum and is an amortizing loan with a 360-month amortization term and a 60-month term to maturity. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan proceeds were used to refinance approximately $73.9 million of existing debt, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The table below identifies the promissory notes that comprise the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan, which will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. The relationship between the holders of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$54,951,843	BBCMS 2026-5C43	Yes
A-2(1)	$24,000,000	$23,978,986	WFB	No
Total	$79,000,000	$78,930,829
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Hilton Beachfront Resort & Spa Hilton Head Island Property is a 513-room, full-service oceanfront resort hotel located at 1 Hotel Circle in Hilton Head Island, South Carolina. Situated on an approximately 13.78-acre oceanfront site with approximately 500 linear feet of beach frontage, the Hilton Beachfront Resort & Spa Hilton Head Island Property consists of a 10-story main tower constructed in 1976 and a five-story south tower completed in 1985, and was most recently renovated between 2022 and 2024. The guestroom configuration consists of 167 standard king rooms, 321 standard queen/queen rooms, six suites and 19 one-bedroom suites, of which 261 rooms offer ocean views. A five-story building height restriction enacted after construction of the main tower limits the ability to replicate the ocean-view room inventory at the Hilton Beachfront Resort & Spa Hilton Head Island Property. The Hilton Beachfront Resort & Spa Hilton Head Island Property is operated under a Hilton franchise agreement that became effective November 21, 2023 and expires March 31, 2044.

Amenities at the Hilton Beachfront Resort & Spa Hilton Head Island Property include approximately 47,415 square feet of indoor and outdoor meeting and event space, five food and beverage outlets, a full-service 10,000 square foot spa, indoor and outdoor swimming pools, a whirlpool, a fitness center, a gift shop, children’s activities, direct beach access and beach rental services. The Hilton Beachfront Resort & Spa Hilton Head Island Property contains 568 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. As of July 31, 2026, the Hilton Beachfront Resort & Spa Hilton Head Island Property had a trailing 12-month occupancy of 48.9%, ADR of $246.59 and RevPAR of $120.54. Total revenue at the Hilton Beachfront Resort & Spa Hilton Head Island Property is comprised of rooms (59.2% of underwritten revenue), food and beverage (26.9% of underwritten revenue) and other income (13.9% of underwritten revenue).

Since 2020, the borrower sponsor has invested approximately $25.4 million ($49,418 per room) at the Hilton Beachfront Resort & Spa Hilton Head Island Property, including an elective 2022 guestroom bathroom and building envelope renovation totaling approximately $13.0 million ($25,271 per room) and a $9.5 million ($18,591 per room) property improvement plan (“PIP”) completed in 2024 in connection with the conversion of the Hilton Beachfront Resort & Spa Hilton Head Island Property from a Marriott to a Hilton flag. The franchise agreement provides for a royalty fee equal to 3.0% of gross rooms revenue in year one, 4.0% in years two and three and 5.0% thereafter, a food and beverage fee equal to 0.0% of gross food and beverage revenue in year one, 1.0% in years two and three and 2.0% thereafter, and a program fee equal to 4.0% of gross rooms revenue. The franchisor has agreed not to open, or permit the opening of, another Hilton-branded hotel within a restricted area on Hilton Head Island through February 28, 2031. In connection with the conversion, the franchisor funded a $5,000,000 development incentive evidenced by a development incentive note from CSC Holdings, LLC, which is forgiven at a rate of $250,000 per year on each anniversary of the March 1, 2024 opening date. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents provide for recourse to the borrower and the guarantor in an amount equal to the unamortized portion of the development incentive, which was $4,500,000 as of the origination date, for the failure to repay such amount to the extent the lender is required to repay it to the franchisor.

The Hilton Beachfront Resort & Spa Hilton Head Island Property is located within the “PD-1” Palmetto Dunes Plantation Planned Development Mixed Use District and is legal conforming as to use and legal non-conforming as to building height

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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and setback, and the borrower maintains law and ordinance insurance coverage. The zoning report identified certain outstanding fire code violations at the Hilton Beachfront Resort & Spa Hilton Head Island Property, and the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents include a post-closing obligation for the borrower to deliver evidence that the related work has been completed together with sign-off from the fire department, as well as loss recourse for the borrower’s failure to cure such violations.

The following table presents certain information relating to the performance of the Hilton Beachfront Resort & Spa Hilton Head Island Property:

Historical Occupancy, ADR, RevPAR
	Hilton Beachfront Resort & Spa Hilton Head Island(1)(2)			Competitive Set(1)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2024	48.3%	$229.25	$110.62	57.0%	$312.47	$178.67	84.7%	73.4%	61.9%
12/31/2025	46.6%	$247.81	$115.60	59.0%	$316.48	$185.88	79.0%	78.3%	62.2%
5/31/2026 TTM	48.4%	$253.76	$122.89	60.0%	$323.18	$193.83	80.7%	78.5%	63.4%
(1)	Source: Appraisal with respect to the 12/31/2024 and 12/31/2025 periods and a third-party hospitality research report with respect to the 5/31/2026 TTM period, unless otherwise indicated.
(2)	The variances between the underwriting, the appraisal and the third-party hospitality research report data with respect to Occupancy, ADR and RevPAR at the Hilton Beachfront Resort & Spa Hilton Head Island Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	The competitive set includes Beach House Hilton Head Island, Omni Hilton Head Oceanfront Resort, Sonesta Resort Hilton Head Island and The Westin Hilton Head Island Resort & Spa and, with respect to the 5/31/2026 TTM period, also includes The Inn & Club at Harbour Town.

The Market. The Hilton Beachfront Resort & Spa Hilton Head Island Property is located on the oceanfront within the Palmetto Dunes resort community on Hilton Head Island, South Carolina. The Hilton Beachfront Resort & Spa Hilton Head Island Property is located less than two miles from Hilton Head Island Airport, approximately 30 miles northeast of Savannah, Georgia and approximately 98 miles south of Charleston, South Carolina, and is accessed from U.S. Highway 278. Hilton Head Island is one of the most established resort destinations in the Southeast, with approximately 12 miles of Atlantic coastline, more than 35 golf courses, 350 tennis courts, marinas and a broad mix of retail and restaurant offerings. Demand at the Hilton Beachfront Resort & Spa Hilton Head Island Property is driven primarily by leisure and tourism, supported by group, meeting and social-event demand during the shoulder seasons. Hilton Head Island attracted approximately 2.8 million visitors in 2024, generating approximately $2.8 billion of economic impact, and tourism supports more than 40,600 jobs, or approximately one-third of employment in Beaufort County. Nearby demand generators include three championship golf courses within Palmetto Dunes, Shelter Cove Marina, Harbour Town, Coligny Beach Park and the RBC Heritage PGA Tour event. According to the appraisal, no directly competitive hotels are proposed or under construction within the Hilton Beachfront Resort & Spa Hilton Head Island Property’s competitive market, no transient beachfront hotel has been developed on Hilton Head Island in the past 30 years and competitive supply has been substantially unchanged over the past 13 years.

The Hilton Beachfront Resort & Spa Hilton Head Island Property’s demand segmentation is estimated to consist of approximately 72.5% transient demand and 27.5% meeting and group demand, which is generally consistent with the demand segmentation of the competitive set. According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Hilton Beachfront Resort & Spa Hilton Head Island Property is approximately 1,148, 11,066 and 31,214, respectively, and the average household income for the same radii is approximately $179,280, $151,580 and $146,187, respectively.

According to a third-party report, the Hilton Beachfront Resort & Spa Hilton Head Island Property is located in the Hilton Head/Beaufort hospitality submarket, which is within the South Carolina Area market. The Hilton Head/Beaufort submarket is comprised of 6,782 rooms in total. As of May 2026, the Hilton Head/Beaufort submarket had a trailing 12-month occupancy, ADR and RevPAR of 58.1%, $209.93 and $122.05, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable sales pertaining to the Hilton Beachfront Resort & Spa Hilton Head Island Property:

Comparable Sales(1)
Property Name	Location	Number of Rooms	Sale Date	Sale Price (Per Room)
Hyatt Regency Savannah	Savannah, GA	351	Jul-2026	$450,142
The Hotel at Avalon – Autograph Collection	Alpharetta, GA	330	Jun-2026	$666,667
The Westin Savannah Harbor Golf Resort & Spa	Savannah, GA	403	Dec-2025	$397,022
The Westin Hilton Head Island Resort & Spa	Hilton Head Island, SC	420	Sep-2025	$478,571
Hilton Daytona Beach Oceanfront	Daytona Beach, FL	744	Sep-2025	$150,538
Hilton Atlanta Airport	Atlanta, GA	510	Mar-2025	$218,235
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Beachfront Resort & Spa Hilton Head Island Property:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	2025	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	55.6%	48.3%	46.6%	48.9%	48.9%
ADR	$266.85	$229.25	$247.81	$246.59	$246.59
RevPAR	$148.24	$110.62	$115.60	$120.54	$120.54

Room Revenue	$27,756,689	$20,770,411	$21,645,843	$22,571,118	$22,571,118	$43,998	59.2%
Food and Beverage Revenue	9,787,699	8,402,388	10,209,229	10,268,464	10,268,464	20,016	26.9%
Other Operated Departments	4,383,812	4,896,187	4,929,122	5,297,724	5,297,724	10,327	13.9%
Total Revenue	$41,928,200	$34,068,986	$36,784,194	$38,137,306	$38,137,306	$74,342	100.0%
Room Expense	$6,079,722	$5,097,476	$4,345,652	$4,639,097	$4,639,097	$9,043	20.6%
Food and Beverage Expense	5,186,943	4,342,599	4,716,365	4,839,258	4,839,258	9,433	47.1%
Other Operated Departments Expense	1,198,988	1,009,787	994,818	1,078,593	1,078,593	2,103	20.4%
Total Departmental Expenses	$12,465,653	$10,449,862	$10,056,835	$10,556,948	$10,556,948	$20,579	27.7%
Total Departmental Profit	$29,462,547	$23,619,124	$26,727,359	$27,580,358	$27,580,358	$53,763	72.3%
Undistributed Expenses	11,133,380	10,465,866	11,023,253	11,582,630	11,622,968	$22,657	30.5%
Gross Operating Profit	$18,329,167	$13,153,258	$15,704,106	$15,997,728	$15,957,390	$31,106	41.8%
Real Estate Taxes	1,465,996	1,471,082	1,513,357	1,483,568	1,513,357	2,950	4.0%
Insurance	1,331,795	1,523,896	1,440,607	1,309,728	1,120,652	2,185	2.9%
Total Other Expenses	$2,797,791	$2,994,978	$2,953,964	$2,793,296	$2,634,008	$5,135	6.9%
Net Operating Income	$15,531,376	$10,158,280	$12,750,142	$13,204,432	$13,323,381	$25,972	34.9%
FF&E	$0	$0	$0	$0	$1,525,492	$2,974	4.0%
Net Cash Flow	$15,531,376	$10,158,280	$12,750,142	$13,204,432	$11,797,889	$22,998	30.9%
(1)	The decrease in 2024 Net Operating Income from 2023 Net Operating Income is primarily attributable to the renovation of all 513 guestrooms at the Hilton Beachfront Resort & Spa Hilton Head Island Property and the related conversion of the Hilton Beachfront Resort & Spa Hilton Head Island Property from a Marriott flag to a Hilton flag, which was completed in 2024.
(2)	TTM is as of July 31, 2026.
(3)	Per Room values are based on 513 rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Operated Departments Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.

Appraisal. According to the appraisal, the Hilton Beachfront Resort & Spa Hilton Head Island Property had an “as-is” appraised value of $184,000,000 as of July 8, 2026, resulting in an appraised value per room of approximately $358,674 and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 42.9% and 40.5%, respectively.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Hilton Beachfront Resort & Spa Hilton Head Island	$184,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated July 24, 2026, there was no evidence of any recognized environmental conditions at the Hilton Beachfront Resort & Spa Hilton Head Island Property. The Phase I environmental site assessment identified asbestos-containing materials and lead-based paint as business environmental risks based on the dates of construction of the improvements, each of which was observed to be in good condition and recommended that suspect asbestos-containing materials be managed under an operations and maintenance program.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower. The borrower for the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is Columbia Properties Hilton Head, LLC, a single-purpose Delaware limited liability company. The borrower is required to have at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan.

The Borrower Sponsor. The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns and manages 50 hospitality assets under major hospitality brands including Marriott, Hilton and Hyatt. The non-recourse carveout guarantor for the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is CSC Holdings, LLC, an affiliate of CSC. The guarantor is required to maintain a minimum net worth of $79.0 million and minimum liquidity of $7.9 million throughout the loan term.

Property Management. The Hilton Beachfront Resort & Spa Hilton Head Island Property is managed by Crestview Management, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement that provides for a management fee equal to 3.0% of total revenue. The property manager manages the borrower sponsor’s owned hotel portfolio of 50 hospitality assets.

Escrows and Reserves. At origination, the borrower deposited (i) $127,992 for real estate taxes, (ii) $3,890,000 into the seasonality reserve and (iii) $2,500 for the replacement comfort letter reserve in connection with any secondary market transaction.

Tax Escrows – The borrower was required at loan origination to deposit $127,992 into a tax reserve account. Additionally, the borrower is required to make monthly deposits in an amount equal to 1/12th of the annual real estate taxes as estimated by the lender, in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, with the initial monthly deposit estimated at $127,992.

Insurance Escrows – The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents require the borrower to make monthly deposits in an amount equal to 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) a blanket policy reasonably satisfactory to the lender is in place and (iii) the borrower provides the lender ongoing evidence of renewal of such policy and paid receipts for the insurance premiums.

FF&E Reserve – The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents require the borrower to make monthly deposits in an amount equal to the then-applicable FF&E reserve monthly deposit, initially $127,124, which is subject to adjustment by the lender. The required monthly deposit must at all times be equal to the greater of (i) the then-existing FF&E reserve monthly deposit and (ii) the greater of (a) 1/12th of 4.0% of the underwritten revenue for the prior fiscal year and (b) the amount required pursuant to the terms of the franchise agreement. FF&E reserve funds are intended to fund capital expenditures related to the maintenance and replacement of furniture, fixtures and equipment at the Hilton Beachfront Resort & Spa Hilton Head Island Property, including any PIP work.

Seasonality Reserve – The borrower was required at loan origination to deposit $3,890,000 into the seasonality reserve account (the “Seasonality Reserve Required Annual Balance”). Funds on deposit in the seasonality reserve must be used to fund all or a portion of the monthly debt service payments occurring in December, January, February, March and April; provided that the insufficiency of the Seasonality Reserve Required Annual Balance available for disbursement does not relieve the borrower from its obligation to make any payments required under the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents. The lender may adjust the Seasonality Reserve Required Annual Balance, and accordingly the required deposit amounts, based on actual operating performance, to an amount sufficient to cover projected debt service shortfalls at a debt service coverage ratio of 1.30x, as determined by the lender based on the prior 12 months of operations.

On each monthly payment date occurring in May, June, July, August and September, the borrower is required to deposit with the lender an amount equal to 1/5 of the Seasonality Reserve Required Annual Balance, initially $778,000, but only to the extent the funds on deposit in the seasonality reserve are less than the Seasonality Reserve Required Annual Balance.

PIP Reserve – The borrower was not required at loan origination to make an upfront PIP reserve deposit. If PIP work is required by the franchisor under the franchise agreement during the loan term and the anticipated cost of such PIP work was not previously reserved for, the borrower is required to deposit with the lender, within 15 days after receipt of notice

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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from the franchisor with respect to such PIP work, cash or a letter of credit equal to 100% of the estimated cost to complete such PIP work, as reasonably determined by the lender. Failure to timely make any such deposit constitutes an event of default.

Replacement Comfort Letter Reserve – The borrower was required at loan origination to deposit $2,500 for the costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters, as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox / Cash Management. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled lockbox account. The borrower is required to (or to cause the property manager to) deposit all revenue generated by the Hilton Beachfront Resort & Spa Hilton Head Island Property into the lender-controlled lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cleared funds in the lockbox account are required to be transferred on each business day to the borrower. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents, and all excess cash flow remaining after such application may be held by the lender in an excess cash flow subaccount as additional collateral for the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan.

“Cash Trap Event Period” means the occurrence of (i) an event of default under the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents or (ii) the debt service coverage ratio (calculated based on a 30-year amortization schedule) falling below 1.25x.

A Cash Trap Event Period will end upon the occurrence of, with respect to (a) clause (i) above, the cure of such event of default and (b) clause (ii) above, the debt service coverage ratio (calculated based on a 30-year amortization schedule) being equal to or greater than 1.25x for one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Guthrie
KINGFISHER COUNTY
LOGAN COUNTY
Edmond
OKLAHOMA COUNTY
Piedmont
CANADIAN COUNTY
OKLAHOMA CITY
Nichols Hills
Jones
El Reno
Yukon
Bethany
Spencer
Nicoma Park
Harrah
Del City
Midwest City
Choctaw
McLoud
Mustang
Will Rogers World Airport
Moore
Tuttle
Norman
GRADY COUNTY
Newcastle
Pink
Blanchard
Goldsby
Noble
CLEVELAND COUNTY
MCCLAIN COUNTY
Chickasha
Slaughterville

Bowling Green
Glasgow
Somerset
KENTUCKY
Williamsburg
VIRGINIA
Oneida
Kingsport
Gallatin
Morristown
NASHVILLE
Cookeville
KNOXVILLE
Franklin
Crossville
Alcoa
Pigeon Forge
Murfreesboro
Gatlinburg
TENNESSEE
Shelbyville
Cleveland
Lawrenceburg
CHATTANOOGA
HUNTSVILLE
Dalton
Trenton
Greenville
Clemson
Decatur
Scottsboro
Calhoun
GEORGIA
ALABAMA
Gainesville
Rome
Canton
Cullman
Gadsden
Marietta
Athens
ATLANTA
Monroe
Decatur
Anniston
BIRMINGHAM
Covington
Carrollton
Newnan
Alabaster

Willis
Navasota
Montgomery
SAN JACINTO COUNTY
Cleveland
GRIMES COUNTY
Conroe
MONTGOMERY COUNTY
LIBERTY COUNTY
Pinehurst
The Woodlands
Prairie View
Waller
Tomball
Spring
Kingwood
Dayton
HARRIS COUNTY
Atascocita
Humble
Cypress
Crosby
WALLER COUNTY
Jersey Village
Mont Belvieu
HOUSTON
Barrett
Brookshire
Katy
Channelview
Cinco Ranch
Baytown
Deer Park
Mission Bend
Bellaire
Orchard
Pasadena
La Porte
Pecan Grove
Sugar Land
Galveston Bay
Richmond
Missouri City
Pearland
Rosenberg
Friendswood
Webster
Seabrook
Sienna Plantation
Manvel
League City
Alvin
Texas City
FORT BEND COUNTY
BRAZORIA COUNTY
GALVESTON COUNTY

GBP Industrial Portfolio		
1	395 S. Industrial Blvd	Trenton, GA
2	2951 S. Council Road	Oklahoma City, OK
3	5050 Westway Park Boulevard	Houston, TX
4	11050 West Little York Rd	Houston, TX
5	16100 Dilliard Drive	Jersey Village, TX
6	2851 S. Council Road	Oklahoma City, OK
7	17681 Telge Road	Cypress, TX
8	1902 S. Houston Ave	Humble, TX
9	12730 Upland Way	Baytown, TX
10	5816 Hamblen Road	Humble, TX
11	12720 Upland Way	Baytown, TX
12	17711 Telge Road	Cypress, TX
13	17715 Telge Road	Cypress, TX
14	1914 S. Houston Ave	Humble, TX
15	8130 Parkside Avenue	Baytown, TX
16	17675 Telge Road	Cypress, TX
17	8220 Parkside Avenue	Baytown, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Rialto; Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	5.1%	Net Rentable Area (SF):	325,838
Loan Purpose:	Refinance	Location(4):	Various, Various
Borrowers:	GBP Westway Houston DE, LLC, GBP CEMX Houston DE, LLC, GBP NOV Oklahoma DE LLC, GBP Small Industrial Portfolio 1 DE, LLC, GBP Small Industrial Portfolio 2 DE, LLC and GBP Integer DE, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	GBP Properties	Occupancy:	98.0%
Interest Rate:	6.75000%	Occupancy Date:	6/29/2026
Note Date:	9/16/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,171,237 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,288,877 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,504,199
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,677,464
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,826,735
Additional Debt:	No	UW NCF:	$4,582,356
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$72,115,000 / $221
Additional Debt Type:	N/A	Appraisal Date(6):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$507,705	$56,412	N/A	Maturity Date Loan / SF:	$153
Insurance:	$77,130	$19,282	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$6,788	N/A	Maturity Date LTV:	69.3%
Rollover Reserve:	$0	$13,577	$325,000	UW NCF DSCR:	1.34x
Deferred Maintenance:	$406,375	$0	N/A	UW NOI Debt Yield:	9.7%
Other(2):	$282,063	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Loan Payoff	$30,542,624	61.1%
			Return of Equity	15,325,690	30.7
			Closing Costs	2,858,412	5.7
			Upfront Reserves	1,273,273	2.5
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Escrows and Reserves” below.
(2)	Other reserves include $282,063 for outstanding landlord obligations.
(3)	See “The Properties” below.
(4)	See “Portfolio Summary” below.
(5)	4th Most Recent NOI and 3rd Most Recent NOI are not available as the portfolio metrics are not representative of performance due to acquisition through 2021 and stabilization through 2023.
(6)	The appraisal dates range from July 15, 2026 through July 20, 2026.

The Loan. The GBP Industrial Portfolio mortgage loan (“GBP Industrial Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is secured by the borrowers’ fee simple interests in a portfolio of 16 industrial properties and one office property, totaling approximately 325,838 square feet across three states (individually, the “5050 Westway Park Drive Property”, the “395 S. Industrial Blvd Property”, the “11050 West Little York Rd Property”, the “16100 Dillard Drive Property”, the “2951 S. Council Road Property”, the “2851 S. Council Road Property”, the “17681 Telge Road Property”, the “17711 Telge Road Property”, the “17715 Telge Road Property”,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the “17675 Telge Road Property”, the “12730 Upland Way Property”, the “12720 Upland Way Property”, the “1902 S. Houston Ave Property”, the “1914 S. Houston Ave Property”, the “5816 Hamblen Road Property”, the “8130 Parkside Avenue Property”, the “8220 Parkside Avenue Property”, or collectively, the “GBP Industrial Portfolio Properties”). The GBP Industrial Portfolio Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.75000% per annum on an Actual/360 basis.

The Properties. The GBP Industrial Portfolio Properties consist of sixteen industrial properties and one office property totaling 325,838 square feet, with fourteen located across the Houston, Texas metropolitan statistical area (“MSA”) (collectively, the “Texas Properties”), two located across the Oklahoma City, Oklahoma MSA (collectively, the “Oklahoma Properties”) and one located in the Chattanooga, TN-GA MSA (the “Georgia Property”). As of rent rolls dated June 29, 2026, all the GBP Industrial Portfolio Properties with the exception of the 8220 Parkside Avenue Property were 100.0% occupied. The 8220 Parkside Avenue Property was fully vacant. Fifteen of the GBP Industrial Portfolio Properties are leased to single tenants.

Oklahoma Properties and Master Lease. The 2951 S. Council Road Property and the 2851 S. Council Road Property (together, 11.0% of ALA) are leased to National Oilwell Varco, L.P. (“NOV”) through June 30, 2029. NOV has subleased the 2951 S. Council Road Property to Downing Wellhead Equipment, LLC under a sublease that is coterminous with the NOV lease, at a rent approximately 12% below NOV’s contract rent. NOV vacated the 2851 S. Council Road Property approximately 18 months prior to origination and continues to pay rent under its lease. The underwritten rent for both properties reflects NOV’s contract rent of $13.01 per square foot. At origination, the guarantor, GBP Multi Property Fund 1, L.P., entered into a 10-year master lease covering both properties at an annual rent of $630,000, increasing to $642,462 on January 1, 2027 (the “Master Lease”). The Master Lease will terminate upon the earliest of (i) repayment of the GBP Industrial Portfolio Mortgage Loan in full, (ii) expiration of its term and (iii) the date on which both properties have been leased to lender-approved third-party tenants at aggregate base rent equal to or greater than the then-applicable Master Lease rent, with a weighted average remaining lease term of at least five years, and each such tenant is in physical occupancy, open for business and paying full contractual rent (without offset, free rent credit or outstanding landlord tenant improvement or leasing commission obligations, unless an equivalent amount has been deposited with the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the GBP Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	SF(2)	Occ. %(2)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)
5050 Westway Park Boulevard	Houston, TX	2009 / NAP	63,550	100.0%	$9,349,344	18.7%	$14,900,000	20.7%
395 S. Industrial Blvd	Trenton, GA	1987 / 2015	60,000	100.0%	7,832,358	15.7%	12,000,000	16.6%
11050 West Little York Rd	Houston, TX	2007 / NAP	22,851	100.0%	3,392,000	6.8%	4,240,000	5.9%
16100 Dillard Drive	Jersey Village, TX	2012 / 2015	21,405	100.0%	5,200,000	10.4%	6,500,000	9.0%
2951 S. Council Road	Oklahoma City, OK	2013 / NAP	33,400	100.0%	3,569,561	7.1%	5,400,000	7.5%
2851 S. Council Road	Oklahoma City, OK	2014 / NAP	15,000	100.0%	1,940,000	3.9%	2,425,000	3.4%
17681 Telge Road	Cypress, TX	2018 / NAP	15,000	100.0%	2,320,215	4.6%	3,510,000	4.9%
17711 Telge Road	Cypress, TX	2018 / NAP	10,000	100.0%	1,236,126	2.5%	1,870,000	2.6%
17715 Telge Road	Cypress, TX	2018 / NAP	10,000	100.0%	2,075,634	4.2%	3,140,000	4.4%
17675 Telge Road	Cypress, TX	2018 / NAP	6,109	100.0%	925,442	1.9%	1,400,000	1.9%
12730 Upland Way	Baytown, TX	2020 / NAP	12,250	100.0%	2,880,000	5.8%	3,600,000	5.0%
12720 Upland Way	Baytown, TX	2020 / NAP	10,500	100.0%	3,076,325	6.2%	4,200,000	5.8%
1902 S. Houston Ave	Humble, TX	2016 / 2020	12,773	100.0%	1,421,214	2.8%	2,150,000	3.0%
1914 S. Houston Ave	Humble, TX	2016 / 2026	8,000	100.0%	1,097,309	2.2%	1,660,000	2.3%
5816 Hamblen Road	Humble, TX	2015 / NAP	12,000	100.0%	1,401,383	2.8%	2,120,000	2.9%
8130 Parkside Avenue	Baytown, TX	2020 / NAP	6,500	100.0%	1,339,854	2.7%	1,800,000	2.5%
8220 Parkside Avenue	Baytown, TX	2020 / NAP	6,500	0.0%	943,236	1.9%	1,200,000	1.7%
Total / Wtd. Avg.			325,838	98.0%	$50,000,000	100.0%	$72,115,000	100.0%
(1)	Information obtained from the appraisals.
(2)	Information based on the underwritten rent rolls dated June 29, 2026.

The 5050 Westway Park Boulevard Property is a 63,550 square foot industrial flex facility located in Houston, Texas, approximately 15 miles from the Houston central business district (“CBD”). The 5050 Westway Park Boulevard Property consists of one, single-story building constructed in 2009. The improvements include approximately 75.0% of the square footage built out as office space, 3 grade level overhead loading doors and 18-foot clear ceiling heights. The site features 325 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 square feet of net rentable area (“NRA”). As of June 29, 2026, the 5050 Westway Park Boulevard Property was 100.0% occupied by three tenants.

The 395 S. Industrial Blvd Property is a 60,000 square foot industrial manufacturing facility located in Trenton, Georgia within the Chattanooga, TN-GA MSA. The 395 S. Industrial Blvd Property consists of one, two-story building constructed in 1987 and renovated in 2015. The improvements include approximately 32.5% of the square footage built out as office space, two grade level overhead loading doors, four dock high overhead loading doors and 12 to 16-foot clear ceiling heights. The site features 153 surface parking spaces, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 395 S. Industrial Blvd Property was 100.0% occupied by one tenant.

The 11050 West Little York Rd Property is a 22,851 square foot industrial manufacturing facility located in Houston, Texas, within the Houston-Pasadena-The Woodlands, TX MSA. The 11050 West Little York Rd Property consists of one, single-story building constructed in 2007. The improvements include approximately 66.0% of the square footage built out as office space, three grade level overhead loading doors and 24-foot clear ceiling heights. The site features 22 surface parking spaces, resulting in a parking ratio of 1.0 space per 1,000 square feet of NRA. As of June 29, 2026, the 11050 West Little York Rd Property was 100.0% occupied by one tenant.

The 16100 Dillard Drive Property is a 21,405 square foot office property located in Jersey Village, Texas, within the Houston-Pasadena-The Woodlands, TX MSA. The 16100 Dillard Drive Property consists of one, two-story building constructed in 2012 and renovated in 2015. The site features 66 surface parking spaces, resulting in a parking ratio of 3.1 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 16100 Dillard Drive Property was 100.0% occupied by one tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The 2951 S. Council Road Property is a 33,400 square foot industrial warehouse/distribution facility located in Oklahoma City, Oklahoma within the Oklahoma City, OK MSA. The 2951 S. Council Road Property consists of one, single-story building constructed in 2013. The improvements include approximately 10.0% of the square footage built out as office space, eight grade level overhead loading doors and 28-foot clear ceiling heights. The site features 39 surface parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 2951 S. Council Road Property was 100.0% occupied by one tenant.

The 2851 S. Council Road Property is a 15,000 square foot industrial warehouse/distribution facility located in Oklahoma City, Oklahoma within the Oklahoma City, OK MSA. The 2851 S. Council Road Property consists of a one story building and a two-story office building constructed in 2014. The improvements include approximately 21.0% of the square footage built out as office space, four grade level overhead loading doors, one dock high overhead loading door and 19-foot clear ceiling heights. The site features 27 surface parking spaces, resulting in a parking ratio of 1.8 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 2851 S. Council Road Property was 100.0% occupied by one tenant.

The 17681 Telge Road Property is a 15,000 square foot industrial flex facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17681 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 61.0% of the square footage built out as office space, three grade level overhead loading doors and 28-foot clear ceiling heights. The site features 10 surface parking spaces, resulting in a parking ratio of 0.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17681 Telge Road Property was 100.0% occupied by one tenant.

The 17711 Telge Road Property is a 10,000 square foot industrial flex facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17711 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 10.0% of the square footage built out as office space, two grade level overhead loading doors and 28-foot clear ceiling heights. The site features 35 surface parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17711 Telge Road Property was 100.0% occupied by one tenant.

The 17715 Telge Road Property is a 10,000 square foot industrial warehouse/distribution facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17715 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 20.0% of the square footage built out as office space, two grade level overhead loading doors and 28-foot clear ceiling heights. The site features 10 surface parking spaces, resulting in a parking ratio of 1.0 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17715 Telge Road Property was 100.0% occupied by one tenant.

The 17675 Telge Road Property is a 6,109 square foot industrial flex facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17675 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 46.0% of the square footage built out as office space, two grade level overhead loading doors and 26-foot clear ceiling heights. The site features 13 surface parking spaces, resulting in a parking ratio of 2.1 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17675 Telge Road Property was 100.0% occupied by one tenant.

The 12730 Upland Way Property is a 12,250 square foot industrial flex facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 12730 Upland Way Property consists of one, single-story building constructed in 2020. The improvements include approximately 78.0% of the square footage built out as office space, three grade level overhead loading doors and 22-foot clear ceiling heights. The site features 21 surface parking spaces, resulting in a parking ratio of 1.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 12730 Upland Way Property was 100.0% occupied by one tenant.

The 12720 Upland Way Property is a 10,500 square foot industrial warehouse/distribution facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 12720 Upland Way Property consists of one, single-story building constructed in 2020. The improvements include approximately 19.0% of the square footage built out as office space, five grade level overhead loading doors and 22-foot clear ceiling heights. The site features 7 surface parking spaces, resulting in a parking ratio of 0.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 12720 Upland Way Property was 100.0% occupied by one tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The 1902 S. Houston Ave Property is a 12,773 square foot industrial flex facility located in Humble, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 1902 S. Houston Ave Property consists of one, single-story building constructed in 2016 and renovated in 2020. The improvements include approximately 21.0% of the square footage built out as office space, two grade level overhead loading doors and 20-foot clear ceiling heights. The site features 8 surface parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 1902 S. Houston Ave Property was 100.0% occupied by one tenant.

The 1914 S. Houston Ave Property is an 8,000 square foot industrial flex facility located in Humble, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 1914 S. Houston Ave Property consists of one, single-story building constructed in 2016 and renovated in 2026. The improvements include approximately 33.0% of the square footage built out as office space, two grade level overhead loading doors and 20-foot clear ceiling heights. The site features 8 surface parking spaces, resulting in a parking ratio of 1.0 space per 1,000 square feet of NRA. As of June 29, 2026, the 1914 S. Houston Ave Property was 100.0% occupied by one tenant.

The 5816 Hamblen Road Property is a 12,000 square foot industrial warehouse/distribution facility located in Humble, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 5816 Hamblen Road Property consists of one, single-story building constructed in 2015. The improvements include approximately 38.0% of the square footage built out as office space, one grade level overhead loading door, two dock high overhead loading doors and 20-foot clear ceiling heights. The site features 19 surface parking spaces, resulting in a parking ratio of 1.6 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 5816 Hamblen Road Property was 100.0% occupied by one tenant.

The 8130 Parkside Avenue Property is a 6,500 square foot industrial warehouse facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 8130 Parkside Avenue Property consists of one, single-story building constructed in 2020. The improvements include approximately 18.5% of the square footage built out as office space, three grade level overhead loading doors and 24-foot clear ceiling heights. The site features 11 surface parking spaces, resulting in a parking ratio of 1.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 8130 Parkside Avenue Property was 100.0% occupied by one tenant.

The 8220 Parkside Avenue Property is a 6,500 square foot industrial warehouse facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 8220 Parkside Avenue Property consists of one, single-story building constructed in 2020. The improvements include approximately 20.8% of the square footage built out as office space, two grade level overhead loading doors and 22-foot clear ceiling heights. The site features 11 surface parking spaces, resulting in a parking ratio of 1.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 8220 Parkside Avenue Property was 100.0% vacant.

The following table presents detailed information with respect to the historical and current occupancy of the GBP Industrial Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2023	2024	2025	Current(2)
Portfolio Total	100.0%	90.0%	97.5%	98.0%
(1)	Historical occupancies are as of December 31 of each respective year and include only the GBP Industrial Portfolio Properties that were owned by the borrower sponsor as of such occupancy date.
(2)	Current occupancy is based on the underwritten rent rolls dated June 29, 2026.

Major Tenants.

Integer (60,000 square feet; 18.4% of portfolio NRA; 17.8% of underwritten rent; rated B by S&P): Integer Holdings Corporation (NYSE: ITGR) is a medical device contract development and manufacturing organization headquartered in Plano, Texas, serving cardiac, vascular and neuromodulation medical device manufacturers. The lease was originally executed by Accellent Inc. d/b/a Lake Region Medical, which Integer acquired in 2015. The tenant uses the 395 S. Industrial Blvd Property to manufacture and develop medical devices, including within ISO Class 8 certified clean rooms, and has installed a mezzanine over the production area that it is required to remove prior to vacating. On August 3, 2026, Integer Holdings Corporation announced a definitive agreement to be acquired by KKR in an all-cash transaction valued at approximately $5.7 billion. The transaction is expected to close by year-end 2026, subject to customary closing conditions, including shareholder approval. We cannot assure you that the tenant’s credit profile or ratings will not change as a result

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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of the transaction. Integer has been in occupancy at the 395 S. Industrial Blvd Property since March 2016 and leases 60,000 square feet through March 31, 2031. The tenant is currently paying $14.88 per square foot on a triple net basis, which escalates by 2% per annum in March of every lease year. The tenant has three 5-year renewal options at the end of the lease term. The tenant has no termination options.

National Oilwell Varco, L.P. (48,400 square feet; 14.9% of portfolio NRA; 12.6% of underwritten rent; rated Baa2/BBB by Moody’s/S&P): NOV (NYSE: NOV) provides equipment and technology to the upstream oil and gas industry. NOV leases both Oklahoma Properties through June 30, 2029. NOV has subleased the 2951 S. Council Road Property (33,400 square feet) to Downing Wellhead Equipment, LLC, which provides wellhead, frac and production equipment and services to upstream oil and gas operators. The prime lease and sublease are coterminous. NOV has vacated the 2851 S. Council Road Property (15,000 square feet) and continues to pay rent under its lease. See “Oklahoma Properties and Master Lease” above.

GoWell International, LLC (27,578 square feet; 8.5% of portfolio NRA; 9.4% of underwritten rent): GoWell International, LLC manufactures cased-hole logging and perforating equipment and downhole tools for the global oil and gas industry. GoWell International, LLC has been in occupancy at the 5050 Westway Park Blvd Property since July 2023 and leases 27,578 square feet through October 31, 2030. The tenant is currently paying $17.14 per square foot on a triple net basis, which escalates by 3.5% per annum. The tenant has one 5-year renewal option at the end of the lease term. The tenant has no termination options.

Cemex Construction (21,405 square feet; 6.6% of portfolio NRA; 10.6% of underwritten rent; parent rated BBB-/BBB- by S&P/Fitch): Cemex Construction is an affiliate of CEMEX, S.A.B. de C.V. (NYSE: CX), a global building materials company. The tenant uses the 16100 Dillard Drive Property for its Houston-area finance and Texas dispatch operations. Cemex Construction has been in occupancy since November 2015 and recently extended its lease through October 30, 2030. The tenant is currently paying $24.75 per square foot on a net basis. The lease is not guaranteed by the rated parent.

The following table presents a summary of the tenants at the GBP Industrial Portfolio Properties:

Top Tenant Summary(1)(4)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(6)	UW Base Rent(6)	% of Total UW Base Rent(6)	Lease Expiration Date	Renewal Options(5)
Integer	NR/B/NR	60,000	18.4%	$14.88	$892,811	17.8%	3/31/2031	3 x 5yr
NOV (Downing Wellhead Equipment)(3)	Baa2/BBB/NR	33,400	10.3	$13.01	434,659	8.7	6/30/2029	None
GoWell International, LLC	NR/NR/NR	27,578	8.5	$17.14	472,676	9.4	10/31/2030	1x 5yr
Agellus Tank Robotics, Inc	NR/NR/NR	22,851	7.0	$11.40	260,501	5.2	5/31/2031	None
Cemex Construction	NR/BBB-/BBB-	21,405	6.6	$24.75	529,776	10.6	10/30/2030	None
Carbo Ceramics, Inc.	NR/NR/NR	19,782	6.1	$14.68	290,350	5.8	4/30/2036	None
Designa Access Corporation	NR/NR/NR	16,190	5.0	$15.68	253,859	5.1	11/30/2028	1 x 5yr
NOV	Baa2/BBB/NR	15,000	4.6	$13.01	195,206	3.9	6/30/2029	1 x 5yr
Undine Operating, LLC	NR/NR/NR	15,000	4.6	$18.00	270,000	5.4	8/31/2027	None
Deutsche Windtechnik, Inc	NR/NR/NR	12,773	3.9	$10.97	140,075	2.8	12/31/2032	None
Ten Largest Tenants		243,979	74.9%	$15.33	$3,739,913	74.6%
Remaining Occupied		75,359	23.1	$16.87	1,271,143	25.4
Total Occupied		319,338	98.0%	$15.69	$5,011,056	100.0%
Vacant Space		6,500	2.0
Collateral Total		325,838	100.0%

(1)	Based on the underwritten rent rolls dated June 29, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	NOV subleases the 2951 S. Council Road Property to Downing Wellhead Equipment, LLC. Ratings shown are those of NOV.
(4)	Only one tenant (TC Boiler – 2% NRA) has an active early termination option.
(5)	Other extension options include: Newsco – (1) 3-yr; Best Roofing Supply – (1) 5-yr; Diva Fam – (1) 3-yr
(6)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent exclude contractual rent steps of $121,245.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents information relating to the tenant lease expirations at the GBP Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,500	2.0%	NAP	NA	P	6,500	2.0%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%		6,500	2.0%	$0	0.0%
2027	2	21,500	6.6	392,028	7.8		28,000	8.6%	$392,028	7.8%
2028	2	28,190	8.7	387,779	7.7		56,190	17.2%	$779,807	15.6%
2029	5	72,509	22.3	1,022,683	20.4		128,699	39.5%	$1,802,489	36.0%
2030	3	59,483	18.3	1,267,302	25.3		188,182	57.8%	$3,069,792	61.3%
2031	3	92,851	28.5	1,273,312	25.4		281,033	86.2%	$4,343,104	86.7%
2032	1	12,773	3.9	140,075	2.8		293,806	90.2%	$4,483,179	89.5%
2033	0	0	0.0	0	0.0		293,806	90.2%	$4,483,179	89.5%
2034	0	0	0.0	0	0.0		293,806	90.2%	$4,483,179	89.5%
2035	0	0	0.0	0	0.0		293,806	90.2%	$4,483,179	89.5%
2036	2	32,032	9.8	527,878	10.5		325,838	100.0%	$5,011,056	100.0%
2037 & Beyond	0	0	0.0	0	0.0		325,838	100.0%	$5,011,056	100.0%
Total	18	325,838	100.0%	$5,011,056	100.0%
(1)	Based on the underwritten rent rolls dated June 29, 2026.

Environmental. According to the Phase I environmental reports dated July 20, 2026, there was no evidence of any recognized environmental conditions at the GBP Industrial Portfolio Properties. The Phase I environmental reports recommended an asbestos-containing materials operations and maintenance plan at the 395 S. Industrial Blvd Property, as well as certain minor housekeeping items at other GBP Industrial Portfolio Properties.

Appraisal. According to the appraisals, the GBP Industrial Portfolio Properties had an aggregate “as-is” appraised value of $72,115,000 as of dates ranging from July 15, 2026 through July 20, 2026, reflecting capitalization rates ranging from 6.00% to 7.50%. The portfolio appraisal concluded that a portfolio premium to the aggregate value is not probable. The appraisals also concluded to an aggregate “go dark” value of $44,500,000 for the GBP Industrial Portfolio Properties other than the 5050 Westway Park Blvd Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the GBP Industrial Portfolio Properties:

	2025	TTM 5/31/2026	Underwritten	Per SF	%(1)
In Place Rent	$4,469,972	$4,563,918	$5,011,056	$15.38	73.2%
Contractual Rent Steps	0	0	121,245	$0.37	1.8
Vacancy Gross Up	0	0	93,600	$0.29	1.4
Total Reimbursements	1,437,406	1,410,139	1,620,624	$4.97	23.7
Gross Potential Income	$5,907,378	$5,974,058	$6,846,525	$21.01	100.0%
Other Income	7,481	40,284	0	$0.00	0.0
Vacancy / Credit Loss	0	0	(342,326)	$1.05	5.0
Effective Gross Income	$5,914,859	$6,014,342	$6,504,199	$19.96	95.0%
Total Expenses	$1,743,622	$1,725,464	$1,677,464	$5.15	25.8%
Net Operating Income(2)	$4,171,237	$4,288,877	$4,826,735	$14.81	74.2%
Capital Expenditures	32,584	32,584	81,460	$0.25	1.3
TI/LC	42,359	65,168	162,919	$0.50	2.5
Net Cash Flow	$4,096,295	$4,191,126	$4,582,356	$14.06	70.5%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributable to (i) recent leases executed at the 11050 West Little York Rd Property, the 1914 S. Houston Ave Property and the 17675 Telge Road Property, (ii) contractual rent steps of $121,245, (iii) vacancy gross up of $93,600 for the vacant 8220 Parkside Avenue Property, based on the appraisal’s market rent of $14.40 per square foot, and (iv) higher underwritten reimbursements.

The Markets. The GBP Industrial Portfolio Properties are comprised of sixteen industrial properties and one office property, with fourteen properties located in the Houston-Pasadena-The Woodlands, Texas MSA, two properties located in the Oklahoma City, Oklahoma MSA and one property located in the Chattanooga, Tennessee-Georgia MSA.

Texas Properties

Twelve of the Texas Properties are located in the Houston warehouse market (logistics), spread across three separate submarkets. According to a third-party market research report, as of the first quarter of 2026, the Houston warehouse market (logistics) was comprised of approximately 672.2 million square feet of industrial space with a market occupancy of 92.1% and asking rents of $8.86 per square foot. One of the Texas Properties is located in the Houston warehouse market (flex). According to a third-party market research report, as of the first quarter of 2026, the Houston warehouse market (flex) was comprised of approximately 61.1 million square feet of industrial space with a market occupancy of 89.2% and asking rents of $13.29 per square foot. One of the Texas Properties is located in the Houston office market. According to a third-party market research report, as of the first quarter of 2026, the Houston office market was comprised of approximately 355.1 million square feet of office space with a market occupancy of 80.1% and asking rents of $29.77 per square foot.

Oklahoma Properties

The Oklahoma Properties are located in the Oklahoma City warehouse market. According to a third-party market research report, as of the first quarter of 2026, the Oklahoma City warehouse market was comprised of approximately 156.7 million square feet of industrial space with a market occupancy of 92.9% and asking rents of $8.44 per square foot.

Georgia Property

The Georgia Property is located in the Chattanooga - Tennessee warehouse market. According to a third-party market research report, as of the first quarter of 2026, the Chattanooga - Tennessee warehouse market was comprised of approximately 72.0 million square feet of industrial space with a market occupancy of 96.4% and asking rents of $8.81 per square foot.

The Borrowers. The borrowers are GBP Westway Houston DE, LLC, GBP CEMX Houston DE, LLC, GBP NOV Oklahoma DE LLC, GBP Small Industrial Portfolio 1 DE, LLC, GBP Small Industrial Portfolio 2 DE, LLC and GBP Integer DE, LLC,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the GBP Industrial Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is GBP Properties, a real estate investment firm focused on industrial and office assets in the United States and Mexico. Founded in 1990, GBP Properties has since acquired or developed more than $500 million in real estate assets, operating from offices in Monterrey, San Antonio, Dallas, and Houston. GBP Multi Property Fund 1, L.P. is the non-recourse carveout guarantor. The GBP Industrial Portfolio Mortgage Loan is structured with a principal recourse guaranty from the guarantor equal to 5.0% of the original principal balance ($2,500,000), maintained throughout loan term.

Property Management. The GBP Industrial Portfolio Properties are managed by Besser Property Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the GBP Industrial Portfolio Mortgage Loan, the borrowers deposited into escrow (i) approximately $507,705 for real estate taxes, (ii) approximately $77,130 for insurance premiums, (iii) approximately $406,375 for deferred maintenance and (iv) approximately $282,063 for landlord obligations.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $56,412.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance payments, which currently equates to approximately $19,282.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $6,788.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $13,577 with a cap of $325,000. If the balance of the rollover reserve falls below $325,000, the borrowers are required to replenish the rollover reserve to $325,000 within two business days.

Lockbox / Cash Management. The GBP Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the GBP Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents, revenue or other charges received by the borrowers or the property manager related to the GBP Industrial Portfolio Properties to be deposited into such lockbox account within one business day of receipt. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the GBP Industrial Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period as a result of any event other than a Critical Tenant Trigger Event, provided no Event of Default is continuing, all available cash remaining after the required applications and disbursements will be deposited into a lender-controlled subaccount. During the continuance of a Cash Management Period as a result of a Critical Tenant Trigger Event, provided no Event of Default is continuing, all excess cash remaining after the required applications and disbursements will be held in a Critical Tenant TI/LC Account.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an Event of Default, (ii) without waiving any Event of Default or the assessment of late charges arising therefrom, Borrower’s second failure in any consecutive 12-month period to pay a Monthly Debt Service Payment Amount on a Payment Date, (iii) Bankruptcy Action of any of Borrower, Guarantor, Manager or Sponsor, (iv) the date on which the debt service coverage ratio (“DSCR”) based on net operating income for the immediately preceding trailing 12-month period, as determined by the lender from time to time, is less than 1.25x, (v) a Critical Tenant Trigger Event, or (vi) a default occurs under the Management Agreement.

A Cash Management Period will end upon (i) with respect to clause (i) above, the lender’s written acceptance of a cure of the related Event of Default (in its sole discretion), provided the lender has not accelerated the loan, moved to appoint a receiver or commenced a foreclosure action; (ii) with respect to clause (ii) above, the timely payment of the Monthly Debt Service Payment Amount on 12 consecutive Payment Dates; (iii) with respect to clause (iii) above, (a) in the case of an involuntary Bankruptcy Action of Borrower, Guarantor or Sponsor not solicited or consented to by Borrower, Guarantor, Sponsor or their affiliates, the same being discharged, stayed or dismissed within 30 days of filing, provided that in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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lender’s reasonable opinion it does not materially and adversely affect the related party’s ability to perform under the loan documents or materially increase its monetary obligations, or (b) in the case of a Bankruptcy Action of Manager, the replacement of Manager with a new manager acceptable to the lender (or, for an unsolicited involuntary filing against Manager, the same being discharged, stayed or dismissed within 30 days of filing); (iv) with respect to clause (iv) above, the DSCR (calculated on net operating income) being greater than 1.25x for two consecutive calendar quarters; (v) with respect to clause (v) above, the occurrence of the applicable Critical Tenant Trigger Event Cure (as defined below); or (vi) with respect to clause (vi) above, the replacement of Manager with a new manager acceptable to the lender; provided that, in each case, (x) no other Cash Management Period trigger remains outstanding, (y) Borrower has notified the lender in writing of its election to cure, and (z) Borrower has paid all of the lender’s costs and expenses incurred in connection with such cure.

A “Critical Tenant Trigger Event” means the occurrence of any of the following with respect to any Critical Tenant Lease: (i) the related Critical Tenant gives notice of its intention to not extend or renew its lease, (ii) on or prior to 12 calendar months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease, (iii) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice, (iv) an event of default occurs under such Critical Tenant Lease, (v) a Bankruptcy Action of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs, or (vi) the related Critical Tenant discontinues its normal business operations in any portion of its leased premises (including by subleasing all or substantially all of its demised premises), other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” means (a) in the event of a Critical Tenant Trigger Event described in clause (i), (ii) or (iii) of the definition thereof with respect to a Critical Tenant Lease, the date that (1) a Critical Tenant Lease Extension is duly executed and delivered by Borrower and the related Critical Tenant for the all of the related Critical Tenant Space and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by Lender has been deposited into the Critical Tenant TI/LC Account, or (2) a Critical Tenant Space Re-tenanting Event has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iv) of the definition thereof, a cure of the applicable event of default under the related Critical Tenant Lease as determined by Lender, (c) in the event of a Critical Tenant Trigger Event described in clause (v) of the definition thereof relating to a Bankruptcy Action of a Critical Tenant, the Critical Tenant, or the guarantor of the Critical Tenant Lease (as applicable), is no longer be subject to a Bankruptcy Action and the Critical Tenant has affirmed the related Critical Tenant Lease in the applicable bankruptcy proceeding, provided that Critical Tenant is actually paying all rents and other amounts due under its lease, or (d) in the event of a Critical Tenant Trigger Event described in clause (vi) of the definition thereof, the related Critical Tenant re-commences its normal business operations in the entirety of its leased premises or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Lease” means (i) lease, made as of the 16th day of June, 2015, by and between ET Trenton, LLC a Missouri limited liability company as landlord, and Accellent Inc., a Maryland corporation, d/b/a Lake Region Medical as tenant covering the premises located at the 395 S. Industrial Blvd Property, and (ii) any Lease entered into pursuant to which a Critical Tenant leases Critical Tenant Space.

A “Critical Tenant” means each of Accellent Inc., a Maryland corporation, d/b/a Lake Region Medical and any future Tenant that occupies 15% or greater of the aggregate net rentable area at the GBP Industrial Portfolio Properties.

A “Critical Tenant Space Re-tenanting Event” means, with respect to a Critical Tenant Lease, the date upon which all of the following conditions have been satisfied with respect to such Lease: (i) the related Critical Tenant Space have been leased to one or more replacement tenants for a term of at least ten years and otherwise on terms and conditions reasonably acceptable to Lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space have been paid in full, and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant Space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. At any time (a) after the date that is two years after the closing date of the last GBP Industrial Portfolio note to be securitized and (b) before July 6, 2031, the borrowers may defease a portion of the GBP Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 5 – GBP Industrial Portfolio

Mortgage Loan and obtain the release of one or more individual GBP Industrial Portfolio Properties upon the satisfaction of certain conditions, including, among others: (i) no Event of Default is continuing, (ii) the borrowers partially defease the GBP Industrial Portfolio Mortgage Loan in an amount equal to the Partial Release Price (as defined below), and (iii) the loan-to-value ratio for the remaining GBP Industrial Portfolio Properties following such release is no greater than the lesser of (x) 70.0% and (y) the loan-to-value ratio immediately preceding such release.

Partial Release Price. The “Partial Release Price” means, with respect to any individual GBP Industrial Portfolio Property to be released, the greatest of (i) the applicable net sale proceeds percentage (as described below) of the net sale proceeds for such property (provided that this clause (i) does not apply to any Partial Release Excluded Property), (ii) 115% of the allocated loan amount for such property and (iii) the amount that, when applied to reduce the outstanding principal balance, results in a debt yield for the remaining GBP Industrial Portfolio Properties following such release equal to the greater of (x) the debt yield immediately prior to such release and (y) 10.0% (or, following the release of all four Partial Release Excluded Properties, 11.0%). The net sale proceeds percentage is (A) prior to and including the release of two Partial Release Excluded Properties, 100%, (B) following the release of two Partial Release Excluded Properties and through and including the release of all four Partial Release Excluded Properties, 90% for releases not exceeding 20% (determined by allocated loan amount) of the remaining GBP Industrial Portfolio Properties and 100% thereafter, and (C) for the release of all four Partial Release Excluded Properties, 80%

“Partial Release Excluded Properties” means the 16100 Dillard Drive Property, 11050 West Little York Rd Property, 12730 Upland Way Property and the 2851 S. Council Road Property.

Ground Lease. None

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,959,976	Property Type – Subtype:	Mixed Use – Office/Retail
% of IPB:	5.0%	Net Rentable Area (SF):	139,078
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	20 West 47 Street Associates II LLC	Year Built / Renovated:	1924 / 2013
Borrower Sponsor:	Yosef Elishayev	Occupancy:	100.0%
Interest Rate:	7.12000%	Occupancy Date:	7/1/2026
Note Date:	9/2/2026	4th Most Recent NOI (As of):	$6,461,997 (12/31/2023)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$6,971,475 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$7,153,698 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$7,112,184 (TTM 6/30/2026)
Original Amortization Term:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,307,710
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$4,575,961
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$7,731,749
Additional Debt(1):	Yes	UW NCF:	$7,331,033
Additional Debt Balance(1):	$19,884,070	Appraised Value / Per SF:	$114,000,000 / $820
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/15/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$502
Taxes:	$455,797	$227,899	N/A	Maturity Date Loan / SF:	$477
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.3%
Replacement Reserves:	$0	$2,318	N/A	Maturity Date LTV:	58.2%
				UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$69,900,000	99.9%	Loan Payoff	$68,007,366	97.2%
Equity Contribution	63,713	0.1	Closing Costs	1,500,550	2.1
			Upfront Reserves	455,797	0.7
Total Sources	$69,963,713	100.0%	Total Uses	$69,963,713	100.0%
(1)	The 20 West 47th Street Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $69,844,047 (the “20 West 47th Street Whole Loan”). The Financial Information in the chart above reflects the 20 West 47th Street Whole Loan.
(2)	Defeasance of the 20 West 47th Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 20 West 47th Street Whole Loan to be securitized and (b) September 2, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization in October 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The 20 West 47th Street mortgage loan (the “20 West 47th Street Mortgage Loan”) is part of the 20 West 47th Street Whole Loan, which is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $69,844,047 and is secured by the borrower’s fee interest in a 139,078 square foot mixed use property located in the Diamond District of New York, New York (the “20 West 47th Street Property”). The 20 West 47th Street Mortgage Loan has an initial term of five years, amortizes on a 360-month schedule and accrues interest at a fixed rate of 7.12000% per annum on an Actual/360 basis. The 20 West 47th Street Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $49,959,976.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

The table below identifies the promissory notes that comprise the 20 West 47th Street Whole Loan. The relationship between the holders of the 20 West 47th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 20 West 47th Street Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$29,975,986	BBCMS 2026-5C43	Yes
A-2	$20,000,000	$19,983,990	BBCMS 2026-5C43	No
A-3(1)	$19,900,000	$19,884,070	CREFI	No
Whole Loan	$69,900,000	$69,844,047
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 20 West 47th Street Property is a 14-story, 139,078 square foot mixed-use office and retail property with jewelry showroom space located on West 47th Street between Fifth and Sixth Avenues in the Diamond District of New York, New York. The 20 West 47th Street Property was originally constructed in 1924 and was most recently renovated in 2013 following the sponsor's acquisition of the 20 West 47th Street Property in 2012. Renovations totaled approximately $20.0 million and included upgrades to the heating ventilation and air-conditioning system, elevators, roof, water tank, and other base building components, as well as renovations to common areas. The 20 West 47th Street Property also includes ground-floor retail suites, a jewelry exchange, and additional mezzanine and lower-level retail space occupied primarily by jewelry-related tenants. According to the appraisal, the Diamond District spans from 46th Street to 48th Street between Fifth and Sixth Avenues and serves as one of the primary centers of the United States diamond and jewelry trade.

As of July 1, 2026, the 20 West 47th Street Property was 100% leased to a highly diversified tenant base comprised primarily of jewelry wholesalers, retailers, manufacturers, traders, appraisers, and related service providers. No individual tenant at the 20 West 47th Street Property accounts for more than approximately 3.8% of net rentable area. As of the Cut-off Date, tenants at the 20 West 47th Street Property had been in occupancy for a weighted average of approximately 10.1 years. Furthermore, approximately 67.6% of net rentable area and 61.9% of underwritten base rent had been occupied by tenants for at least five years.

Major Tenants. The three largest tenants based on underwritten base rent are Marchello The Jeweler Inc. (“Marchello The Jeweler”), Moses Jewelry Inc. (“Moses Jewelry”), and El Russo & Co, Inc. (“El Russo & Co.”).

Marchello The Jeweler (2,526 square feet; 1.8% of net rentable area; 6.0% of underwritten base rent). Marchello The Jeweler is a New York City-based jewelry retailer specializing in natural earth-mined diamonds, engagement rings, custom jewelry, and luxury watches. According to the company's website, Marchello The Jeweler has operated for 35 years and serves customers through both its showroom and online platform. Marchello The Jeweler has been a tenant at the 20 West 47th Street Property since February 1, 2026 and has a current lease term through January 2036 with no renewal options or termination options remaining.

Moses Jewelry (2,507 square feet; 1.8% of net rentable area; 4.6% of underwritten base rent). Moses Jewelry is a family-owned jeweler operating within New York City's Diamond District. According to the company's website, founder Ben Moses began designing jewelry in the 1950s and later established the business on 47th Street in Manhattan. The company remains family-operated and specializes in custom jewelry, engagement rings, diamonds, and antique jewelry. Moses Jewelry has been a tenant at the 20 West 47th Street Property since August 1, 2024 and has a current lease term (i) in regard to 607 square feet of retail, mezzanine, and lower-level space, through July 2029, with one five-year renewal option and no termination options remaining and (ii) in regard to 1,900 square feet of office and showroom space, through June 2030, with one five-year renewal option and no termination options remaining.

El Russo & Co., Inc. (621 square feet; 0.4% of net rentable area; 2.7% of underwritten base rent). El Russo & Co. is a luxury watch retailer located in Manhattan's Diamond District. According to the company's website, El Russo specializes in rare and highly sought-after timepieces, including brands such as Richard Mille, Patek Philippe, and Audemars Piguet. El Russo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

& Co. has been a tenant at the 20 West 47th Street Property since November 2013 and currently occupies its space on a month-to-month basis.

Appraisal. The 20 West 47th Street Property had an “as-is” appraised value of $114,000,000 as of June 15, 2026. Based on the “as-is” value of $114,000,000, the Cut-off Date LTV for the 20 West 47th Street Whole Loan is 61.3% and the Maturity Date LTV is 58.2%.

20 West 47th Street Appraised Value(1)
Property	Value	Capitalization Rate
20 West 47th Street	$114,000,000	6.50%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment report for the 20 West 47th Street Property dated June 5, 2026 identified no recognized environmental conditions at the 20 West 47th Street Property.

The following table presents certain information relating to the historical and current occupancy of the 20 West 47th Street Property:

Historical and Current Occupancy
Property	12/31/2023(1)	12/31/2024(1)	12/31/2025(1)	Current(2)
20 West 47th Street	98.1%	99.6%	99.9%	100.0%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated July 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

The following table presents certain information relating to the major tenants at the 20 West 47th Street Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Retail Tenants
Marchello The Jeweler Inc	NR/NR/NR	2,526	1.8%	$680,712	6.0%	$269.48	1/31/2036	N	N
Moses Jewelry Inc	NR/NR/NR	607	0.4%	356,490	3.1%	$587.30	7/31/2029	1 x 5 yr	N
El Russo & Co, Inc.	NR/NR/NR	621	0.4%	309,000	2.7%	$497.58	MTM	N	N
GIM 20 INC	NR/NR/NR	988	0.7%	294,060	2.6%	$297.72	12/31/2030	N	N
Daniela Diamonds LLC	NR/NR/NR	640	0.5%	234,581	2.1%	$366.53	10/31/2029	1 x 5 yr	N
Total Major Retail Tenants		5,382	3.9%	$1,874,843	16.5%	$348.37
Other Retail Tenants		12,287	8.8%	2,043,734	17.9%	$166.33
Total Retail Tenants		17,669	12.7%	$3,918,577	34.4%	$221.78

Office Tenants
R.E.L. International Inc.	NR/NR/NR	5,290	3.8%	307,549	2.7%	$58.14	5/31/2028	N	N
NYC Luxury Inc	NR/NR/NR	4,706	3.4%	267,347	2.3%	$56.81	9/30/2029	1 x 5 yr	N
Eliantte Group Inc.	NR/NR/NR	3,600	2.6%	252,000	2.2%	$70.00	MTM	N	N
Sparkle Gems, Inc.	NR/NR/NR	3,835	2.8%	233,548	2.1%	$60.90	12/31/2028	N	N
NY Gold & Silver	NR/NR/NR	3,300	2.4%	199,641	1.8%	$60.50	12/31/2030	N	N
Moses Jewelry Inc	NR/NR/NR	1,900	1.4%	173,040	1.5%	$91.07	6/30/2030	1 x 5 yr	N
Total Major Office Tenants		22,631	16.3%	$1,433,125	12.6%	$63.33
Other Office Tenants		90,863	65.3%	5,748,601	50.5%	$63.27
Total Office Tenants		113,494	81.6%	$7,181,726	63.1%	$63.28

Storage Tenants		5,426	3.9%	$288,142	2.5%	$53.10
Other Tenants(2)		2,489	1.8%	$0	0.0%	$0.00
Total Occupied		139,078	100.0%	$11,388,444	100.0%	$81.89
Vacant		0	0.0%
Total		139,078	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2026 and inclusive of $224,599 of contractual rent steps through September 15, 2027.
(2)	Other tenants include a management office, a shared tenant amenity space, and a non-income generating storage space for which no underwritten rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

The following table presents certain information relating to the lease rollover schedule at the 20 West 47th Street Property:

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM(3)	48	29,253	21.0%	$2,501,525	22.0%	29,253	21.0%	$2,501,525	22.0%
2027	32	17,262	12.4%	$1,440,544	12.6%	46,515	33.4%	$3,942,069	34.6%
2028	34	34,125	24.5%	$2,196,322	19.3%	80,640	58.0%	$6,138,391	53.9%
2029	32	27,197	19.6%	$2,599,118	22.8%	107,837	77.5%	$8,737,510	76.7%
2030	10	11,512	8.3%	$1,040,663	9.1%	119,349	85.8%	$9,778,172	85.9%
2031	9	14,714	10.6%	$929,560	8.2%	134,063	96.4%	$10,707,732	94.0%
2032	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2033	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2034	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2035	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2036 & Beyond	1	2,526	1.8%	$680,712	6.0%	136,589	98.2%	$11,388,444	100.0%
Other(4)	3	2,489	1.8%	$0	0.0%	139,078	100.0%	$11,388,444	100.0%
Total	169	139,078	100.00%	$11,388,444	100.00%
(1)	Based on the underwritten rent roll dated July 1, 2026 and inclusive of $224,599 of contractual rent steps through September 15, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 & MTM includes 48 leases, of which 40 are MTM, representing 26,227 SF of NRA and $2,211,091 in UW Base Rent.
(4)	Other includes a management office, a shared tenant amenity space and a non-income generating storage space which are occupied but account for $0 of underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

The following table presents certain information relating to the operating history and underwritten net cash flows of the 20 West 47th Street Property:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2023	12/31/2024	12/31/2025	TTM 6/30/2026	Underwritten	Per Square Foot	%(2)
Base Rent	$9,407,917	$10,074,641	$10,207,711	$10,245,289	$11,163,845	$80.27	89.0%
Contractual Rent Steps	0	0	0	0	224,599	$1.61	1.8%
Gross Potential Rent	$9,407,917	$10,074,641	$10,207,711	$10,245,289	$11,388,444	$81.89	90.8%
Reimbursements	1,149,164	1,118,424	1,074,202	1,108,750	1,155,728	$8.31	9.2%
Gross Potential Income	$10,557,081	$11,193,065	$11,281,913	$11,354,039	$12,544,172	$90.20	100%
(Vacancy / Credit Loss)	0	0	0	0	(376,325)	($2.71)	(3.0%)
Other Income(3)	15,316	17,388	136,403	139,863	139,863	$1.01	1.1%
Effective Gross Income	$10,572,398	$11,210,453	$11,418,316	$11,493,902	$12,307,710	$88.50	98.1%

Management Fee	$317,172	$336,314	$342,549	$344,817	$369,231	$2.65	3.0%
Real Estate Taxes	2,529,211	2,610,914	2,584,647	2,584,647	2,734,782	$19.66	22.2%
Insurance	122,802	103,714	133,296	150,392	170,086	$1.22	1.4%
Repairs & Maintenance	134,738	120,633	96,561	128,120	128,120	$0.92	1.0%
Utilities	608,348	706,828	695,940	743,678	743,678	$5.35	6.0%
Other Expenses(4)	398,130	360,575	411,624	430,064	430,064	$3.09	3.5%
Total Operating Expenses	$4,110,401	$4,238,978	$4,264,618	$4,381,718	$4,575,961	$32.90	37.2%

Net Operating Income	$6,461,997	$6,971,475	$7,153,698	$7,112,184	$7,731,749	$55.59	62.8%
Replacement Reserves	0	0	0	0	27,816	$0.20	0.2%
Normalized TI/LC	0	0	0	0	372,900	$2.68	3.0%
Net Cash Flow	$6,461,997	$6,971,475	$7,153,698	$7,112,184	$7,331,033	$52.71	59.6%
(1)	Based on the underwritten rent roll dated July 1, 2026.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other income includes miscellaneous tenant income, as well as income pursuant to an agreement whereby the 20 West 47th Street Property provides access for a development site at an adjacent property at 570 Fifth Avenue.
(4)	Other Expenses includes payroll and benefits and general and administrative expense.

The Market. The 20 West 47th Street Property is located on West 47th Street between Fifth and Sixth Avenues in Manhattan's Diamond District. According to the appraisal, the Diamond District is generally bounded by West 46th Street and West 48th Street between Fifth and Sixth Avenues and is occupied by a concentration of jewelry wholesalers, retailers, manufacturers, traders, appraisers, and related service providers. The 20 West 47th Street Property is also located in proximity to several major demand generators, including Rockefeller Center, Times Square, Bryant Park, Grand Central Terminal, St. Patrick's Cathedral, and Fifth Avenue. The 20 West 47th Street Property benefits from nearby access to the B, D, F, M, N, Q, R, W, 1, 2, 3, 7, and S subway lines, as well as Grand Central Terminal.

According to a third-party market research report, the 20 West 47th Street Property is located in the Times Square office and retail submarkets of New York City. As of September 16, 2026, the Times Square office submarket had a total inventory of 48,127,087 square feet, an overall vacancy rate of 11.2%, market asking rent of $87.35 per square foot and positive net absorption of approximately 534,000 square feet over the trailing 12-months. As of September 16, 2026, the Times Square retail submarket had a total inventory of 3,512,578 square feet, an overall vacancy rate of 4.9%, market asking rent of $317.00 per square foot and positive net absorption of approximately 64,300 square feet over the trailing 12-months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

The following table presents information relating to comparable office leases for the 20 West 47th Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Base Rent (PSF)
20 West 47th Street	-	1924 / 2013	International Import Corp.(2)	1,484 SF(2)	Mar-2013(2)	193.0(2)	$70.69(2)
New York, NY
1071 Avenue of the Americas	0.2 mi	1920 / NAV	Valentino, Inc.	14,000 SF	May-2026	138.0	$57.00
New York, NY
37 West 47th Street	0.3 mi	1925 / NAV	Confidential	640 SF	May-2026	48.0	$54.00
New York, NY
1270 Avenue of the Americas	0.3 mi	1931 / 2015	Covet Health	6,767 SF	Mar-2026	67.0	$69.00
New York, NY
104 West 40th Street	0.3 mi	1963 / NAV	Silhouette Optical	1,043 SF	Feb-2026	38.0	$71.00
New York, NY
589 Fifth Avenue	0.4 mi	1954 / 2013	B&W Jewels	1,114 SF	Jun-2025	65.0	$76.00
New York, NY
20 West 55th Street	0.6 mi	1987 / NAV	LeveragED Foundation	3,454 SF	Mar-2026	36.0	$60.00
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 1, 2026. Base Rent (PSF) excludes rent steps.

The following table presents information relating to comparable retail leases for the 20 West 47th Street Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Base Rent (PSF)
20 West 47th Street	-	Moses Jewelry Inc(2)	607 SF(2)	$561.35(2)
New York, NY
1166 Avenue of the Americas	0.03 mi	Confidential	3,700 SF	$442.55
New York, NY
50 West 47th Street	0.5 mi	World Star Trading	283 SF	$474.99
New York, NY
15 West 47th Street	0.5 mi	Confidential	512 SF	$418.51
New York, NY
29-31 West 47th Street	0.5 mi	Confidential	260 SF	$626.13
New York, NY
41-43 West 47th Street	0.5 mi	D & M World Creations Inc	136 SF	$838.24
New York, NY
71 West 47th Street	0.6 mi	Confidential	218 SF	$835.94
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 1, 2026. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

The Borrower. The borrower is 20 West 47 Street Associates II LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20 West 47th Street Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Yosef Elishayev, principal of SYU Properties LLC (“SYU Properties”). Founded in 2012, SYU Properties is a privately held, New York based real estate management and development group. The firm additionally offers investment services. SYU Properties’ holdings include residential and commercial properties within the five boroughs of New York.

Property Management. The 20 West 47th Street Property is managed by SYU Properties, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 20 West 47th Street Whole Loan, the borrower deposited approximately $455,797 into a reserve account for real estate taxes.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $227,899 per month).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof; provided that the borrower will not be required to make such deposits if the Reserve Waiver Conditions (as defined below) have been satisfied. At origination of the 20 West 47th Street Whole Loan, the Reserve Waiver Conditions were satisfied.

“Reserve Waiver Conditions” means (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) the borrower is paying all insurance premiums directly to the respective insurance carrier(s) on or before the date the same are due, (iii) the borrower has delivered evidence to the lender that all insurance required to be maintained pursuant to the loan agreement is being maintained, and (iv) the borrower delivers to the lender evidence that such insurance premiums have been paid in full.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,318.

Lockbox / Cash Management. The 20 West 47th Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Restricted Account Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account for the 20 West 47th Street Property (the “Restricted Account”) and thereafter, the borrower is required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the 20 West 47th Street Property into the Restricted Account and (ii) instruct the property manager to immediately deposit all revenue derived from the 20 West 47th Street Property collected by the property manager and all funds otherwise payable to the borrower by the property manager into the Restricted Account. In addition, within 7 days after the first occurrence of a Restricted Account Trigger Event, the borrower is required to notify all tenants at the 20 West 47th Street Property to deposit all rents and other sums due under their leases into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrower, unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 20 West 47th Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 20 West 47th Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 20 West 47th Street Whole Loan. Upon the expiration of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 20 West 47th Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

Notwithstanding anything to the contrary above, following the first occurrence of a Restricted Account Trigger Event, and, in the event that the Restricted Account Trigger Event is cured, the borrower will have a two time right to request that the Restricted Account be closed and to provide the tenants with a notice that all sums due under the leases may be paid directly to the borrower and not to the Restricted Account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 6 – 20 West 47th Street

“Restricted Account Trigger Event” means a period (A) occurring on the first to commence of (i) a Trigger Period, or (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the expiration (if applicable) of such Trigger Period, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 20 West 47th Street Whole Loan documents, or (ii) the date that the debt service coverage ratio falls below 1.10x (a “DSCR Trigger Period”) (provided, however, no DSCR Trigger Period will be deemed to exist during any period that the Collateral Cure Conditions (as defined below) are satisfied) and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to a DSCR Trigger Period, the date that the debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the 20 West 47th Street Whole Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.25x for one calendar quarter.

“Collateral Deposit Amount” means the amount of funds that if added to the underwritten cash flow of the 20 West 47th Street Property would cause the debt service coverage ratio to be equal to or greater than 1.25x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 7 – 7700 Irvine Center Drive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 7 – 7700 Irvine Center Drive

7700 IRVINE CENTER DRIVE

Floor	Tenant	SF	Expiration
9	Federal Insurance Company	13,770 SF	1/2028
9	Qisda America Corp.	2,512 SF	4/2031
9	Vacant	3,754 SF	
9	WithBecon, Inc.	1,603 SF	4/2029
9	Nurlinks Capital, Inc.	2,316 SF	11/2026
9	Apollo Financial & Insurance Group	3,912 SF	7/2027
8	Premier Business Center	18,223 SF	11/2031
8	Melendrez & Sims, A P.C.	938 SF	9/2028
8	Siliconware USA, Inc	1,180 SF	2/2028
8	Kain Akeso Medical Holdings	3,028 SF	8/2027
7	Printronix	6,765 SF	8/2031
7	Shots Studios, Inc.	1,240 SF	9/2028
7	HH Law Firm	1,700 SF	5/2027
7	Eximius, Inc	1,747 SF	2/2030
7	Monetary Inquisition Group, LLC	5,574 SF	6/2028
7	Seashine USA, Inc	1,794 SF	7/2028
7	M&T Equipment Finance Corporation	4,478 SF	5/2029
7	NexusNova Tech	1,897 SF	8/2029
6	Intueor Consulting	2,436 SF	3/2028
6	Property Management Office	5,711 SF	
6	Daddy Sports, Inc.	1,768 SF	10/2027
6	Cross Country Mortgage	2,975 SF	7/2027
6	Hirose Electric (U.S.A.), Inc.	2,086 SF	9/2028
6	Universal Elite, Inc.	3,933 SF	10/2029
6	Legal Tax Defense (Relocated)	6,061 SF	2/2030
5	Pelorus	5,945 SF	9/2031
5	Capstone Enterprises, LLC	3,051 SF	10/2027
5	Michael Liang and Christopher	2,695 SF	3/2029
5	Crown Castle	4,274 SF	5/2027
5	JG Global Services Inc.	1,082 SF	1/2027
5	Fairbanks Insurance Brokers	1,125 SF	6/2029
5	Vacant	6,699 SF	
4	Crockett Law Group, LLC	6,611 SF	7/2031
4	Makoil, Inc.	2,581 SF	12/2029
4	Social Wise	2,621 SF	7/2028
4	Deposition Solutions, LLC	4,262 SF	10/2028
4	Mad Engine Global LLC	5,500 SF	8/2027
4	Mapwords, Inc	3,516 SF	9/2029
3	Network Capital	25,090 SF	2/2032
2	Vacant	6,747 SF	
2	Texas Instruments	5,685 SF	1/2032
2	KYJ, LLP	1,065 SF	3/2029
2	Octopus Data, Inc.	1,204 SF	12/2027
2	Telit IoT Solutions, Inc.	5,512 SF	6/2027
1	Westberg + White Architecture	6,861 SF	2/2028
1	Cifarelli Law Firm	3,736 SF	11/2027
1	Jennifer Quader	956 SF	2/2029
1	The Rodarti Group	1,918 SF	7/2029
1	Building Storage	690 SF	

VACANT | BUILDING | 2026-2027 | 2028-2029 | 2030-2031 | 2032+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 7 – 7700 Irvine Center Drive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 7 – 7700 Irvine Center Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type – Subtype:	Office - Suburban
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	210,831 SF
Loan Purpose:	Refinance	Location:	Irvine, CA
Borrower:	PPC Irvine Center Investment, LLC	Year Built / Renovated:	1989 / 2007
Borrower Sponsor:	Peter Donald Cao	Occupancy:	91.5%
Interest Rate:	7.42000%	Occupancy Date:	7/14/2026
Note Date:	7/30/2026	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$4,056,167 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,465,286 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,262,039 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$7,077,170
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$2,755,641
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,321,529
Additional Debt:	No	UW NCF:	$4,113,116
Additional Debt Balance:	N/A	Appraised Value / SF:	$56,100,000 / $266
Additional Debt Type:	N/A	Appraisal Date:	6/17/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$166
Taxes:	$376,419	$62,737	N/A	Maturity Date Loan / SF:	$166
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.4%
TI/LC Reserve(3):	$1,560,000	$26,354	N/A	Maturity Date LTV:	62.4%
Replacement Reserves:	$0	$3,514	N/A	UW NCF DSCR:	1.56x
Free Rent:	$664,500	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$31,181,856	89.1%
			Upfront Reserves	2,600,919	7.4
			Closing Costs	663,150	1.9
			Return of Equity	554,076	1.6
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	4th Most Recent NOI is not available as the 7700 Irvine Center Drive Property was undergoing heavy speculative suite work throughout 2023, resulting in lower revenues in 2023 that are not reflective of recent years and current performance of the 7700 Irvine Center Drive Property.
(2)	For a full description of Escrows and Reserves, see ”Escrows and Reserves” below.
(3)	The Upfront TI/LC Reserve is comprised of (i) $1,500,000 for general upfront tenant improvement and leasing commission obligations and (ii) $60,000 to cover outstanding tenant improvement and leasing commission obligations for the Texas Instruments tenant.

The Loan. The 7700 Irvine Center Drive mortgage loan (the “7700 Irvine Center Drive Mortgage Loan”) is secured by the borrower’s fee interest in a Class A office property located in Irvine, California. The 7700 Irvine Center Drive Mortgage Loan accrues interest at a rate of 7.42000% per annum. The 7700 Irvine Center Drive Mortgage Loan is interest-only for the full five-year loan term and accrues interest on an Actual/360 basis.

The Property. The 7700 Irvine Center Drive property (the “7700 Irvine Center Drive Property”) is a 210,831 square foot, nine-story Class A office property situated on an approximately 8.29-acre site within the Irvine Spectrum business district. According to the appraisal, the land value alone equals $37.9m, which is greater than the 7700 Irvine Center Drive Mortgage Loan amount. The 7700 Irvine Center Drive Property was originally built in 1989 and renovated in 2007 and was acquired by the borrower sponsor in 2011. Since acquiring the 7700 Irvine Center Drive Property, the borrower sponsor has invested approximately $6.6 million in capital, including $4.8 million toward speculative suite buildouts and $1.8 million for common area improvements and reports a total cost basis of $62.6 million. The 7700 Irvine Center Drive Property features a two-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 7 – 7700 Irvine Center Drive

story lobby, on-site conference facilities, professional property management and 648 surface, covered and reserved parking spaces.

The 7700 Irvine Center Drive Property is currently 91.5% occupied by 49 unique tenants with no tenant representing more than 11.9% of NRA and 11.6% of underwritten rent. Since April 2023, the 7700 Irvine Center Drive Property has maintained an average occupancy of approximately 93.1%, and has not dropped below 92.3% since April 2024. The following table presents certain information relating to the historical and current occupancy at the 7700 Irvine Center Drive Property:

Historical and Current Occupancy(1)
2024	2025	2026	Current(2)
88.4%	100.0%	95.7%	91.5%
(1)	Historical occupancies are as of March 31 of each respective year.
(2)	Current Occupancy represents occupancy as of July 14, 2026.

Major Tenants.

Network Capital (25,090 square feet; 11.9% of NRA, 11.6% of underwritten base rent): Network Capital is a direct mortgage lender providing residential mortgage origination, refinancing and related lending services nationwide. Network Capital was founded in 2002 and has maintained a significant presence in Southern California for over two decades. Network Capital has been a tenant at the 7700 Irvine Center Drive Property since 2019, which serves as the company’s headquarters, and has a lease expiration in February 2032, one five-year renewal option and one non-traditional termination option. The Network Capital tenant at the 7700 Irvine Center Drive Property can terminate its lease if certain capital expenditures required due to the Network Capital tenant’s particular use arise during the last two years of the term and exceed six months of base rent, unless the landlord agrees to pay the excess over six months of base rent (the “Network Capital Termination Option”).

If Network Capital (the “Major Tenant”) (i) fails to renew its lease before the earlier of (x) 12 months before its lease expiration date or (y) the date which Network Capital is required to deliver notice of its lease renewal or extension under its lease terms, (ii) gives notice of its intent to terminate or not renew its lease, (iii) goes dark or vacates all or substantially all (and in any event not less than 50% of the rentable square footage) of its premises at the 7700 Irvine Center Drive Property, (iv) or its parent company or the guarantor of its lease becomes insolvent or a debtor in any bankruptcy or insolvency proceeding (provided that an involuntary proceeding not consented to must remain undismissed and unstayed for 90 days) or (v) defaults under the terms of its lease beyond all applicable notice and cure periods, then a Trigger Period (as defined below) will begin, which results in springing cash management and a cash flow sweep.

Premier Business Center (18,223 square feet; 8.6% of NRA, 8.7% of underwritten base rent): Premier Business Center is a flexible workspace provider based primarily in California. Founded in 2002, Premier Business Center has over 90 locations nationwide and over 15,000 active clients. Premier Business Center has been a tenant at the 7700 Irvine Center Drive Property since 1996 under the property’s previous ownership, has a lease expiration in November 2031, one five-year extension option and no termination options.

Federal Insurance Company (13,770 square feet; 6.5% of NRA, 6.7% of underwritten base rent): Federal Insurance Company is a member of the Chubb Group, a leading global property and casualty insurance organization serving commercial and individual clients across over fifty countries and territories. Federal Insurance Company provides a broad range of insurance products, including property, casualty, accident and health. Federal Insurance Company has been a tenant at the 7700 Irvine Center Drive Property since 2012, has a lease expiration in January 2028, one three-year extension option and no termination options.

Environmental. According to the Phase I environmental site assessment dated June 19, 2026, there was no evidence of any recognized environmental conditions at the 7700 Center Drive Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 7 – 7700 Irvine Center Drive

The following table presents certain information relating to the largest tenants at the 7700 Irvine Center Drive Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Network Capital(3)	NR/NR/NR	25,090	11.9%	$31.05	$779,045	11.6%	2/29/2032
Premier Business Center	NR/NR/NR	18,223	8.6%	$31.80	$579,491	8.7%	11/30/2031
Federal Insurance Company	NR/A/A+	13,770	6.5%	$32.46	$447,023	6.7%	1/31/2028
Westberg + White Architecture	NR/NR/NR	6,861	3.3%	$39.27	$269,413	4.0%	2/28/2028
Printronix	NR/NR/NR	6,765	3.2%	$37.08	$250,846	3.7%	8/31/2031
Major Tenants		70,709	33.5%	$32.89	$2,325,818	34.7%
Other Tenants		122,232	58.0%	$35.75	4,369,541	65.3%
Occupied Collateral Total / Wtd. Avg.		192,941	91.5%	$34.70	$6,695,359	100.0%

Vacant Space		17,890	8.5%

Collateral Total		210,831	100.0%

(1)	Based on underwritten rent roll dated July 14, 2026.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through July 2027.
(3)	Network Capital’s lease contains one termination option (the “Network Capital Termination Option”) as defined below.

The following table presents certain information relating to the tenant lease expirations at the 7700 Irvine Center Drive Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	17,890	8.5%	NAP	NAP	17,890	8.5%	NAP	NAP
2026 & MTM	3	8,028	3.8%	$84,396	1.3%	25,918	12.3%	$84,396	1.3%
2027	12	37,742	17.9%	$1,382,698	20.7%	63,660	30.2%	$1,467,094	21.9%
2028	13	42,764	20.3%	$1,619,426	24.2%	106,424	50.5%	$3,086,520	46.1%
2029	12	25,768	12.2%	$943,070	14.1%	132,192	62.7%	$4,029,591	60.2%
2030	2	7,808	3.7%	$299,609	4.5%	140,000	66.4%	$4,329,200	64.7%
2031	5	40,056	19.0%	$1,375,632	20.5%	180,056	85.4%	$5,704,833	85.2%
2032	2	30,775	14.6%	$990,527	14.8%	210,831	100.0%	$6,695,359	100.0%
2033	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2034	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2035	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2036	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
Total	49	210,831	100.0%	$6,695,359	100.0%
(1)	Based on underwritten rent roll dated July 14, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes contractual rent steps through July 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 7700 Irvine Center Drive

The following table presents certain information relating to the operating history and underwritten cash flows of the 7700 Irvine Center Drive Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	2025	TTM	Underwritten(2)	Per Square Foot	%(3)
Rents In Place	$6,305,655	$6,792,341	$6,649,876	$6,695,359	$31.76	91.2%
Vacancy Gross Up	$0	$0	$0	$643,815	$3.05	8.8
Gross Potential Income	6,305,655	6,792,341	6,649,876	7,339,174	$34.81	100.0%
(Vacancy Gross Up)	$0	$0	$0	($643,815)	($3.05)	(8.8)
Total Recoveries	$174,203	$252,091	$247,437	$329,374	$1.56	4.5
Other Income(4)	60,504	50,557	52,437	52,437	$0.25	0.7
Effective Gross Income	$6,540,361	$7,094,990	$6,949,751	$7,077,170	$33.57	96.4%

Management Fee	107,041	143,800	138,778	212,315	$1.01	3.0
Taxes	715,093	$723,642	$729,699	$730,911	$3.47	10.3
Insurance	83,743	$94,406	$99,867	$93,047	$0.44	1.3
Other Expenses(5)	1,578,318	1,667,856	1,719,368	1,719,368	$8.16	24.3
Total Expenses	$2,484,195	$2,629,703	$2,687,712	$2,755,641	$13.07	38.9%

Net Operating Income	$4,056,167	$4,465,286	$4,262,039	$4,321,529	$20.50	61.1%
Capital Expenditures	$0	$0	$0	$42,166	$0.20	0.6
TI/LC	$0	$0	$0	$316,246	$1.50	4.5
Upfront Reserve Credit	$0	$0	$0	($150,000)	($0.71)	(2.1)
Net Cash Flow	$4,056,167	$4,465,286	$4,262,039	$4,113,116	$19.51	58.1%
(1)	Based on the underwritten roll dated July 14, 2026.
(2)	Underwritten Rents in Place includes contractual rent steps through July 2027.
(3)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income consists of parking income, late fees, lock and key income, NSF fees, reimbursed electric costs and other miscellaneous income.
(5)	Other Expenses consist of utilities, repairs and maintenance, janitorial costs, grounds and pest control, snow and trash removal, and other miscellaneous costs.

The Market. The 7700 Irvine Center Drive Property is located in Irvine, California, within Orange County and the Irvine Spectrum area, one of Southern California’s largest business and employment centers. Irvine benefits from regional connectivity via Interstate 5, Interstate 405, State Route 133, and the 241 Toll Road, as well as proximity to the Irvine Transportation Center, John Wayne Airport, and the Irvine Spectrum Center. Orange County had an estimated population of approximately 3.2 million and more than 1.6 million employees as of 2025, supported by a diverse employment base that includes technology, healthcare, life sciences, financial services, and professional services.

The 7700 Irvine Center Drive Property is located within the Irvine Spectrum Office submarket. As of Q3 2026, the submarket contained approximately 16.4 million square feet of office inventory with a vacancy rate of 10.6% and average asking rents of $38.65 per square foot. Market fundamentals have improved in recent years, with vacancy declining from a post-pandemic high of 14.8% in 2023 to 10.6% as of Q3 2026. Additionally, there is currently no office space under construction within the submarket, limiting future competitive supply. The appraisal noted that the Property benefits from its location within one of Orange County’s most established office submarkets and is expected to maintain strong long-term market acceptance.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Property was approximately 10,206, 109,569, and 379,851, respectively. Median household income within the same radii was approximately $106,144, $132,349, and $126,484, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 7700 Irvine Center Drive

The following table presents certain information relating to comparable office tenants for the 7700 Irvine Center Drive Property:

Summary of Comparable Leases(1)
Property / Location	Year Built / Renovated	Gross Leasable Area (GLA)	Occupancy	Major Tenant Name	Major Tenant SF	Asking Rent/SF	Distance from Subject
7700 Irvine Center Drive	1989 / 2007	210,831(2)	91.5%(2)	Network Capital(2)	25,090(2)	$30.00(2)	-
7700 Irvine Center Drive
Irvine, CA
Spectrum Business Center	1989 / NAV	48,800	100.0%	828 Marketing Solutions, LLC	554	$34.20	0.1 Miles
4 Venture
Irvine, CA
Multi-Tenant Office Building	1990 / NAV	33,315	93.0%	Office Tenant	1,549	$35.40	0.2 Miles
101 Pacifica
Irvine, CA
Dolphin Plaza	1990 / NAV	74,481	80.0%	Office Tenant	3,031	$34.20	0.2 Miles
100 Pacifica
Irvine, CA
Spectrum Office	1989 / NAV	320,127	99.0%	Available	3,541	$45.00	0.4 Miles
300 Spectrum Center Drive
Irvine, CA
100 Spectrum Center	1990 / NAV	366,227	92.0%	Moet Hennessy USA	5,347	$39.60	0.6 Miles
100 Spectrum Center Drive
Irvine, CA
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of July 14, 2026.

The Borrower. The borrower for the 7700 Irvine Center Drive Mortgage Loan is PPC Irvine Center Investment, LLC, a Delaware limited liability company. The borrower is required to have at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 7700 Irvine Center Drive Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and carveout guarantor for the 7700 Irvine Center Drive Mortgage Loan is Peter Donald Cao. Mr. Cao is the founder and chairman of Camphor Partners, a California-based real estate investment, ownership, and management company founded in 1992. Camphor Partners has over $1 billion in assets under management in the US and China. Mr. Cao has owned the 7700 Irvine Center Drive Property since 2011.

Property Management. The 7700 Irvine Center Drive Property is managed by G&E Real Estate Management Services, Inc., a third-party real estate management company.

Escrows and Reserves. At origination, the borrower reserved (i) $1,500,000 for tenant improvements and leasing commissions, (ii) approximately $664,500 for free rent and gap rent, (iii) approximately $376,419 for real estate taxes and (iv) $60,000 for tenant improvement and leasing commissions for the Texas Instruments tenant.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $62,737.

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the 7700 Irvine Center Drive Mortgage Loan documents, which conditions are currently met.

TI/LC Reserves – The borrower is required to deposit monthly approximately $26,354 for general tenant improvement and leasing commission obligations at the 7700 Irvine Center Drive Property.

Replacement Reserves – The borrower is required to deposit monthly approximately $3,514 for required replacements and repairs at the 7700 Irvine Center Drive Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 7700 Irvine Center Drive

Lockbox / Cash Management. The 7700 Irvine Center Drive Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters directing all tenants to pay rents directly into a lender-controlled lockbox account, and the borrower is required to (or cause the property manager to) deposit any rents received by it into the lockbox account within one business day of receipt. All lease termination payments are required to be deposited into the rollover reserve. Prior to the occurrence of a Trigger Period (as defined below), all funds in the lockbox account are required to be transferred on each business day to an account designated by the borrower.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on each business day into a cash management account controlled by the lender and applied as described in the 7700 Mortgage Loan documents on each payment date. If no Cash Sweep Period (as defined below) is continuing, all remaining excess cash flow is required to be disbursed to the borrower. If a Cash Sweep Period is continuing, all remaining excess cash flow is required to be deposited into an excess cash flow reserve account to be held by the lender as additional collateral for the 7700 Irvine Center Drive Mortgage Loan. In addition, during any Trigger Period caused by a Cash Sweep Trigger Event (as defined below), the lender may elect not to apply funds in accordance with the foregoing waterfall and instead retain all funds in the cash management account.

“Trigger Period” means the occurrence of (i) an event of default under the 7700 Irvine Center Drive Mortgage Loan documents, (ii) the debt service coverage ratio being below 1.30x for a calendar quarter, (iii) a Cash Sweep Trigger Event or (iv) a Major Tenant Trigger Event (as defined below). A Trigger Period will end upon the occurrence of, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters, (c) clause (iii) above, the related Cash Sweep Cure (as defined below) and (d) clause (iv) above, the cure of such Major Tenant Trigger Event; provided that a Trigger Period will not end if a Trigger Period or Cash Sweep Period then exists for any other reason.

“Cash Sweep Period” means the period commencing upon the occurrence of any of the following (each, a “Cash Sweep Trigger Event”): (i) an event of default under the 7700 Irvine Center Drive Mortgage Loan documents, (ii) a bankruptcy event with respect to the borrower, (iii) a bankruptcy or insolvency of the property manager, (iv) the commencement of a Low DSCR Period (as defined below) or (v) a Major Tenant Trigger Event (as defined below), and ending upon the occurrence of the following (each, a “Cash Sweep Cure”): with respect to (a) clause (i) above, the lender’s acceptance of a cure of such event of default, (b) clause (iii) above, a qualified manager assuming management of the 7700 Irvine Center Drive Property pursuant to a replacement management agreement, (c) clause (iv) above, the cessation of such Low DSCR Period and (d) clause (v) above, the cure of such Major Tenant Trigger Event; provided that a Cash Sweep Period will not end if a Cash Sweep Period then exists for any other reason. No Cash Sweep Cure is available for a Cash Sweep Trigger Event described in clause (ii) above.

“Low DSCR Period” means a period in which the debt service coverage ratio is less than 1.30x for two consecutive calendar quarters and will end when the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters.

“Major Tenant” means Network Capital Funding Corporation, or any replacement major tenant.

“Major Tenant Trigger Event” occurs if (i) the borrower fails to satisfy the Major Tenant renewal criteria on or before the earlier of (x) 12 months prior to the expiration date of the Major Tenant lease and (y) the date the Major Tenant is required to deliver notice of its lease renewal or extension, (ii) the Major Tenant gives notice of its intent to terminate or not renew its lease, (iii) the Major Tenant goes dark or vacates all or substantially all (but not less than 50% of its rentable square footage) of its premises, (iv) the Major Tenant’s parent company or the guarantor of the Major Tenant lease becomes insolvent or a debtor in any bankruptcy or insolvency proceeding (provided that an involuntary proceeding not consented to must remain undismissed and unstayed for 90 days) or (v) the Major Tenant defaults under the terms of the Major Tenant lease beyond all applicable notice and cure periods.

A Major Tenant Trigger Event will end upon the occurrence of, with respect to (a) clause (i) and (ii) above, the satisfaction of the Major Tenant renewal criteria or the replacement of the Major Tenant with an acceptable replacement tenant in accordance with the 7700 Irvine Center Drive Mortgage Loan documents, (b) clause (iii) above, a satisfactory replacement tenant takes occupancy or the Major Tenant resumes occupancy of its premises and resumes operations under an acceptable lease, (c) clause (iv), the delivery of evidence that the Major Tenant, its parent company or lease guarantor is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 7700 Irvine Center Drive

no longer subject to the jurisdiction of the bankruptcy court or (d) clause (v), the cure of such event of default under the terms of the Major Tenant lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

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No. 8 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Mixed Use –Multifamily/Office/Retail
% of IPB:	3.0%	Net Rentable Area (SF)(5):	375,456 / 128 Units
Loan Purpose:	Refinance	Location:	Washington, DC
Borrowers:	700 Penn LP	Year Built / Renovated:	2017 / NAP
	and 700 Penn Prime LP	Occupancy(6):	98.3%
Borrower Sponsor:	EastBanc, Inc.	Occupancy Date(6):	7/1/2026 and 7/9/2026
Interest Rate:	7.54200%	4th Most Recent NOI (As of):	$14,930,512 (12/31/2023)
Note Date:	7/22/2026	3rd Most Recent NOI (As of):	$15,468,976 (12/31/2024)
Maturity Date:	8/11/2031	2nd Most Recent NOI (As of):	$15,612,035 (12/31/2025)
Interest-only Period:	60 months	Most Recent NOI (As of):	$15,284,951 (5/31/2026 TTM)
Original Term:	60 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$26,283,791
Amortization Type:	Interest Only	UW Expenses:	$9,951,379
Call Protection(2):	L(13),YM1(22),DorYM1(18),O(7)	UW NOI:	$16,332,411
Lockbox / Cash Management:	Hard (Commercial); Soft (Multifamily) / In Place	UW NCF:	$16,048,521
Additional Debt(1):	Yes	Appraised Value / Per SF:	$254,000,000 / $677
Additional Debt Balance(1):	$130,000,000	Appraisal Date:	6/4/2026
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$426
Taxes:	$860,060	$172,012	N/A	Maturity Date Loan / SF:	$426
Insurance:	$0	$17,100	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$6,165	N/A	Maturity Date LTV:	63.0%
TI / LC Reserve(4):	$0	$39,279	$1,414,044	UW NCF DSCR:	1.31x
Existing TI / LC Reserve:	$276,394	$0	N/A	UW NOI Debt Yield:	10.2%
Rent Concession Reserve:	$496,881	$0	N/A
Ground Rent Reserve:	$33,333	$16,667	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	99.0%	Loan Payoff	$158,626,208	98.2%
Sponsor Equity	1,558,939	1.0	Upfront Reserves	1,666,668	1.0
			Closing Costs	1,266,063	0.8
Total Sources	$161,558,939	100.0%	Total Uses	$161,558,939	100.0%
(1)	The Project Embassy Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000 (the “Project Embassy Whole Loan”). The Financial Information in the chart above reflects the Project Embassy Whole Loan.
(2)	Borrowers may prepay the Project Embassy Whole Loan in whole or in part at any time after September 11, 2027, with payment of a prepayment fee of 1% or yield maintenance calculated from the prepayment date through February 11, 2031. Additionally, defeasance of the Project Embassy Whole Loan in whole (but not in part) is permitted at any time after the date that is the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2029. The assumed defeasance lockout period of 35 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization trust in October 2026. The actual defeasance lockout period may be longer.
(3)	See the “Escrows and Reserves” section below for further discussion of reserve information.
(4)	The TI/LC Reserve Cap applies only after SEA (as defined below) has exercised its renewal option.
(5)	Net rentable area (“NRA”) comprises 209,909 square feet of commercial space and 128 units (165,547 square feet) of multifamily space. See “The Property” section below for further discussion of the space types.
(6)	Occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. Additionally, Occupancy includes the amenity / other space and the 192 square feet of storage is treated as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

The Loan. The Project Embassy mortgage loan (the “Project Embassy Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and leasehold interests in a 375,456 square foot mixed-use property located in Washington, DC (the “Project Embassy Property”). The Project Embassy Whole Loan consists of five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000. The Project Embassy Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”) on July 22, 2026, has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.54200% per annum on an Actual/360 basis. The Project Embassy Mortgage Loan is evidenced by the non-controlling Note A-3, with an original principal balance of $30,000,000. The controlling Note A-1 and the non-controlling Note A-5 were previously contributed to the BANK5 2026-5YR24 transaction, and the non-controlling Note A-2 was previously contributed to the BMO 2026-5C16 transaction. The scheduled maturity date of the Project Embassy Whole Loan is August 11, 2031.

The relationship between the holders of the Project Embassy Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Project Embassy Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR24 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Project Embassy Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR24	Yes
A-2	$35,000,000	$35,000,000	BMO 2026-5C16	No
A-3	$30,000,000	$30,000,000	BBCMS 2026-5C43	No
A-4 (1)	$20,000,000	$20,000,000	WFB	No
A-5	$15,000,000	$15,000,000	BANK5 2026-5YR24	No
Total	$160,000,000	$160,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Project Embassy Property is a mixed-use development property totaling 375,456 square feet which consists of 152,835 square feet of office space, 52,948 square feet of retail space, 4,126 square feet of other/amenity space and 128 multifamily units located in Washington, DC, within the historic Capitol Hill neighborhood. The Project Embassy Property consists of a mixed-use campus comprising two interconnected buildings, the north building, fronting Pennsylvania Avenue Southeast (known as 700 Penn at Eastern Market), which houses the 156,961 SF Class A+ office/other amenity components and street-level retail along Pennsylvania Avenue (the “North Building”) and the south building, fronting C Street Southeast (known as The Residences at Eastern Market), which houses the 128-unit Class A multifamily component and street-level retail along C Street Southeast (the “South Building”). The 52,948 square foot retail component is integrated at street level throughout both buildings.

Built in 2017, the Project Embassy Property is situated on an approximately 3.08-acre site, and a portion of the land is ground leased from the District of Columbia through July 2112. A two-level, below-grade parking structure is located beneath the South Building and serves both the commercial and residential components. Residential parking is separately secured and maintained independently from commercial parking areas. Investment-grade tenants at the Project Embassy Property include Samsung (as defined below), Northrop Grumman, JPMorgan Chase Bank, N.A. and Jackson National Life Insurance Company. As of July 1, 2026, and July 9, 2026, the Project Embassy Property was 98.3% leased with a weighted-average lease term remaining of approximately 4.2 years for the commercial component and 97.7% leased for the multifamily component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

The following table presents a summary of the uses at the Project Embassy Property:

Project Embassy Property Summary(1)
Property Type	Occupancy(2)(3)	Net Rentable Area (SF)	% of NRA	UW Rent	% of UW Rent
Multifamily	97.3%	165,547	44.1%	$9,556,844	43.5%
Office	99.0%	152,835	40.7%	$9,202,437	41.9%
Retail	98.6%	52,948	14.1%	$3,188,881	14.5%
Other / Amenities	95.3%	4,126	1.1%	$33,840	0.2%
Total/Wtd. Avg.	98.3%	375,456	100.0%	$21,982,003	100.0%
(1)	Information based on the underwritten rent rolls dated as of July 1, 2026 for the commercial portion of the Project Embassy Property and July 9, 2026 for the multifamily portion of the Project Embassy Property.
(2)	Multifamily Occupancy is calculated based on Net Rentable Area (SF).
(3)	Total/Wtd. Avg. Occupancy of 98.3% is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) and is inclusive of the amenity / other space and the 192 square feet of storage is treated as vacant.

Major Tenants. The three largest tenants at the Project Embassy Property by underwritten rent are Samsung Electronics America, Inc., Gilbert LLP and The Yard (as defined below).

Samsung Electronics America, Inc. (M/S/F: Aa2/AA-/AA-; 28,512 square feet; 13.6% of NRA; 13.3% of UW base rent): Samsung Electronics America, Inc. (“SEA”) is the United States sales and marketing subsidiary of Samsung Electronics Co., Ltd. (“Samsung”), a global technology company specializing in mobile devices, consumer electronics, home appliances, enterprise solutions, and network systems. Headquartered in Englewood Cliffs, New Jersey, SEA supports Samsung's operations throughout the United States. SEA has been a tenant at the Project Embassy Property since January 2019 and has a lease expiration in November 2029 with one, 10-year renewal option or, alternatively, two, 5-year renewal options. SEA has right of first offer and right of first refusal on the fifth floor of the North Building. Additionally, SEA has the right to expand its space on either the entire fifth floor of the North Building or a portion of the fifth floor of the North Building. SEA has no termination options.

Gilbert LLP (18,253 square feet; 8.7% of NRA; 11.9% of UW base rent): Gilbert LLP is a Washington, D.C.-based law firm specializing in complex dispute resolution, insurance recovery, commercial litigation, bankruptcy matters, risk management, and strategic consulting. Founded over 25 years ago, the firm represents corporations, creditor committees, trusts, and other institutional clients. Gilbert LLP has been a tenant at the Project Embassy Property since May 2021 and has a lease expiring in July 2031, with one, 5-year renewal option and no termination options. Gilbert LLP has the right of first offer on the fourth floor of the North Building and has an option to expand the current space on the south-east portion of the fourth floor of the North Building.

Fresh Space of Capitol Hill LLC (31,485 square feet; 15.0% of NRA; 9.8% of UW base rent): Fresh Space of Capitol Hill LLC (“The Yard”) is a privately held provider of flexible office and coworking solutions founded in 2011 and headquartered in Brooklyn, New York. The company operates a network of coworking and private office locations across major United States markets, including New York City, Washington, D.C., Philadelphia, and Chicago. The Yard offers flexible workspace solutions, meeting facilities, and community-focused amenities designed to support entrepreneurs, startups, and established businesses. The Yard has been a tenant at the Project Embassy Property since January 2019 and has a lease expiring in September 2031, with two, 5-year renewal options and no termination options. The Yard has right of first offer to lease any full floor space that becomes available in the North Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information with respect to the historical and current occupancy of the Project Embassy Property:

Historical and Current Occupancy(1)
Property Type	2023(2)	2024(2)	2025(2)	Current(3)
Commercial	97.7%	99.8%	99.0%	98.8%
Multifamily	92.2%	96.1%	94.5%	97.7%
Combined(4)	95.3%	98.2%	97.0%	98.3%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Commercial occupancy reflects the square foot-weighted average occupancy of the office and retail components, based on the borrower provided rent rolls dated December 1, 2023, December 1, 2024, and September 1, 2025. Multifamily occupancy is presented on a per-unit basis based on the borrower provided rent rolls dated December 31, 2023, December 31, 2024, and December 31, 2025, respectively. Total commercial square footage was 210,255 square feet per the 2023 rent roll versus 209,722 square feet per the 2024 and 2025 rent rolls. The 533 square foot difference reflects a remeasurement / reconfiguration of the south commercial (office and retail) space (the south commercial space decreased from 200,282 to 199,749 square feet and the suite count went from 79 to 76).
(3)	Current occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. Commercial occupancy reflects the square foot-weighted average occupancy of the office and retail components. Multifamily occupancy is presented on a per-unit basis (125 occupied of 128 units). Occupancy figures include the amenity / other space and the 192 square feet of storage is treated as vacant.
(4)	The Combined occupancy reflects the square foot-weighted average occupancy of the office and retail components and the per-unit occupancy of the multifamily component multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property.

The following table presents certain information relating to the tenants at the Project Embassy Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Major Tenants
Samsung Electronics America, Inc.(3)	Aa2/AA-/AA-	28,512	13.6%	$57.26	$1,632,597	13.3%	11/30/2029
Gilbert LLP	NR/NR/NR	18,253	8.7%	$79.83	$1,457,137	11.9%	7/31/2031
The Yard	NR/NR/NR	31,485	15.0%	$38.12	$1,200,208	9.8%	9/30/2031
Trader Joe's	NR/NR/NR	13,930	6.6%	$44.00	$612,920	5.0%	9/30/2027
Sanford Heisler Sharp McKnight LLP	NR/NR/NR	11,168	5.3%	$49.64	$554,380	4.5%	12/1/2029
Subtotal / Wtd. Avg.		103,348	49.2%	$52.80	$5,457,242	44.6%

Other Tenants		104,120	49.6%	$65.21	$6,789,265	55.4%

Occupied Collateral Total		207,468	98.8%	$59.03	$12,246,507	100.0%

Vacant Space		2,441	1.2%

Collateral Total		209,909	100.0%

(1)	Based on the commercial underwritten rent roll dated July 1, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	SEA has right of first offer and right of first refusal on the fifth floor of the building. Additionally, SEA has the right to expand the space on either the entire or a portion of the fifth floor of the North Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the unit mix of the multifamily component of the Project Embassy Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1Bed/1Bath	54	54	42.2%	100.0%	1,052	$4,767
2Bed/1Bath	15	14	11.7%	93.3%	944	$4,123
2Bed/2Bath	43	42	33.6%	97.7%	1,526	$7,742
3Bed/2Bath	16	15	12.5%	93.8%	1,811	$8,855
Total/Wtd. Avg.	128	125	100.0%	97.7%	1,293	$6,185
(1)	Information based on the multifamily underwritten rent roll dated July 9, 2026.

The following table presents certain information with respect to the lease rollovers at the Project Embassy Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,441	1.2%	NAP	NAP	2,441	1.2%	NAP	NAP
2026 & MTM(3)	2	3,934	1.9	$30,000	0.2%	6,375	3.0%	$30,000	0.2%
2027	3	22,428	10.7	$1,103,510	9.0	28,803	13.7%	$1,133,510	9.3%
2028	2	4,738	2.3	$239,391	2.0	33,541	16.0%	$1,372,901	11.2%
2029	10	57,990	27.6	$3,591,320	29.3	91,531	43.6%	$4,964,221	40.5%
2030	3	11,746	5.6	$954,760	7.8	103,277	49.2%	$5,918,980	48.3%
2031	8	68,804	32.8	$4,108,414	33.5	172,081	82.0%	$10,027,394	81.9%
2032	2	11,253	5.4	$544,122	4.4	183,334	87.3%	$10,571,516	86.3%
2033	3	21,498	10.2	$1,277,919	10.4	204,832	97.6%	$11,849,435	96.8%
2034	0	0	0.0	$0	0.0	204,832	97.6%	$11,849,435	96.8%
2035	0	0	0.0	$0	0.0	204,832	97.6%	$11,849,435	96.8%
2036	2	5,077	2.4	$397,072	3.2	209,909	100.0%	$12,246,507	100.0%
2037 & Thereafter	0	0	0.0	$0	0.0	209,909	100.0%	$12,246,507	100.0%
Total / Wtd. Avg.	35	209,909	100.0%	$12,246,507	100.0%	209,909	100.0%	$12,246,507	100.0%
(1)	Based on the underwritten commercial rent roll dated July 1, 2026.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	$30,000 of underwritten base rent is associated with a car wash and has no stated lease expiration and is included in 2026 & MTM.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and underwritten cash flows of the Project Embassy Property:

Underwritten Net Cash Flow(1)
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF	UW %(2)
Base Rent(3)	$18,473,280	$19,442,048	$20,118,579	$19,977,223	$20,882,902	$55.62	95.0%
Grossed Up Vacant Space	$0	$0	$0	$0	$1,099,100	$2.93	5.0%
Gross Potential Rent	$18,473,280	$19,442,048	$20,118,579	$19,977,223	$21,982,003	$58.55	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	$0	($1,099,100)	($2.93)	(5.0%)
Percentage Rent	$464,474	$163,271	$22,457	$17,918	$12,950	$0.03	0.1%
Net Rental Income	$18,937,753	$19,605,319	$20,141,036	$19,995,141	$20,895,852	$55.65	95.1%
Expense Recoveries	$3,690,686	$3,632,635	$3,772,730	$3,749,475	$3,615,510	$9.63	16.4%
Other Income	$1,679,150	$1,920,832	$1,717,738	$1,772,428	$1,772,428	$4.72	8.1%
Effective Gross Income	$24,307,590	$25,158,786	$25,631,504	$25,517,043	$26,283,791	$70.00	119.6%

Real Estate Taxes	$2,223,331	$2,361,780	$2,373,056	$2,282,831	$1,964,299	$5.23	7.5%
Insurance	$184,499	$196,370	$211,356	$217,428	$205,195	$0.55	0.8%
Management Fee	$664,096	$749,026	$735,627	$738,462	$788,514	$2.10	3.0%
Other Operating Expenses	$6,305,153	$6,382,634	$6,699,429	$6,993,372	$6,993,372	$18.63	26.6%
Total Expenses	$9,377,078	$9,689,810	$10,019,468	$10,232,093	$9,951,379	$26.50	37.9%

Net Operating Income	$14,930,512	$15,468,976	$15,612,035	$15,284,951	$16,332,411	$43.50	62.1%
Replacement Reserves	$0	$0	$0	$0	$73,982	$0.20	0.3%
TI/LC	$0	$0	$0	$0	$209,909	$0.56	0.8%
Net Cash Flow	$14,930,512	$15,468,976	$15,612,035	$15,284,951	$16,048,521	$42.74	61.1%
(1)	Based on the underwritten rent rolls dated July 1, 2026 and July 9, 2026.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	UW Base Rent includes $287,107 of contractual rent steps through June 2027. Straight-Line Rent was underwritten to the average rent steps through the loan term for investment-grade tenants.

Environmental. According to the Phase I environmental report dated June 11, 2026, there was no evidence of recognized environmental conditions at the Project Embassy Property.

The Market. The Project Embassy Property is immediately adjacent to the Eastern Market district, located along Pennsylvania Avenue SE between 7th and 8th Streets SE, benefiting from direct frontage across from the Eastern Market Metrorail Station, immediate proximity to the historic Eastern Market, and convenient access to the United States Capitol, which is situated approximately seven blocks to the west. According to the appraisal, the Project Embassy Property benefits from regional connectivity, with the Eastern Market Metro Station located approximately 0.1 mile from the Project Embassy Property. The area is also served by numerous WMATA bus routes and provides convenient access to major transportation corridors, including Interstate 395, Independence Avenue SE, Constitution Avenue, and Massachusetts Avenue. Additionally, Union Station, the region's primary rail and transit hub, is situated approximately one mile from the Project Embassy Property. Direct Metro access to Ronald Reagan Washington National Airport and Washington Dulles International Airport further enhances the Project Embassy Property's accessibility for residents, employees, and visitors. Major employers in the Eastern Market district include the Government of The United States, Marriott International, TE Connectivity, Hilton Worldwide Holdings and Koninklijke Ahold Delhaize.

According to the appraisal, the Project Embassy Property is located in the Capitol Hill submarket within the Washington Metro Area market. As of 2025, the Capitol Hill office submarket comprises 8,014,120 square feet, with a vacancy rate of 18.9% and average asking rents of $55.60 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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As of the first quarter of 2026, the Capitol Hill retail submarket comprises 2,381,122 square feet, with a vacancy rate of 6.0% and average asking rents of $43.79 per square foot. As of 2025, the Capitol Hill multifamily submarket comprises 4,076 units, with a vacancy rate of 9.2% and average asking rents of $2,422 per unit.

The 2025 estimated population within a one-, three-, and five-mile radius of the Project Embassy Property was 57,668, 317,873, and 784,708, respectively, and the estimated median household income within the same radii was approximately $168,494, $110,221, and $107,954, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Project Embassy Property:

Market Analysis(1)
	Premium Office	Office	Retail	Large Format	Restaurant	North Retail	North Large Format	Amenity	Bank	Storage
Rentable Area(2)	28,512	124,323	14,090	17,414	8,654	4,975	4,998	3,934	2,817	192
Market Rent (PSF per Year)	$80.00	$75.00	$70.00	$37.50	$38.00	$83.50	$37.50	$0.00	$110.00	$20.00
Lease Term (Years)	10	7	10	10	10	10	10	25	10	5
Lease Type (Reimbursements)	FSG	FSG	NNN	NNN	NNN	NNN	NNN	Gross	NNN	Gross
Rent Increase Projection (per Year)	2.5%	2.5%	3.0%	3.0%	3.0%	3.0%	3.0%	None	2.5%	2.5%
Tenant Improvements (New Tenant) (PSF)	$135.00	$110.00	$50.00	$50.00	$100.00	$50.00	$50.00	NAP	$100.00	NAP
Tenant Improvements (Renewal) (PSF)	$75.00	$55.00	$5.00	$5.00	$10.00	$5.00	$5.00	NAP	$10.00	NAP
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

The following table presents certain information relating to comparable office sales with respect to the Project Embassy Property:

Comparable Office Sales(1)
Property Name/Location	Year Built/ Renovated	Sale Date	NRA (SF)	Sale Price	Sale Price PSF	Cap Rate
Project Embassy 700 Pennsylvania Avenue SE Washington, DC 20003	2017 / NAP	NAP	152,835(2)	NAP	NAP	NAP
99 M 99 M Street SE Washington, DC 20003	2018 / NAP	5/15/2026	234,782	$93,250,000	$397.18	9.40%
2445 M 2445 M Street NW Washington, DC 20037	1986 / 2020	3/26/2026	297,727	$101,000,000	$339.24	8.52%
2001 M 2001 M Street NW Washington, DC 20036	1987 / 2017	1/30/2026	280,896	$163,250,000	$581.18	9.15%
1401 New York 1401 New York Avenue NW Washington, DC 20005	1983 / 2015	1/20/2026	199,412	$85,000,000	$426.25	9.39%
2000 K 2000 K Street NW Washington, DC 20006	1986 / 2017	7/15/2024	233,292	$140,200,000	$600.96	8.00%
The Mills Building 1700 Pennsylvania Ave NW Washington, DC 20006	1966 / 2022	1/10/2024	208,622	$208,270,000	$998.31	5.89%
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026, and solely represents the office component (excluding certain amenity space) of 152,835 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

The following table presents certain recent leasing information at comparable multifamily properties with respect to the Project Embassy Property:

Comparable Multifamily Leases(1)
Property Name/Location	Year Built / Renovated	Occupancy	Units/ Size (SF)	Lease Start Date	Miles from Subj.	Base Rent Range Per Unit
Project Embassy 777 C Street SE Washington, DC 20003	2017 / NAP	97.7%(2)	128 / 165,547(2)	NAP	-	$1,677 - $14,040(2)
Annex on 12th 300 12th Street SW Washington, DC 20024	2025 / NAP	87.3%	562 / 442,856	NAP	1.7	$2,202 - $5,717
The Apartments at CityCenter 825 10th St NW Washington, DC 20001	2014 / NAP	98.0%	458 / 385,178	NAP	1.9	$1,207 - $7,086
Apartments at Westlight 1110 23rd St NW Washington, DC 20037	2018 / NAP	100.0%	93 / 113,646	NAP	3.2	$3,220 - $10,881
The Channel District Wharf 950 Maine Ave SW Washington, DC 20024	2017 / NAP	95.6%	501 / 314,628	NAP	1.6	$787 - $4,278
Legacy West End 1255 22nd St NW Washington, DC 20037	2018 / NAP	94.9%	197 / 198,405	NAP	3.2	$1,760 - $7,755
1331 1331 Maryland Avenue SW Washington, DC 20024	2019 / NAP	97.3%	373 / 367,032	NAP	1.9	$2,100 - $21,116
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten multifamily rent roll dated July 9, 2026.

The following table presents certain recent leasing information at comparable office properties with respect to the Project Embassy Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Samsung Electronics America, Inc.(2)	28,512(2)	Jan-19(2)	10.9(2)	$57.26(2)
Capitol Crossing II 250 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	Woodson Equity	3,000	May-26	8.0	$62.00
One Constitution 1 Constitution Ave NE Washington, DC 20002	1968 / NAP	USAA	9,842	December-25	10.0	$82.00
601 New Jersey 601 New Jersey Ave NW Washington, DC 20001	2002 / NAP	Association for Accessible Medicines	10,277	December-25	12.8	$74.32
25 Mass 25 Massachusetts Avenue NW Washington, DC 20001	2006 / NAP	American Association of Neurological Surgeons	2,525	October-25	7.8	$47.00
Liberty Place 325 7th Street NW Washington, DC 20004	1990 / NAP	Johns Hopkins University	13,375	September-25	4.0	$58.00
Capitol Crossing I 200 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	American Medical Association	36,886	September-25	15.0	$58.00
Hall of States 400-444 N Capitol St NW Washington, DC 20001	1976 / NAP	Dell USA	6,367	March-25	5.6	$72.00
1000 Maine 1000 Maine Ave SW Washington, DC 20024	2018 / NAP	Cisco Systems	12,828	March-25	10.8	$64.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Project Embassy

The following table presents certain recent leasing information at comparable street-level retail properties with respect to the Project Embassy Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Sephora(2)	3,463(2)	Jan-19(2)	10.1(2)	$79.16(2)
1829 M 1829 M Street NW Washington, DC	NAV	Burnin Bird Hot Chicken	1,000	Jan-26	5.0	$70.00
1750 H 1750 H Street NW Washington, DC	NAV	Slice & Pie	1,700	Aug-25	10.0	$60.00
660 Penn 660 Pennsylvania Ave SE Washington, DC	NAV	ZomTum	2,602	Apr-25	5.0	$50.00
The Row on 19th 1900 M Street NW Washington, DC	NAV	Just Salad	2,209	Feb-25	10.0	$62.00
1300 Penn 1300 Pennsylvania Ave NW Washington, DC	NAV	Yafa Grill	732	Nov-24	10.0	$65.00
1401 K 1401 K Street NW Washington, DC	NAV	Grilled Kabob	2,063	Nov-23	10.0	$62.50
1250 Connecticut 1250 Connecticut Ave NW Washington, DC	NAV	Javan Wellness	2,319	Oct-23	10.0	$71.00
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

The following table presents certain recent leasing information at comparable large format retail properties with respect to the Project Embassy Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Trader Joe’s(2)	13,930(2)	Sep-17(2)	10.0(2)	$44.00(2)
Revel Apartments 1005 First Street NE Washington, DC	NAV	Gold's Gym	17,220	Jun-24	11.0	$25.00
River Pointe 2121 First Street SW Washington, DC	NAV	The Children's Guild	17,812	Nov-23	20.0	$32.00
655 New York 655 New York Avenue NW Washington, DC	NAV	The Flight Club	8,546	Oct-23	15.0	$49.00
2001 M 2001 M Street NW Washington, DC	NAV	Rumble (Assignment)	7,924	Jun-23	7.1	$42.40
700 H 700 H Street NE Washington, DC	NAV	Nike	17,991	Feb-23	5.0	$37.00
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain recent leasing information at comparable restaurant retail properties with respect to the Project Embassy Property:

Comparable Restaurant Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Eastern Point Restaurants LLC(2)	8,654(2)	Nov-23(2)	8.5(2)	$38.13(2)
The Stacks 101 V Street SE Washington, DC	NAV	Confidential Restaurant	8,000	Jun-25	10.0	$55.00
720 7th 720 7th Street NW Washington, DC	NAV	Raising Cane’s	4,696	Aug-24	10.0	$50.00
The Executive Building 1030 15th Street NW Washington, DC	NAV	G Street Foods (Namak Mandi)	4,633	Mar-24	5.0	$35.00
The IBEW Building 900 7th Street NW Washington, DC	NAV	Taco Bamba	5,853	Feb-24	5.0	$65.00
Carroll Square 975 F Street NW Washington, DC	NAV	Moon Rabbit	5,254	Jan-24	10.3	$47.00
The Wharf - Phase II 680 Maine Avenue SW Washington, DC	NAV	Fogo de Chao	7,500	Nov-23	10.0	$62.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

Appraisal. According to the appraisal as of June 4, 2026, the Project Embassy Property had an “as-is” appraised value of $254,000,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Project Embassy	$254,000,000	6.18%
(1)	Source: Appraisal.

The Borrowers. The borrowers are 700 Penn LP and 700 Penn Prime LP, each a Delaware limited partnership and single-purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Project Embassy Whole Loan.

The Borrower Sponsor. The borrower sponsor is EastBanc, Inc. and the non-recourse carveout guarantor is Anthony M. Lanier.

EastBanc, Inc. is a Washington, D.C.-based real estate investment and development firm with approximately 40 years of operating history and approximately $4.0 billion of assets under management across the United States, Canada and Europe, focused on trophy office, luxury residential, high-street retail and luxury hotel assets. Anthony M. Lanier is the founder, chairman and president of EastBanc, Inc. and has overseen the acquisition and redevelopment of a portfolio concentrated in Washington, D.C.’s West End, Georgetown and Capitol Hill submarkets.

Property Management. The Project Embassy Property is managed by EastBanc, Inc., the borrower sponsor, with respect to the office, retail, and common area components. The Project Embassy Property is managed by Bozzuto Management Company, a third-party property management company, with respect to the multifamily component. The Project Embassy Property is managed by LAZ Parking Mid-Atlantic, LLC, a third-party property management company, with respect to the parking component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $860,060 for real estate taxes, (ii) $276,394 for existing tenant improvements and leasing commissions payable under existing commercial leases, (iii) $496,881 for rent concessions representing future rent credits, gap rent or abatements under existing commercial leases, to be disbursed in accordance with the Project Embassy Whole Loan documents and (iv) $33,333 for ground rent.

Tax Escrow – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to a monthly deposit of approximately $172,012.

Insurance Escrow – The borrowers are required to deposit into an insurance reserve account on a monthly basis an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $17,100).

Leasing Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $2.50 per square foot of office space and $1.50 per square foot of retail space for tenant improvements and leasing commissions incurred following origination of the Project Embassy Whole Loan, provided no such deposit is required once SEA has exercised its renewal option and the balance of the reserve equals or exceeds the aggregate total of 36 monthly leasing reserve deposits. As of the origination of the Project Embassy Whole Loan, the monthly leasing reserve deposit is approximately $39,279.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $0.20 per square feet of commercial space and $250 per residential unit for replacement reserves. As of the origination of the Project Embassy Whole Loan, the monthly replacement reserve deposit is $6,165.

Ground Rent Reserve – On a monthly basis, the borrowers are required to deposit $16,667, representing one-third of the next quarterly ground rent payment due under the Ground Lease (as described below).

Lockbox / Cash Management. The Project Embassy Whole Loan is structured with a hard lockbox with respect to the commercial tenants, a soft lockbox with respect to the residential tenants and parking revenues, and in-place cash management. The borrowers are required to cause all commercial tenants at the Project Embassy Property (pursuant to tenant direction letters) to transmit all rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenue generated by the multifamily units and parking operations at the Project Embassy Property and received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept periodically into a lender-controlled cash management account and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Project Embassy Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), any excess cash flow will be disbursed to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after application of rents in accordance with the Project Embassy Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Project Embassy Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the debt service coverage ratio (“DSCR”), falling below 1.15x for two consecutive calculation dates; or
(iii)	the occurrence and continuance of a Material Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, the DSCR being equal to or greater than 1.15x for two consecutive calculation dates; and
●	with regard to clause (iii) above, upon the occurrence of a Material Tenant Trigger Cure Event (as defined below).

A “Material Tenant Trigger Event” will occur when (a) Material Tenant (as defined below) is in default beyond all applicable notice and cure periods pursuant to the terms of the Material Tenant lease, (b) Material Tenant surrenders or cancels its lease, (c) a Material Tenant (or Material Tenant’s parent company) is the subject of a proceeding under one or more creditors rights laws and its lease is not affirmed by the applicable court within 60 days, (d) a Material Tenant fails to renew its lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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at the earlier of (i) the renewal notice outside date under the Material Tenant Lease and (ii) 12 months prior to the expiration date of such Material Tenant lease, (e) a Going Dark Trigger Event (as defined below) occurs, or (f) an IG Rating Trigger Event (as defined below) occurs.

A “Material Tenant Trigger Cure Event” means (a) Material Tenant has cured the related default to the satisfaction of borrowers and lender, (b) the Material Tenant has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization (or the comparable provision under any creditors’ rights law other than the Bankruptcy Code) or the Material Tenant (or Material Tenant’s parent company) is no longer the subject of a proceeding under one or more creditor’s rights laws, (c) Material Tenant has exercised the next renewal option available under its lease pursuant to terms and conditions acceptable to lender, (d) if the Material Tenant Trigger Event is caused solely due to a Going Dark Trigger Event, a Going Dark Trigger Cure (as defined below) occurs, (e) if the Material Tenant Trigger Event is caused solely due to an IG Rating Trigger Event, an IG Rating Trigger Cure occurs or (f) a replacement tenant acceptable to lender has taken occupancy of the Material Tenant Space, has commenced payment of unabated rent under such replacement lease, and is conducting normal business operations in the Material Tenant space pursuant to a lease approved by lender in accordance with the Project Embassy Whole Loan documents, provided, that a pre-approved replacement lease will be deemed approved by lender.

“Going Dark Trigger Event” means (a) a Material Tenant vacates or gives notice in writing of its intent to vacate the Material Tenant space, or (b) a Material Tenant “goes dark” in 50.0% or more of the applicable Material Tenant space for a period of 30 consecutive days, other than a permitted dark event (e.g., governmental restrictions or other legal requirements, casualty/condemnation or other life-safety or legal compliance work, or a temporary close that does not give Material Tenant a termination right or materially impair the borrowers’ ability to collect rent). A Going Dark Trigger Event may be cured (a “Going Dark Trigger Cure”) if Material Tenant rescinds its notice to vacate and resumes operations in not less than 50.0% of the Material Tenant space or, with respect to (b), at such time as 50.0% or more of the Material Tenant space is not “dark”.

An “IG Rating Trigger Event” means that the Material Tenant no longer has a senior unsecured credit rating of (a) at least “BBB-” by S&P, (b) at least “Baa3” by Moody’s or (c) at least “BBB-” by Fitch. An “IG Rating Trigger Cure” will occur when the Material Tenant (or the guarantor of its obligations under the Material Tenant lease) has the required IG rating (without qualification) for two consecutive calendar quarters.

“Material Tenant” means SEA and any replacement tenant thereof.

Right of First Refusal / Right of First Offer. The District of Columbia, as ground lessor, has a post-foreclosure or deed-in-lieu right to purchase the leasehold portion of the Project Embassy Property for the related amount of the debt. In addition, following the expiration of the Project Embassy Property’s exemption in 2032, the District of Columbia’s Tenant Opportunity to Purchase Act gives tenants of covered residential rental properties and, in certain instances, the District of Columbia itself, a right to purchase a residential building before it is sold to third parties. See “Description of the Mortgage Pool – Tenant Issues – Purchase Options, Rights of First Offer and Rights of First Refusal” in the Preliminary Prospectus.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Ground Lease. Substantially all of the Project Embassy Property (specifically, the former Hine Junior High School site) is subject to a ground lease with the District of Columbia, as ground lessor, having a primary term that expires July 11, 2112. Annual ground rent is $200,000, payable in quarterly installments, with no scheduled rent escalations. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Self Storage - Self Storage
% of IPB:	3.0%	Net Rentable Area (SF):	1,069,965
Loan Purpose(2):	Refinance / Acquisition	Location(6):	Various, Various
Borrowers(3):	Various	Year Built / Renovated(6):	Various / Various
Borrower Sponsor:	Amsdell Group, LLC	Occupancy(7):	88.1%
Interest Rate:	5.95000%	Occupancy Date(7):	Various
Note Date:	8/19/2026	4th Most Recent NOI (As of)(8):	$9,017,796 (12/31/2023)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of)(8):	$9,412,933 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(8):	$10,567,775 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(9):	$10,463,564 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	88.1%
Amortization Type:	Interest Only	UW Revenues:	$17,845,478
Call Protection(4):	L(25),D(28),O(7)	UW Expenses:	$6,560,445
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$11,285,032
Additional Debt(1):	Yes	UW NCF:	$11,118,433
Additional Debt Balance(1):	$89,400,000	Appraised Value / Per SF:	$190,410,000 / $178
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$112
Taxes:	$580,361	$116,072	N/A	Maturity Date Loan / SF:	$112
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.7%
Replacement Reserves:	$0	$13,883	$499,798	Maturity Date LTV:	62.7%
Deferred Maintenance:	$109,422	$0	N/A	UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$119,400,000	90.0%	Purchase Price(2)	$96,556,900	72.7%
Borrower Sponsor Equity	13,334,303	10.0	Loan Payoff(2)	31,315,085	23.6
			Closing Costs	4,172,535	3.1
			Upfront Reserves	689,783	0.5
Total Sources	$132,734,303	100.0%	Total Uses	$132,734,303	100.0%
(1)	The Compass Storage National Portfolio 2.0 Mortgage Loan (as defined below) is part of the Compass Storage National Portfolio 2.0 Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $119,400,000. Financial Information presented above is based on the Compass Storage National Portfolio 2.0 Whole Loan.
(2)	Loan proceeds were used to finance the acquisition of eight properties through fundings completed in May and July 2026 and to refinance eight properties in August 2026.
(3)	See “The Borrowers and the Borrower Sponsor” below.
(4)	Defeasance of the Compass Storage National Portfolio 2.0 Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Compass Storage National Portfolio 2.0 Whole Loan to be securitized and (b) August 19, 2030. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization in October 2026. The actual lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	See “Portfolio Summary” below.
(7)	Occupancy dates are as of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(8)	4th Most Recent NOI excludes NOI attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 3rd Most Recent NOI excludes NOI attributable to the New Iberia property as this information was not provided by the seller. The increase from 4th Most Recent NOI to Most Recent NOI is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 3rd Most Recent NOI to 2nd Most Recent NOI can be attributed to including financial information for the New Iberia property.
(9)	Most Recent NOI represents the rolled-up NOI as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.

The Loan. The Compass Storage National Portfolio 2.0 mortgage loan (the “Compass Storage National Portfolio 2.0 Mortgage Loan”) is part of a whole loan (the “Compass Storage National Portfolio 2.0 Whole Loan”) evidenced by three pari passu promissory notes that are secured by the borrowers’ fee interests in 16 self-storage properties, totaling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee (the “Compass Storage National Portfolio 2.0 Properties”). The Compass Storage National Portfolio 2.0 Whole Loan was originated on August 19, 2026 by Citi Real Estate Funding Inc. The Compass Storage National Portfolio 2.0 Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an actual/360 basis. The scheduled maturity date of the Compass Storage National Portfolio 2.0 Whole Loan is September 6, 2031. The Compass Storage National Portfolio 2.0 Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $30,000,000.

The table below identifies the promissory notes that comprise the Compass Storage National Portfolio 2.0 Whole Loan. The relationship between the holders of the Compass Storage National Portfolio 2.0 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Compass Storage National Portfolio 2.0 Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced under the pooling and servicing agreement for such securitization. See “The Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$65,000,000	$65,000,000	CREFI	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2026-5C43	No
A-3(1)	$24,400,000	$24,400,000	CREFI	No
Whole Loan	$119,400,000	$119,400,000
(1)	Expected to be contributed to one or more future securitizations.

The Properties. The Compass Storage National Portfolio 2.0 Properties consist of 16 self-storage properties, totaling 8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee. The properties were built between 1950 and 2019 and have an average facility size of approximately 66,873 square feet. As of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026, the portfolio was 88.1% occupied based on net rentable square footage (86.7% occupied based on units) and generated a weighted average trailing twelve-month revenue per available square foot ("RevPAF") of $16.12. The Compass Storage National Portfolio 2.0 Properties’ unit mix includes 3,188 non-climate controlled storage units, 5,141 climate-controlled storage units, 6 commercial units, 346 parking units, and one apartment unit and no individual property accounts for more than 10.2% of UW NOI or 9.3% of total net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the Compass Storage National Portfolio 2.0 Properties:

Portfolio Summary
Property Name	City, State(1)	Year Built / Renovated(1)	Allocated Whole Loan Amounts ($)	Total SF(2)	Total Occ. %(2)	As-is Appraised Value(1)	UW NOI(2)	% of UW NOI
New Iberia	New Iberia, LA	1984 / 2016	$12,400,000	99,908	88.9%	$18,500,000	$1,149,075	10.2%
Ponte Vedra	Ponte Vedra, FL	2018 / NAP	$11,600,000	83,076	84.9%	$18,140,000	$1,123,758	10.0%
Hastings-on-Hudson	Hastings-On-Hudson, NY	2000 / NAP	$10,775,000	35,988	89.9%	$17,400,000	$1,013,670	9.0%
Roseville	Roseville, MI	2001 / NAP	$9,600,000	76,864	87.0%	$17,200,000	$902,099	8.0%
Neptune	Neptune, NJ	1950 / 2002	$8,200,000	51,889	84.1%	$13,300,000	$797,315	7.1%
Spring	Spring, TX	2005 / NAP	$7,900,000	86,417	89.5%	$12,340,000	$775,580	6.9%
Gainesville	Gainesville, FL	2000-2001 / NAP	$7,300,000	75,345	92.3%	$11,350,000	$678,458	6.0%
Hudson Oaks	Hudson Oaks, TX	2013 / NAP	$7,100,000	62,552	94.5%	$11,200,000	$638,909	5.7%
Marble Falls 2	Marble Falls, TX	2019 / NAP	$7,000,000	65,710	96.0%	$10,500,000	$663,554	5.9%
Mulberry	Mulberry, FL	2007 / 2019	$6,850,000	90,016	76.8%	$13,500,000	$620,237	5.5%
Marble Falls 1	Marble Falls, TX	1997 / NAP	$6,850,000	75,560	91.6%	$12,000,000	$619,539	5.5%
Sewickley	Sewickley, PA	2017 / NAP	$6,800,000	51,326	87.4%	$9,770,000	$655,461	5.8%
West Palm Beach 2	West Palm Beach, FL	2019 / NAP	$6,400,000	88,977	89.8%	$9,300,000	$672,095	6.0%
Acworth	Acworth, GA	1995 / NAP	$3,925,000	42,079	89.0%	$6,030,000	$363,521	3.2%
Smyrna	Smyrna, TN	2012 / NAP	$3,750,000	31,926	85.9%	$5,580,000	$339,721	3.0%
Gonzales	Gonzales, LA	2010 / NAP	$2,950,000	52,333	82.0%	$4,300,000	$272,041	2.4%
Total			$119,400,000	1,069,965	88.1%	$190,410,000	$11,285,032	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026. Total Occ. % presented above is based on total SF. Occupancy based on self-storage units is 86.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the unit mix at the Compass Storage National Portfolio 2.0 Properties:

Compass Storage National Portfolio 2.0 Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(2)	TTM RevPAF(3)
New Iberia	955	11.0%	99,908	9.3%	100.0%	100.0%	88.9%	$16.23
Ponte Vedra	596	6.9%	83,076	7.8%	79.5%	60.1%	84.9%	$19.68
Hastings-on-Hudson	436	5.0%	35,988	3.4%	100.0%	100.0%	89.9%	$42.89
Roseville	524	6.0%	76,864	7.2%	30.0%	25.7%	87.0%	$16.77
Neptune	601	6.9%	51,889	4.8%	62.7%	69.7%	84.1%	$23.60
Spring	677	7.8%	86,417	8.1%	41.7%	30.7%	89.5%	$13.61
Gainesville	556	6.4%	75,345	7.0%	60.8%	46.6%	92.3%	$13.75
Hudson Oaks	472	5.4%	62,552	5.8%	100.0%	100.0%	94.5%	$15.92
Marble Falls 2	376	4.3%	65,710	6.1%	45.5%	34.0%	96.0%	$13.83
Mulberry	803	9.2%	90,016	8.4%	49.4%	45.2%	76.8%	$13.42
Marble Falls 1	431	5.0%	75,560	7.1%	37.8%	31.2%	91.6%	$11.57
Sewickley	486	5.6%	51,326	4.8%	35.0%	22.6%	87.4%	$15.66
West Palm Beach 2	729	8.4%	88,977	8.3%	68.0%	48.0%	89.8%	$14.18
Acworth	375	4.3%	42,079	3.9%	0.0%	0.0%	89.0%	$15.23
Smyrna	337	3.9%	31,926	3.0%	51.3%	48.3%	85.9%	$17.17
Gonzales	328	3.8%	52,333	4.9%	24.4%	17.6%	82.0%	$9.18
Total	8,682	100.0%	1,069,965	100.0%	59.2%	49.7%	88.1%	$16.12
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy for the Compass Storage National Portfolio 2.0 based on self-storage units is 86.7%.
(3)	TTM RevPAF is as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Appraisals. According to the appraisals as of various dates between March 25, 2026 and June 8, 2026, the Compass Storage National Portfolio 2.0 Properties had an aggregate “as is” appraised value of $190,410,000.

Compass Storage National Portfolio 2.0 Appraised Value(1)
Property	Value	Capitalization Rate
New Iberia	$18,500,000	6.00%
Ponte Vedra	$18,140,000	6.00%
Hastings-on-Hudson	$17,400,000	5.25%
Roseville	$17,200,000	5.50%
Mulberry	$13,500,000	6.25%
Neptune	$13,300,000	5.75%
Spring	$12,340,000	5.50%
Marble Falls 1	$12,000,000	5.50%
Gainesville	$11,350,000	5.75%
Hudson Oaks	$11,200,000	5.50%
Marble Falls 2	$10,500,000	5.50%
Sewickley	$9,770,000	5.75%
West Palm Beach 2	$9,300,000	5.75%
Acworth	$6,030,000	6.00%
Smyrna	$5,580,000	5.50%
Gonzales	$4,300,000	6.75%
Total / Wtd. Avg.	$190,410,000	5.73%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated between April 20, 2026 and August 4, 2026, there was no evidence of any recognized environmental conditions at any of the 16 Compass Storage National Portfolio 2.0 Properties. According to the Phase I environmental report dated August 4, 2026, the Neptune property, was identified as having a controlled recognized environmental condition (“CREC”) relating to historic fill managed under a deed notice. In addition, according to the Phase I environmental report dated April 20, 2026, the Hastings-on-Hudson property was identified as having a CREC related to closed onsite release cases with evidence of impacts remaining onsite and historical onsite automotive operations. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and current occupancy of the Compass Storage National Portfolio 2.0 Properties:

Historical and Current Occupancy(1)
Property	2024	2025	Current(2)
New Iberia	90.3%	89.8%	88.9%
Ponte Vedra	81.5%	72.4%	84.9%
Hastings-on-Hudson	90.9%	96.3%	89.9%
Roseville	90.7%	81.0%	87.0%
Neptune	78.8%	79.7%	84.1%
Spring	89.9%	78.6%	89.5%
Gainesville	96.4%	95.7%	92.3%
Hudson Oaks	97.1%	92.3%	94.5%
Marble Falls 2	92.4%	94.1%	96.0%
Mulberry	80.2%	72.9%	76.8%
Marble Falls 1	92.2%	90.1%	91.6%
Sewickley	79.9%	73.7%	87.4%
West Palm Beach 2	83.1%	82.5%	89.8%
Acworth	92.7%	85.4%	89.0%
Smyrna	81.3%	76.9%	85.9%
Gonzales	84.3%	80.4%	82.0%
Total	87.7%	83.7%	88.1%
(1)	Historical occupancy represents the year end occupancy as of December 31 for 2024 and 2025.
(2)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten net cash flows of the Compass Storage National Portfolio 2.0 Properties:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2023(2)	12/31/2024(2)	12/31/2025(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Storage Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76	87.2%
Net Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76	87.2%
Vacancy Gross Up	0	0	0	0	2,477,436	$2.32	12.8%
Gross Potential Rent	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$19,342,393	$18.08	100.0%
Vacancy	(617,152)	(533,401)	(503,899)	(534,468)	(2,477,436)	($2.32)	(12.8%)
Insurance Revenue	133,462	162,311	221,014	223,669	104,793	$0.10	0.5%
Merchandise	66,915	63,996	58,508	60,297	48,198	$0.05	0.2%
Other Income(5)	1,285,649	608,031	670,662	675,215	827,530	$0.77	4.3%
Effective Gross Income	$14,481,289	$15,337,918	$17,261,217	$17,246,343	$17,845,478	$16.68	92.3%

Management Fee	$645,049	$779,755	$797,929	$783,721	$731,618	$0.68	3.8%
Real Estate Taxes	1,723,965	1,624,194	1,699,669	1,736,481	1,854,849	$1.73	9.6%
Insurance	316,290	443,769	569,373	594,623	353,539	$0.33	1.8%
Payroll	1,093,150	1,235,922	1,359,197	1,372,638	1,391,668	$1.30	7.2%
General & Administrative	633,060	716,590	857,885	866,889	763,839	$0.71	3.9%
Other Expenses(6)	1,051,979	1,124,754	1,409,391	1,428,427	1,464,932	$1.37	7.6%
Total Expenses	$5,463,493	$5,924,984	$6,693,443	$6,782,779	$6,560,445	$6.13	33.9%

Net Operating Income	$9,017,796	$9,412,933	$10,567,775	$10,463,564	$11,285,032	$10.55	58.3%
Replacement Reserves	148,378	153,611	166,599	166,599	166,599	$0.16	0.9%
Net Cash Flow	$8,869,418	$9,259,322	$10,401,175	$10,296,964	$11,118,433	$10.39	57.5%
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	12/31/2023 Net Operating Income excludes Net Operating Income attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 12/31/2024 Net Operating Income excludes Net Operating Income attributable to the New Iberia property as this information was not provided by the seller. The increase from 12/31/2023 Net Operating Income to 12/31/2024 Net Operating Income is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 12/31/2024 Net Operating income to 12/31/2025 Net Operating Income can be attributed to including financial information for the New Iberia property.
(3)	TTM represents the trailing 12-month cash flows ending between January 31, 2026 and June 30, 2026 for the 16 properties.
(4)	Revenue-related figures are calculated as a percentage of Gross Potential Rent. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(5)	Other Income consists of administrative fees, late fees, truck rental income, service charges, convenience fee payments and insurance revenue for select assets.
(6)	Other Expenses include utilities, marketing, repairs and maintenance expenses and cost of sales.

The Market. The Compass Storage National Portfolio 2.0 Properties are located within Florida (four properties, 27.4% of underwritten NOI), Texas (four properties, 23.9% of underwritten NOI), Louisiana (two properties, 12.6% of underwritten NOI), New York (one property, 9.0% of underwritten NOI), Michigan (one property, 8.0% of underwritten NOI), New Jersey (one property, 7.1% of underwritten NOI), Pennsylvania (one property, 5.8% of underwritten NOI), Georgia (one property, 3.2% of underwritten NOI), and Tennessee (one property, 3.0% of underwritten NOI).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain geographical information relating to the Compass Storage National Portfolio 2.0 Properties:

Portfolio Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet	UW NOI	% of UW NOI
Florida	4	337,414	31.5%	$3,094,548	27.4%
Texas	4	290,239	27.1%	$2,697,582	23.9%
Louisiana	2	152,241	14.2%	$1,421,116	12.6%
New York	1	35,988	3.4%	$1,013,670	9.0%
Michigan	1	76,864	7.2%	$902,099	8.0%
New Jersey	1	51,889	4.8%	$797,315	7.1%
Pennsylvania	1	51,326	4.8%	$655,461	5.8%
Georgia	1	42,079	3.9%	$363,521	3.2%
Tennessee	1	31,926	3.0%	$339,721	3.0%
Total	16	1,069,965	100.0%	$11,285,032	100.0%
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.

The following table includes certain information regarding the demographics of each immediate trade area for the individual Compass Storage National Portfolio 2.0 Properties:

Demographic Summary(1)
		Population(2)		Average Household Income(2)
Property Name	Location	3-Mile	5-Mile	3-Mile	5-Mile
New Iberia	New Iberia, LA	NAV	45,035	NAV	$76,193
Ponte Vedra	Ponte Vedra, FL	28,471	52,586	$202,486	$201,931
Hastings-on-Hudson	Hastings-on-Hudson, NY	125,076	370,544	$178,917	$176,976
Roseville	Roseville, MI	130,179	329,548	$86,994	$84,974
Neptune	Neptune, NJ	72,228	126,102	$135,702	$144,493
Spring	Spring, TX	87,287	250,660	$119,528	$113,735
Gainesville	Gainesville, FL	16,741	50,013	$119,220	$117,361
Hudson Oaks	Hudson Oaks, TX	18,242	34,512	$142,101	$140,562
Marble Falls 2	Marble Falls, TX	NAV	NAV	NAV	NAV
Mulberry	Mulberry, FL	28,666	66,817	$104,693	$114,291
Marble Falls 1	Marble Falls, TX	NAV	NAV	NAV	NAV
Sewickley	Sewickley, PA	28,011	74,457	$207,026	$178,561
West Palm Beach 2	West Palm Beach, FL	164,276	362,827	$89,940	$99,912
Acworth	Acworth, GA	80,086	181,770	$116,859	$119,118
Smyrna	Smyrna, TN	51,073	112,039	$91,667	$99,468
Gonzales	Gonzales, LA	42,078	84,062	$105,856	$115,700
Wtd. Avg. (based on UW NOI)		71,047	159,547	$138,199	$130,676
(1)	Source: Appraisals.
(2)	Population and Average Household Income are 2025 estimates for the Compass Storage National Portfolio 2.0 Properties.

The Borrowers. The borrowers are Amsdell Storage Ventures 98, LLC, Amsdell Storage Ventures 102, LLC, Amsdell Storage Ventures 99, LLC, Amsdell Storage Ventures 100, LLC, Amsdell Storage Ventures 101, LLC, Amsdell Storage Ventures 84, LLC, Amsdell Storage Ventures 51, LLC, Amsdell Storage Ventures IV, LLC, Amsdell Storage Ventures XXX, LLC, Amsdell Storage Ventures XLII, LLC, Amsdell Storage Ventures XLVI, LLC and Amsdell Storage Ventures XXIV, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Compass Storage National Portfolio 2.0 Whole Loan.

The Borrower Sponsor. The borrower sponsor is Amsdell Group, LLC (“Amsdell”) and the non-recourse carveout guarantor is Todd C. Amsdell, who is the president and Chief Executive Officer of Amsdell. Founded in 1928, Amsdell is a full service, privately owned real estate company, specializing in the construction, development and management of self-storage facilities, business parks, and related commercial real estate, with a portfolio of 121 self-storage properties located across 15 states.

Property Management. The Compass Storage National Portfolio 2.0 Properties are managed by Compass Self Storage, LLC, a borrower-affiliated property management company and Extra Space Management, Inc., a third-party property management company.

Escrows and Reserves. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, the borrowers deposited approximately (i) $580,361 into a reserve account for real estate taxes and (ii) $109,422 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $116,072 per month).

Insurance Reserve. At the option of the lender, if the insurance policies which cover the Compass Storage National Portfolio 2.0 Properties (or any portion thereof) do not constitute an approved blanket or umbrella policy pursuant to the Compass Storage National Portfolio 2.0 Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $13,883; provided, however, the borrowers will have no obligation to make the replacement reserve monthly deposit on any monthly payment date if the balance of the replacement reserve funds equals or exceeds 36 months of replacement reserve monthly deposits.

Lockbox / Cash Management. The Compass Storage National Portfolio 2.0 Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account for the Compass Storage National Portfolio 2.0 Properties (the “Restricted Account”) and thereafter, the borrowers are required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the Compass Storage National Portfolio 2.0 Properties into the Restricted Account and (ii) instruct the property manager to deposit, within three business days, all revenue derived from the Compass Storage National Portfolio 2.0 Properties collected by the property manager (other than any tenant insurance premium collected by the property manager pursuant to a self-storage lease on behalf of a third-party tenant insurance provider) and all funds otherwise payable to the borrowers by the property manager into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrowers, unless a Trigger Period exists, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Compass Storage National Portfolio 2.0 Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, or (ii) the date that the debt service

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio 2.0 Whole Loan and (b) August 19, 2030, and (y) before the monthly payment date in March 2031, to obtain the release of any one or more of the individual Compass Storage National Portfolio Properties, provided that, among other conditions, (i) the Compass Storage National Portfolio Whole Loan is partially defeased in an amount equal to the greater of (a) 120% of the allocated loan amount of the related individual Compass Storage National Portfolio 2.0 Properties being released and (b) the net sales proceeds applicable to such individual Compass Storage National Portfolio 2.0 Properties, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt service coverage ratio of all the related Compass Storage National Portfolio Properties immediately prior to the release, and (b) 1.54x, (iii) after giving effect to the release, the debt yield with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt yield of all the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 9.31%, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be no greater than the lesser of (a) the loan-to-value ratio with respect to all of the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 62.71% and (v) compliance with REMIC related conditions.

In addition, the borrowers have the right, without prepayment or defeasance, but subject to compliance with REMIC related conditions, to (i) make transfers of immaterial portions of the Compass Storage National Portfolio 2.0 Properties to governmental authorities for dedication or public use or to third parties for private use as roadways or for access, ingress or egress, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for signage, use, access, utilities, and telecommunications leases, provided that no such grant, conveyance or encumbrance may materially impair the utility and operation of the Compass Storage National Portfolio 2.0 Properties or have a material adverse effect on the related individual Compass Storage National Portfolio 2.0 Property or the ability of the related borrower to perform its obligations under the Compass Storage National Portfolio 2.0 Whole Loan.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,250,000	Title:	Fee
Cut-off Date Principal Balance:	$27,250,000	Property Type - Subtype:	Hospitality - Full Service
% of IPB:	2.8%	Net Rentable Area (Rooms):	214
Loan Purpose:	Acquisition	Location:	Tarrytown, NY
Borrowers(1):	TTE Hotel Property LLC, AJ Tarrytown TIC LLC and TTE SV TIC LLC	Year Built / Renovated:	2001 / 2019
Borrower Sponsors:	Joel Yacoob, Sheldon Hoffman and Elliott Katz	Occupancy / ADR / RevPAR:	54.8% / $193.46 / $106.08
Interest Rate:	7.69000%	Occupancy / ADR / RevPAR Date:	6/30/2026
Note Date:	7/28/2026	4th Most Recent NOI (As of):	$4,919,355 (12/31/2023)
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$4,072,988 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,544,503 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,384,068 (TTM 6/30/2026)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	54.8% / $193.46 / $106.08
Amortization Type:	Interest Only	UW Revenues:	$18,382,367
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$13,974,537
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,407,830
Additional Debt:	No	UW NCF:	$3,723,856
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$43,700,000 / $204,206
Additional Debt Type:	N/A	Appraisal Date:	5/11/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$127,336
Taxes:	$198,053	$99,026	N/A	Maturity Date Loan / Room:	$127,336
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.4%
FF&E Reserves:	$0	$56,998	N/A	Maturity Date LTV:	62.4%
Deferred Maintenance:	$70,250	$0	N/A	UW NCF DSCR:	1.75x
Other(3):	$90,000	$90,000; Springing	N/A	UW NOI Debt Yield:	16.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,250,000	65.5%	Purchase Price	$40,000,000	96.2%
Sponsor Equity	14,349,684	34.5	Closing Costs	1,241,381	3.0
			Upfront Reserves	358,303	0.9

Total Sources	$41,599,684	100.0%	Total Uses	$41,599,684	100.0%
(1)	The borrowers own the Tarrytown House Estate Property (as defined below) as tenants-in-common. The borrowers have leased the Tarrytown House Estate Property to TTE Hotel Operating LLC, an affiliated operating lessee. See “Description of the Mortgage Pool – Tenant Issues – Affiliated Leases” in the Preliminary Prospectus.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Initial Other Reserves consist of (i) $90,000 for a Liquor License Reserve. Monthly Other Reserves consists of (i) $90,000 for the initial five monthly payment dates for the Liquor License Reserve until a temporary liquor license is issued to the Tarrytown Operating Lessee (as defined below), (ii) a springing Seasonality Reserve, and (iii) a springing PIP Reserve. A temporary liquor license has been issued to the Tarrytown Operating Lessee and accordingly it is anticipated that the initial Liquor License Reserve will be disbursed to the borrowers, and further deposits to such reserve will not be required.

The Loan. The Tarrytown House Estate mortgage loan (the “Tarrytown House Estate Mortgage Loan”) is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $27,250,000 and is secured by the borrowers’ fee interest in a 214-room, full service hotel located in Tarrytown, New York (the “Tarrytown House Estate Property”). The Tarrytown House Estate Mortgage Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a fixed rate of 7.69000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Tarrytown House Estate

The Property. The Tarrytown House Estate Property is a 214-room, full-service, independent hotel located in Tarrytown, New York, approximately 27.7 miles north of Manhattan in Westchester County. The Tarrytown House Estate Property is comprised of 12 buildings developed between 1840 and 2001 and spans 26.4 acres overlooking the Hudson River with 321 surface parking spaces. The Tarrytown House Estate Property was most recently renovated in 2019, with renovations totaling approximately $14.4 million, including upgrades to guestrooms, meeting facilities, public areas and amenity spaces. In total, the Tarrytown House Estate Property features 32,810 square feet of meeting and event space, including the 8,300-square-foot Fairfield/Atrium Conference Center, the 16,474-square-foot Middle Mansion, the 5,500-square-foot Mary Duke Ballroom and the 2,536-square-foot Carriage House.

The Tarrytown House Estate Property contains 120 king rooms, 76 double rooms, eight queen rooms, seven suites and three cottage guestrooms. Amenities at the Tarrytown House Estate Property include Goosefeather, an approximately 180-seat restaurant led by Chef Dale Talde, indoor and outdoor pools, a fitness center, basketball courts, tennis courts, a sundry shop and ice machines.

The following table presents certain information relating to the June 2026 demand analysis with respect to the Tarrytown House Estate Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
Tarrytown House Estate	214	50.1%	49.9%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the performance of the Tarrytown House Estate Property:

Historical Occupancy, ADR, RevPAR
	Tarrytown House Estate(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	57.4%	$190.30	$109.19	72.7%	$158.06	$114.92	78.9%	120.4%	95.0%
2023	49.9%	$202.45	$100.96	62.8%	$171.98	$107.95	79.4%	117.7%	93.5%
2024	50.6%	$200.74	$101.55	71.3%	$178.26	$127.09	71.0%	112.6%	79.9%
2025	52.3%	$198.06	$103.50	73.0%	$185.03	$135.02	71.6%	107.0%	76.7%
TTM 6/30/2026	54.8%	$193.46	$106.08	72.4%	$185.06	$133.92	75.8%	104.5%	79.2%
(1)	Occupancy, ADR and RevPAR for the Tarrytown House Estate Property are based on operating statements provided by the borrower sponsors.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Tarrytown House Estate Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2023- TTM 6/30/2026 includes Hampton Inn White Plains/Tarrytown, Marriott Westchester, SpringHill Suites Tarrytown Westchester County, Sheraton Tarrytown Hotel, Hotel Nyack, Courtyard Tarrytown Westchester County, and Hilton Garden Inn Westchester Dobbs Ferry. The Competitive Set for 2022 includes the same hotels as years 2023-2026, except in place of the SpringHill Suites Tarrytown Westchester County, the 2022 Competitive Set includes the Cambria Hotels White Plains-Downtown.
(4)	Penetration Factor is calculated based on operating statements provided by the borrower sponsors and competitive set data provided by a third-party hospitality research report.

Appraisal. According to the appraisal as of May 11, 2026, the Tarrytown House Estate Property had an “as-is” appraised value of $43,700,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Tarrytown House Estate	$43,700,000	7.23%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated June 1, 2026, there was no evidence of any recognized environmental conditions at the Tarrytown House Estate Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 10 – Tarrytown House Estate

Market. The Tarrytown House Estate Property is located at 49 East Sunnyside Lane in Tarrytown, New York, approximately 27.7 miles north of Manhattan in Westchester County. Access to the Tarrytown House Estate Property is provided by Interstate 87 (New York State Thruway), Interstate 287, the Governor Mario M. Cuomo Bridge crossing the Hudson River to Rockland County, and Metro-North Railroad’s Hudson Line, which provides express service from Tarrytown Station to Grand Central Terminal in approximately 35 minutes.

According to the appraisal, local lodging demand at the Tarrytown House Estate Property is supported by its proximity to New York City, a diverse employment base anchored by Regeneron Pharmaceuticals, which is headquartered in Tarrytown, and substantial leisure and tourism demand tied to the area's historic Hudson River estates. Nearby attractions include the Rockefeller family’s Kykuit estate, Lyndhurst Mansion, Sunnyside, and the neighboring village of Sleepy Hollow, which draws significant visitation during the autumn and Halloween seasons.

The following table presents certain information relating to the primary hotel competition for the Tarrytown House Estate Property:

Competitive Set(1)
	Distance from Subject	Year Opened	Number of Rooms	Brand Orientation	Meeting Space (SF)
Property
Tarrytown House Estate	-	2001	214	Full Service	32,810 SF
49 East Sunnyside Lane
Tarrytown, NY
Springhill Suites Tarrytown Westchester County	1.0 mi	2004	145	Limited Service	350 SF
480 White Plains Road, Tarrytown, NY
Sheraton Tarrytown Hotel	1.2 mi	2007	150	Full Service	NAP
600 White Plains Road, Tarrytown, NY
Courtyard Tarrytown Westchester County	1.3 mi	1988	139	Select Service	1,196 SF
475 White Plains Road, Tarrytown, NY
Marriott Westchester	1.4 mi	1981	444	Full Service	26,676 SF
670 White Plains Road, Tarrytown, NY
Hampton Inn White Plains/Tarrytown	1.6 mi	1957	156	Limited Service	2,815 SF
200 West Main Street, Elmsford, NY
Hilton Garden Inn Westchester Dobbs Ferry	3.3 mi	2018	143	Select Service	1,280 SF
201 Ogden Avenue, Dobbs Ferry, NY
Hotel Nyack	4.9 mi	2016	133	Full Service	7,346 SF
400 High Avenue, Nyack, NY
(1)	Source: Appraisal unless otherwise noted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Tarrytown House Estate

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Tarrytown House Estate Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	TTM 6/30/2026	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	57.4%	49.9%	50.6%	52.3%	54.8%	54.8%
ADR	$190.30	$202.45	$200.74	$198.06	$193.46	$193.46
RevPAR	$109.19	$100.96	$101.55	$103.50	$106.08	$106.08

Room Revenue	$8,528,977	$7,885,667	$7,953,825	$8,084,582	$8,285,844	$8,285,844	$38,719	45.1%
Food & Beverage Revenue(3)	9,211,418	8,474,065	8,587,014	7,909,430	8,009,890	8,009,890	$37,429	43.6%
Other Departmental Revenue(4)	1,246,845	2,457,977	2,172,134	1,784,442	2,086,633	2,086,633	$9,751	11.4%
Total Revenue	$18,987,240	$18,817,709	$18,712,973	$17,778,454	$18,382,367	$18,382,367	$85,899	100.0%
Room Expense	2,247,840	2,027,443	2,095,764	2,162,367	2,177,153	2,177,153	$10,174	26.3%
Food & Beverage Expense	5,419,267	5,162,315	5,396,171	4,791,126	4,597,295	4,597,295	$21,483	57.4%
Other Departmental Expenses	56,507	63,376	77,771	29,203	30,546	30,546	$143	1.5%
Departmental Expenses	$7,723,614	$7,253,134	$7,569,706	$6,982,696	$6,804,994	$6,804,994	$31,799	37.0%
Departmental Profit	$11,263,626	$11,564,575	$11,143,267	$10,795,758	$11,577,373	$11,577,373	$54,100	63.0%
Management Fee	847,804	868,113	876,957	843,213	851,619	851,619	$3,980	4.6%
Marketing and Franchise Fee	1,088,836	1,169,866	1,311,900	1,523,529	1,568,803	1,568,803	$7,331	8.5%
Other Undistributed Expenses(5)	3,685,352	3,527,916	3,680,291	3,656,219	3,545,389	3,545,389	$16,567	19.3%
Total Undistributed Expenses	$5,621,992	$5,565,895	$5,869,148	$6,022,961	$5,965,811	$5,965,811	$27,878	32.5%
Real Estate Taxes	734,690	796,409	840,462	829,346	912,642	854,264	$3,992	4.6%
Property Insurance	242,188	282,916	360,669	398,948	314,852	349,468	$1,633	1.9%
Net Operating Income	$4,664,756	$4,919,355	$4,072,988	$3,544,503	$4,384,068	$4,407,830	$20,597	24.0%
FF&E	722,725	704,025	698,150	665,461	683,975	683,975	$3,196	3.7%
Net Cash Flow	$3,942,032	$4,215,329	$3,374,838	$2,879,042	$3,700,094	$3,723,856	$17,401	20.3%
(1)	Per Room is based on 214 rooms.
(2)	% of Total Revenue for each departmental expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Food & Beverage Revenue includes revenue from the operation of the food and beverage outlets, excluding revenue from the Goosefeather restaurant.
(4)	Other Departmental Revenue includes Goosefeather restaurant net income, and other miscellaneous income.
(5)	Other Undistributed Expenses include general and administrative, operations and maintenance, heat, power, and light, and information and telecommunications.

The Borrowers. The borrowers are TTE Hotel Property LLC, AJ Tarrytown TIC LLC and TTE SV TIC LLC, each a Delaware limited liability company and special purpose entity with one independent director in its organizational structure, as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Tarrytown House Estate Mortgage Loan.

The borrowers have leased the Tarrytown House Estate Property to TTE Hotel Operating LLC (the “Tarrytown Operating Lessee”), an affiliated operating lessee. See “Description of the Mortgage Pool – Tenant Issues – Affiliated Leases” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Joel Yacoob, Sheldon Hoffman and Elliott Katz of Cambridge Five Capital. Cambridge Five Capital is a family office capital platform with interests across real assets, operating businesses, and strategic private investments. Cambridge Five Capital maintains investments in multifamily and commercial real estate as well as healthcare and agricultural businesses, with an investment approach focused on long-term ownership and value creation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Tarrytown House Estate

Property Management. The Tarrytown House Estate Property is managed by Pollin/Miller Hospitality Strategies, Inc., an independent third party property management company.

Escrows and Reserves. At origination of the Tarrytown House Estate Mortgage Loan, the borrowers deposited approximately (i) $198,053 into a real estate tax reserve account, (ii) $90,000 into a liquor license reserve account and (iii) $70,250 into a deferred maintenance account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that are required to be paid by the borrowers or that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $99,026).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Tarrytown House Estate Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) then required by the franchisor or manager on account of FF&E under the Franchise Agreement (as defined below), if any.

“FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (i) the annual gross revenues for the Tarrytown House Estate Property for the immediately preceding calendar year or (ii) the projected total gross revenues for the Tarrytown House Estate Property for the current calendar year according to the most recent annual budget. The initial monthly FF&E Payment was determined to be approximately $56,998.

“Franchise Agreement” means any Qualified Franchise Agreement (as defined below) entered into subsequent to the origination date in accordance with the terms of the Tarrytown House Estate Mortgage Loan documents. No Franchise Agreement is currently in effect.

“Qualified Franchise Agreement” means a franchise, trademark and license agreement with respect to the Tarrytown House Estate Property with a Qualified Franchisor (as defined below), together with a “comfort letter” with respect thereto, each of which is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation).

“Qualified Franchisor” means a franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Tarrytown House Estate Property and approved by the lender in writing (which such approval may granted or withheld in the lender’s sole and absolute discretion and may be conditioned upon the lender’s receipt of a rating agency confirmation).

PIP Reserve – The borrowers are required to deposit into a property improvement plan (“PIP”) reserve, an amount equal to 115% of the costs of the related PIP work as estimated by the lender in its reasonable discretion (A) in the case of any then-existing or renewal Franchise Agreement or management agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new Franchise Agreement or management agreement, on or prior to the date such new agreement is executed and delivered; provided, however, that such costs are exclusive of the cost of any PIP work which is duplicative of any approved FF&E for which adequate FF&E reserves exist, as reasonably determined by the lender.

Seasonality Reserve - The borrowers are required to deposit into a seasonality reserve, on each monthly payment date occurring in May, June, July, August, September, October and November in each calendar year an amount equal to the Seasonality Reserve Monthly Deposit (as defined below).

“Seasonality Reserve Monthly Deposit” means (i) with respect to the applicable monthly payment dates occurring in 2026, an amount equal to $375,000; and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2027 and thereafter, an amount equal to the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the negative monthly amounts occurring in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Tarrytown House Estate

months of January, February, March, April and December (inclusive) immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the negative monthly amounts projected in the months of January, February, March, April and December (inclusive) immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount of seasonality reserve funds, if any, that are on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) 7.

Liquor License Reserve – On each monthly payment date through the fifth monthly payment date, the borrowers are required to deposit $90,000 into the liquor license reserve until a temporary liquor license is issued to the Tarrytown Operating Lessee. A temporary liquor license has been issued to the Tarrytown Operating Lessee and accordingly it is anticipated that the initial liquor license reserve will be disbursed to the borrower, and further deposits to such reserve will not be required.

Lockbox / Cash Management. The Tarrytown House Estate Mortgage Loan is structured with a hard lockbox and springing cash management. On or before the origination of the Tarrytown House Estate Mortgage Loan, the borrowers were required to deliver, or cause the Tarrytown Operating Lessee to deliver, a notice to each tenant (if any) and each credit card company and each credit card clearing bank with which the Tarrytown Operating Lessee or the property manager has entered into a merchant’s or other credit card agreement, directing them to remit all payments under the applicable lease or credit-card processing agreement directly to the lender-controlled lockbox account. In addition, the borrowers were required to instruct the Tarrytown Operating Lessee to pay all rents under the operating lease into the lockbox account. All revenue received by the borrowers, the Tarrytown Operating Lessee or the property manager is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case such funds are required to be transferred to a lender-controlled cash management account to be applied and disbursed in accordance with the Tarrytown House Estate Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the Tarrytown House Estate Mortgage Loan, and if no Trigger Period exists, will be disbursed to the borrowers. Upon the cure of any Trigger Period, provided no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Tarrytown House Estate Mortgage Loan documents, the lender may apply funds to the Tarrytown House Estate Mortgage Loan in such priority as it may determine.

“Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.30x, (iii) at any time as a Franchise Agreement exists under the Tarrytown House Estate Mortgage Loan documents, the occurrence of a Franchise Agreement Trigger Period (as defined below), (iv) at any time a Franchise Agreement exists, the occurrence of a Franchise Renewal Trigger Event (as defined below) and (v) any bankruptcy or similar insolvency of a property manager or franchisor (if any); and expiring upon (1) with respect to clause (i) above, the cure (if applicable) of the event of default, (2) with respect to clause (ii) above, the debt service coverage ratio remaining equal to or greater than 1.35x for two consecutive calendar quarters, (3) with respect to clause (iii) above, the cure of the applicable Franchise Agreement Trigger Period, (4) with respect to clause (iv) above, the cure of the applicable Franchise Renewal Trigger Event, and (5) with respect to clause (v) above, the applicable property manager or franchisor is no longer insolvent or subject to bankruptcy or insolvency proceedings. No Franchise Agreement is currently in effect.

“Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of any of the following: (i) the borrowers or the Tarrytown Operating Lessee being in default under the Franchise Agreement beyond any applicable notice and cure periods, (ii) the borrowers, franchisor or Tarrytown Operating Lessee giving notice that it is terminating the Franchise Agreement, (iii) any termination or cancellation of the Franchise Agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and/or the Franchise Agreement expiring or otherwise failing to be in full force and effect, (iv) any bankruptcy or insolvency of the franchisor, (v) the Tarrytown House Estate Property failing to be operated, “flagged” and/or branded pursuant to the Franchise Agreement and (vi) any permit applicable to the Franchise Agreement ceasing to be in full force and effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Tarrytown House Estate Property pursuant to a replacement Qualified Franchise Agreement approved in writing by the lender and entered into in accordance with the Tarrytown House

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Tarrytown House Estate

Estate Mortgage Loan documents and (2) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP Reserve Account or is being funded from excess cash flow in accordance with the Tarrytown House Estate Mortgage Loan documents.

“Franchise Agreement Cure Conditions” means each of the following: (i) the borrowers or Tarrytown Operating Lessee have cured all defaults (if any) under the Franchise Agreement to the satisfaction of the applicable franchisor, (ii) the borrowers and/or the Tarrytown Operating Lessee and the applicable franchisor have re-affirmed the Franchise Agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or Franchise Agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such Franchise Agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Tarrytown House Estate Property continues to be operated, “flagged” and branded pursuant to the Franchise Agreement, and (v) all permits applicable to the related Franchise Agreement are in full force and effect.

“Franchise Renewal Trigger Event” means an event which will be deemed to have occurred if a Franchise Renewal Event (as defined below) does not occur on or before the date which is 12 months prior to the expiration of the then applicable term of the Franchise Agreement.

“Franchise Renewal Event” means, in connection with any Franchise Renewal Trigger Event, an event which will occur upon the lender’s receipt of reasonably acceptable evidence that (i) the related Franchise Agreement has been extended or a replacement Qualified Franchise Agreement has been entered into, in each case, for a term satisfactory to the lender and otherwise in accordance with the Tarrytown House Estate Mortgage Loan documents, (ii) such agreement is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP Reserve Account or is being funded from excess cash flow in accordance with the Tarrytown House Estate Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 11 – 3100-3150 Bristol Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.6%	Net Rentable Area (SF):	180,089
Loan Purpose:	Refinance	Location:	Costa Mesa, CA
Borrower:	3100-3150 Bristol LLC	Year Built / Renovated:	1987 / 2020
Borrower Sponsor:	MGR Real Estate	Occupancy:	77.9%
Interest Rate:	7.01900%	Occupancy Date:	6/4/2026
Note Date:	6/11/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/11/2031	3rd Most Recent NOI (As of):	$3,873,899 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,598,869 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$3,847,595 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	80.0%
Amortization Type:	Interest Only	UW Revenues:	$5,706,976
Call Protection:	L(28),YM1(25),O(7)	UW Expenses:	$2,074,517
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$3,632,459
Additional Debt:	No	UW NCF:	$3,376,307
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,200,000 / $229
Additional Debt Type:	N/A	Appraisal Date:	4/10/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$144
Taxes:	$160,000	$31,968	N/A	Maturity Date Loan / SF:	$144
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	63.1%
Replacement Reserves:	$0	$3,001	$106,853	Maturity Date LTV:	63.1%
TI / LC Reserve:	$500,000	$22,261	N/A	UW NCF DSCR:	1.82x
Outstanding TI / LC Reserve:	$309,010	$0	N/A	UW NOI Debt Yield:	14.0%
Rent Concession Reserve:	$297,192	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	98.5%	Loan Payoff	$25,000,280	94.7%
Sponsor Equity	400,676	1.5	Upfront Reserves	1,266,202	4.8
			Closing Costs	134,194	0.5
Total Sources	$26,400,676	100.0%	Total Uses	$26,400,676	100.0%
(1)	The 3100-3150 Bristol Street Mortgage Loan (as defined below) documents require monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the 3100-3150 Bristol Street Property (as defined below) is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 business days prior to the expiration date of the policies, which was the case at origination of the 3100-3150 Bristol Street Mortgage Loan.
(2)	4th Most Recent NOI is unavailable due to the borrower sponsor's recent acquisition of the property on July 12, 2023.

The Loan. The 3100-3150 Bristol Street mortgage loan (the “3100-3150 Bristol Street Mortgage Loan”) is evidenced by a single promissory note with an original principal amount of $26,000,000. The 3100-3150 Bristol Street Mortgage Loan is secured by the borrower’s fee interest in a multi-tenant, suburban office property totaling 180,089 square feet located in Costa Mesa, California (the “3100-3150 Bristol Street Property”).

The Property. The 3100-3150 Bristol Street Property is a multi-tenant, suburban office property totaling 180,089 square feet located in Costa Mesa, California. Built in 1987 and renovated in 2020, the 3100-3150 Bristol Street Property consists of two five-story office buildings situated on an approximately 4.22-acre site. The 3100-3150 Bristol Street Property includes a three-level parking garage with rooftop parking totaling approximately 99,915 square feet and, in total, provides 481 parking spaces (approximately 2.7 spaces per 1,000 square feet). The 3100-3150 Bristol Street Property is an Energy Star

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – 3100-3150 Bristol Street

certified building, with amenities including a fitness center, balconies and an on-site restaurant, and features a two-story concourse entry, a landscaped plaza and fountain, and integrated building management and security systems. The borrower sponsor acquired the 3100-3150 Bristol Street Property in July 2023 as part of a larger 553,000 square foot office complex acquired for $91.5 million, of which approximately $38.5 million was allocated to the 3100-3150 Bristol Street Property. As of June 4, 2026, the 3100-3150 Bristol Street Property was 77.9% leased to 17 office tenants with a weighted-average remaining lease term of approximately 3.5 years.

Major Tenants. The three largest tenants at the 3100-3150 Bristol Street Property by underwritten rent are 5.11, Inc., Carollo Engineers Inc. and SOFG Design Services CA LLC.

5.11, Inc. (40,084 SF; 22.3% of NRA; 30.2% of UW Rent). 5.11, Inc., operating as 5.11 Tactical, is a United States-based designer, manufacturer and retailer of purpose-built tactical apparel, footwear and gear for law enforcement, military, first responder and outdoor professional end users. 5.11, Inc. offers a product portfolio that includes uniforms, outerwear, footwear, backpacks and tactical accessories, which are distributed through company-operated retail stores, a dealer network and e-commerce channels. 5.11, Inc. is a privately held operating company owned by Compass Diversified Holdings. 5.11, Inc. uses its space at the 3100-3150 Bristol Street Property as its corporate headquarters, occupying the entire third floor of each of the two buildings together with 434 square feet of storage space. 5.11, Inc. has been a tenant at the 3100-3150 Bristol Street Property since October 2022 and has a lease expiring on June 30, 2030, with one five-year renewal option and no termination options.

Carollo Engineers Inc. (25,429 SF; 14.1% of NRA; 20.3% of UW Rent). Carollo Engineers, Inc. is a United States-based environmental engineering firm specializing exclusively in the planning, design and construction management of water and wastewater facilities. Founded in 1933 and headquartered in Walnut Creek, California, the firm operates offices across the United States and provides services spanning drinking water treatment, wastewater treatment, water reuse, infrastructure resilience and program and construction management to public agencies and utilities nationwide. Carollo Engineers Inc. has been a tenant at the 3100-3150 Bristol Street Property since May 2014, declined to exercise an early termination option in 2019 and executed an eight-year lease extension in December 2020. Carollo Engineers Inc. has a lease expiring on May 31, 2029, with two five-year renewal options and no termination options.

SOFG Design Services CA LLC (9,372 SF; 5.2% of NRA; 7.2% of UW Rent). SOFG Design Services CA, LLC is design services company and maintains its principal office in Marina del Rey, California. SOFG Design Services CA LLC leases 14,130 square feet at the 3100-3150 Bristol Street Property, of which approximately 4,758 square feet is currently being marketed for sublease; although the tenant pays rent on its entire premises, the space marketed for sublease was underwritten as vacant space. SOFG Design Services CA LLC has been a tenant at the 3100-3150 Bristol Street Property since January 2024 and has a lease expiring on July 31, 2031, with one five-year renewal option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – 3100-3150 Bristol Street

The following table presents certain information relating to the tenancy at the 3100-3150 Bristol Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(4)	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
5.11, Inc.	NR/NR/NR	40,084	22.3%	$1,686,711	30.2%	$42.08	6/30/2030	1 x 5 Yr	N
Carollo Engineers Inc.	NR/NR/NR	25,429	14.1%	$1,131,609	20.3%	$44.50	5/31/2029	2 x 5 Yr	N
SOFG Design Services CA LLC(5)	NR/NR/NR	9,372	5.2%	$399,435	7.2%	$42.62	7/31/2031	1 x 5 Yr	N
Robert E Harris Insurance Agent	NR/NR/NR	8,026	4.5%	$298,939	5.4%	$37.25	9/30/2031	1 x 5 Yr	N
Flexpoint Inc	NR/NR/NR	7,193	4.0%	$244,490	4.4%	$33.99	12/31/2028	None	N
Verify, Inc	NR/NR/NR	6,965	3.9%	$292,251	5.2%	$41.96	12/31/2028	1 x 5 Yr	N
Footage Films Plus, Inc	NR/NR/NR	6,182	3.4%	$216,432	3.9%	$35.01	2/28/2030	1 x 5 Yr	N
Marriott International Administrative Services, Inc.	Baa2/NR/BBB	5,612	3.1%	$224,424	4.0%	$39.99	1/31/2031	1 x 5 Yr	Y(6)
Major Tenants Subtotal/Wtd. Avg.		108,863	60.4%	$4,494,291	80.5%	$41.28
Other Tenants		31,470	17.5%	$1,091,956	19.5%	$34.70
Occupied Subtotal/Wtd. Avg.		140,333	77.9%	$5,586,246	100.0%	$39.81
Vacant Space		39,756	22.1%
Total/Wtd. Avg.		180,089	100.0%
(1)	Based on the underwritten rent roll dated June 4, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Annual UW Rent includes contractual rent steps taken through May 2027. Vacant space is excluded from the “% of Total Annual UW Rent” calculation.
(4)	Annual UW Rent PSF for 5.11, Inc. reflects 434 square feet of storage space to which no underwritten rent is attributed.
(5)	SOFG Design Services CA LLC leases 14,130 SF of which approximately 4,758 SF is currently being marketed for sublease and was underwritten as vacant space. The tenant pays rent on its entire premises.
(6)	Marriott International Administrative Services, Inc. has a one-time option to terminate its lease effective January 31, 2029, subject to at least 12 months’ prior notice and payment of a termination fee equal to the unamortized balance of leasing costs and concessions (including interest at 7% per annum, compounded monthly), plus two months of base rent and reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – 3100-3150 Bristol Street

The following table presents certain information relating to the lease rollover schedule at the 3100-3150 Bristol Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM/2026(2)	13	2,241	1.2%	$22,989	0.4%	2,241	1.2%	$22,989	0.4%
2027	1	1,743	1.0%	$69,023	1.2%	3,984	2.2%	$92,012	1.6%
2028	2	14,158	7.9%	$536,741	9.6%	18,142	10.1%	$628,753	11.3%
2029	7	43,005	23.9%	$1,774,260	31.8%	61,147	34.0%	$2,403,013	43.0%
2030	5	49,930	27.7%	$2,033,764	36.4%	111,077	61.7%	$4,436,778	79.4%
2031	6	26,846	14.9%	$1,062,709	19.0%	137,923	76.6%	$5,499,486	98.4%
2032	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2033	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2034	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2035	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2036	1	2,410	1.3%	$86,760	1.6%	140,333	77.9%	$5,586,246	100.0%
2037 & Thereafter	0	0	0.0%	$0	0.0%	140,333	77.9%	$5,586,246	100.0%
Vacant	NAP	39,756	22.1%	NAP	NAP	180,089	100.0%	NAP	NAP
Total	35	180,089	100.0%	$5,586,246	100.0%

(1)	Based on the underwritten rent roll dated June 4, 2026.
(2)	The MTM/2026 rollover includes 13 month-to-month storage, rooftop, parking (LAZ) and telecommunications licenses totaling 2,241 square feet, certain of which have no underwritten rent attributed to the licensed space.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 3100-3150 Bristol Street Property:

Operating History and Underwritten Cash Flow (1)
	2024	2025	TTM 3/31/2026	UW(2)	UW PSF	%(3)
Base Rent(2)	$5,786,709	$5,477,675	$5,733,682	$5,586,246	$31.02	80.0%
Grossed Up Vacant Space	$0	$0	$0	$1,396,933	$7.76	20.0%
Gross Potential Rent	$5,786,709	$5,477,675	$5,733,682	$6,983,180	$38.78	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	($1,396,933)	($7.76)	20.0%
Net Rental Income	$5,786,709	$5,477,675	$5,733,682	$5,586,246	$31.02	80.0%
CAM Reimbursements	$90,791	$80,814	$74,366	$0	$0.00	0.0%
Other Income	$33,061	$126,376	$116,353	$116,353	$0.65	1.7%
Parking/Garage Income	$31,990	$3,751	$4,376	$4,376	$0.02	0.1%
Effective Gross Income	$5,942,550	$5,688,616	$5,928,778	$5,706,976	$31.69	81.7%
Real Estate Taxes	$367,838	$361,823	$365,350	$365,350	$2.03	6.4%
Insurance	$60,412	$77,097	$77,097	$77,077	$0.43	1.4%
Management Fee	$212,777	$249,513	$233,244	$226,598	$1.26	4.0%
Other Operating Expenses	$1,427,623	$1,401,315	$1,405,492	$1,405,492	$7.80	24.6%
Total Expenses	$2,068,651	$2,089,747	$2,081,183	$2,074,517	$11.52	36.4%
Net Operating Income	$3,873,899	$3,598,869	$3,847,595	$3,632,459	$20.17	63.6%
Replacement Reserves	$0	$0	$0	$36,018	$0.20	0.6%
TI/LC	$0	$0	$0	$220,134	$1.22	3.9%
Net Cash Flow	$3,873,899	$3,598,869	$3,847,595	$3,376,307	$18.75	59.2%
(1)	Based on underwritten rent roll dated, June 4, 2026.
(2)	UW Base Rent includes contractual rent steps taken through May 2027.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental site assessment dated April 27, 2026, there was no evidence of any recognized environmental conditions at the 3100-3150 Bristol Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – 3100-3150 Bristol Street

The Market. The 3100-3150 Bristol Street Property is located in northern Costa Mesa, California, within Orange County and the South Coast Metro commercial corridor. The 3100-3150 Bristol Street Property is within approximately one mile of Interstate 405 and State Route 73 and has access to State Route 55 and Interstate 5, and is located approximately 1.3 miles northwest of John Wayne Airport, the airport serving Orange County. The surrounding area is characterized by a concentration of office, hospitality, retail and dining uses, including Pacific Arts Plaza, Center Tower, The MET, Newport Freeway Business Park and Experian’s regional office campus. The surrounding area is anchored by regional attractions including South Coast Plaza and the Segerstrom Center for the Arts. The 3100-3150 Bristol Street Property is located approximately five miles northwest of the University of California, Irvine and approximately two miles south of South Coast Global Medical Center. Major employers in the greater area include The Walt Disney Company, the University of California, Irvine, Experian, Pacific Life and Anduril Industries.

According to the appraisal, the 3100-3150 Bristol Street Property is located within the Costa Mesa office submarket of the Orange County office market. As of the first quarter of 2026, the Costa Mesa submarket had an inventory of approximately 9,735,654 square feet, with a vacancy rate of 12.9% and an average asking rent of $39.33 per square foot, compared to a vacancy rate of 14.3% and an average asking rent of $37.70 per square foot for the full year 2025. As of the first quarter of 2026, there was no office space under construction in the Costa Mesa submarket. The appraiser concluded market rents of $34.80 per square foot for office spaces of 5,000 square feet or larger and $36.00 per square foot for office spaces of less than 5,000 square feet at the 3100-3150 Bristol Street Property.

The 2024 population within a one-, three-, and five-mile radius of the 3100-3150 Bristol Street Property was 22,011, 172,791, and 605,589, respectively, and the estimated median household income within the same radii was approximately $127,853, $141,063, and $144,837, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 3100-3150 Bristol Street Property:

Market Analysis(1)
	Office (5,000 SF or Larger)	Office (Less than 5,000 SF)
Market Rent (PSF per Year)	$34.80	$36.00
Lease Term (Years)	5	3
Lease Type (Reimbursements)	Base Year Stop	Base Year Stop
Rent Increase Projection (per Year)	3.00%	3.00%
Tenant Improvements (New / Renewal) (PSF)	$10.00 / $5.00	$15.00 / $10.00
Leasing Commissions (New / Renewal)	6.00% / 3.00%	6.00% / 3.00%
Free Rent (Months) (New / Renewal)	3 / 1	3 / 1
(1)	Source: Appraisal, unless indicated otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – 3100-3150 Bristol Street

The table below presents certain information relating to comparable office leases with respect to the 3100-3150 Bristol Street Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Occupancy %	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
3100-3150 Bristol Street Property 3100 Bristol Street Costa Mesa, CA	1987/2020	77.9%(2)	180,089(2)	5.11, Inc.(2)	Jun-30 / 7.7(2)	40,084(2)	$42.08(2)
Canvas South 3090 Bristol Street Costa Mesa, CA	1989/2020	NAV	136,705	Office Tenant	May-26 / 10.4	2,794	$36.00
Canvas South 3080 Bristol Street Costa Mesa, CA	1986/2020	NAV	125,639	Office Tenant	Feb-26 / 1.2	1,978	$35.40
Airport Tower 18881 Von Karman Avenue Irvine, CA	1987/2006	76.0%	231,598	McPhi Solution	Dec-25 / 5.3	1,753	$36.60
Canvas South 3090 Bristol Street Costa Mesa, CA	1989/2020	NAV	136,705	Office Tenant	Apr-26 / 10.0	22,582	$33.60
Office 2850 Red Hill Avenue Santa Ana, CA	2000/NAP	NAV	94,557	JWC Environmental	Aug-25 / 3.0	17,205	$33.00
Von Karman Towers 2211 Michelson Drive Irvine, CA	2007/NAP	98.0%	266,605	Ramboll Americas	Apr-25 / 8.2	7,991	$36.00
(1)	Source: Appraisal, unless indicated otherwise.
(2)	Based on the underwritten rent roll dated June 4, 2026.

The table below presents certain information relating to comparable sales with respect to the 3100-3150 Bristol Street Property:

Comparable Office Sales(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Occupancy %	Sale Date	Sale Price	Sale Price PSF	Capitalization Rate
3100-3150 Bristol Street / Costa Mesa, CA	1987/2020	180,089	77.9%(2)	NAP	NAP	NAP	NAP
The Orange City Square / Orange, CA	1988/2025	392,523	84.0%	December 2025	$89,000,000	$226.74	8.20%
Jamboree Business Center / Irvine, CA	2000/NAP	157,455	87.9%	September 2024	$40,578,500	$257.71	7.60%
Stadium Tower / Anaheim, CA	1988/2017	261,858	89.0%	May 2025	$72,134,000	$275.47	9.90%
Office/Data Center / Irvine, CA	1982/NAP	143,269	97.5%	February 2025	$37,600,000	$262.44	6.42%
Main Street Town Center / Santa Ana, CA	1987/NAP	220,452	84.5%	October 2024	$54,500,000	$247.22	NAV
(1)	Source: Appraisal, unless indicated otherwise.
(2)	Based on the underwritten rent roll dated June 4, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Fratelli Beretta Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,964,668	Property Type – Subtype:	Industrial - Cold Storage/Warehouse
% of IPB:	2.6%	Net Rentable Area (SF):	526,313 SF
Loan Purpose:	Refinance	Location:	Mount Olive, NJ
Borrower:	MF Mount Olive Inc.	Year Built / Renovated(4):	Various / Various
Borrower Sponsors:	Salumificio Fratelli Beretta S.p.A. and Fratelli Beretta USA, Inc.	Occupancy:	100.0%
Interest Rate:	7.26000%	Occupancy Date:	7/29/2026
Note Date:	7/29/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$10,293,306
Call Protection:	L(5),YM1(48),O(7)	UW Expenses:	$308,799
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,984,507
Additional Debt(1):	Yes	UW NCF:	$9,668,719
Additional Debt Balance(1):	$68,906,235	Appraised Value / Per SF(6):	$172,800,000 / $328
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/17/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$167,036	$167,036	N/A	Maturity Date Loan / SF:	$171
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$4,386	N/A	Maturity Date LTV:	52.2%
TI/LC(3):	$0	Springing	N/A	UW NCF DSCR:	1.24x
Deferred Maintenance:	$97,125	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	85.8%	Loan Payoff(7)	$108,198,593	97.8%
Borrower Sponsor Equity	15,671,347	14.2	Closing Costs	2,208,594	2.0
			Upfront Reserves	264,161	0.2

Total Sources	$110,671,347	100.0%	Total Uses	$110,671,347	100.0%
(1)	The Fratelli Beretta Industrial Portfolio Mortgage Loan (as defined below) is part of the Fratelli Beretta Industrial Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $94,870,903. Financial Information presented in the chart above is based on the Fratelli Beretta Industrial Portfolio Whole Loan. See “The Loan” below.
(2)	Deposits into the insurance reserve are not required provided that the borrower provides satisfactory evidence (as reasonably determined by the lender) that the insurance requirements in the Fratelli Beretta Industrial Portfolio Whole Loan documents have been satisfied pursuant to a blanket insurance policy reasonably acceptable to the lender.
(3)	If a cash management trigger event is continuing, the borrower is required to deposit $21,930 monthly into a reserve for future tenant improvements and leasing commissions. Cash management trigger events include an event of default, the debt service coverage ratio falling below 1.10x and certain adverse events relating to the single tenant or its parent company.
(4)	See “Portfolio Summary” below.
(5)	Historical NOI is not available because at origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the single tenant signed a new 15-year triple net lease.
(6)	The appraisal also concluded to a “Go-Dark Value” of $129,000,000 resulting in a Cut-off Date LTV of 73.5% and a Maturity Date LTV of 70.0%.
(7)	Loan Payoff includes approximately $33,040,907 of payoffs related to a corporate term loan and revolving credit facility.

The Loan. The Fratelli Beretta Industrial Portfolio mortgage loan (the “Fratelli Beretta Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Fratelli Beretta Industrial Portfolio Whole Loan”) evidenced by two pari passu promissory notes that are secured by the borrower’s fee interests in three industrial cold storage / warehouse facilities located in Mount Olive, New Jersey (collectively, the “Fratelli Beretta Industrial Portfolio Properties”). The Fratelli Beretta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 12 – Fratelli Beretta Industrial Portfolio

Industrial Portfolio Whole Loan was originated on July 29, 2026 by CREFI and accrues interest at a fixed rate of 7.26000% per annum on an Actual/360 basis. The maturity date of the Fratelli Beretta Industrial Portfolio Whole Loan is August 6, 2031. The Fratelli Beretta Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $25,964,668.

The table below identifies the promissory notes that comprise the Fratelli Beretta Industrial Portfolio Whole Loan. The relationship between the holders of the Fratelli Beretta Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Fratelli Beretta Industrial Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V23 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$69,000,000	$68,906,235	Benchmark 2026-V23	Yes
A-2	$26,000,000	$25,964,668	BBCMS 2026-5C43	No
Whole Loan	$95,000,000	$94,870,903

The Properties. The Fratelli Beretta Industrial Portfolio Properties consist of three USDA-certified industrial cold storage and food production facilities totaling 526,313 square feet located in Mount Olive, New Jersey. The Fratelli Beretta Industrial Portfolio Properties were constructed between 2015 and 2023 and serve as Fratelli Beretta USA, Inc.'s ("Fratelli Beretta") primary U.S. manufacturing, production, cold storage and distribution campus. The purpose-built facilities contain refrigerated storage, freezer, warehouse, processing, office (3.0% of net rentable area), and employee support areas designed to support Fratelli Beretta's food production operations. As of July 29, 2026, the Fratelli Beretta Industrial Portfolio Properties were 100.0% leased to Fratelli Beretta. Fratelli Beretta is an affiliate of the borrower, as the borrower is 100% owned by Fratelli Beretta. Fratelli Beretta, together with its parent company, Salumificio Fratelli Beretta S.p.A. (“Fratelli Parent”), are the non-recourse carveout guarantors for the Fratelli Beretta Industrial Portfolio Whole Loan. Fratelli Parent is also the lease guarantor for the Fratelli Beretta lease.

The following table presents certain information relating to the Fratelli Beretta Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	U/W NOI(2)	% of U/W NOI(2)
MO1	Mount Olive, NJ	2015 / 2020	215,905	$38,917,043	41.0%	$70,100,000	40.6%	$4,095,861	41.0%
MO3	Mount Olive, NJ	2023 / NAP	164,034	$29,569,762	31.2%	$53,000,000	30.7%	$3,111,834	31.2%
MO2	Mount Olive, NJ	2022 / NAP	146,374	$26,384,097	27.8%	$49,700,000	28.8%	$2,776,812	27.8%
Total			526,313	$94,870,903	100.0%	$172,800,000	100.0%	$9,984,507	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated as of July 29, 2026.

MO1 Property

The Mount Olive 1 property is a 215,905 square foot USDA-certified refrigerated cold storage and food production facility located at 750 Clark Drive in Mount Olive, New Jersey (the “MO1 Property”). The MO1 Property was constructed in 2015, expanded in 2020, and is situated on a 12.1-acre site. The MO1 Property serves as Fratelli Beretta's North American headquarters. The MO1 Property includes approximately 182,638 square feet of refrigerated cold storage space, 5,270 square feet of freezer space, 20,496 square feet of dry warehouse area, and 7,501 square feet of office space (3.5% of net rentable area). The MO1 Property features five dock-high doors, one drive-in door, and clear heights ranging from approximately 14'7" to 28'3". In addition to housing the tenant's corporate headquarters functions, the facility supports product processing, packaging, storage, and distribution operations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Fratelli Beretta Industrial Portfolio

MO2 Property

The Mount Olive 2 property is a 146,374 square foot USDA-certified refrigerated cold storage and food production facility located at 700 International Drive in Mount Olive, New Jersey (the “MO2 Property”). The MO2 Property was constructed in 2022 and is situated on an 11.1-acre site. The MO2 Property includes approximately 83,382 square feet of refrigerated cold storage space, 21,152 square feet of freezer space, 14,074 square feet of dry warehouse space, 24,702 square feet of rentable mezzanine space, and 3,064 square feet of office space (2.1% of net rentable area). The MO2 Property features eight dock-high doors, one drive-in door, and clear heights ranging from approximately 18'9" to 33'1". The MO2 Property supports food processing, packaging, cold storage, and distribution operations and contains specialized temperature-controlled improvements designed for food production uses.

MO3 Property

The Mount Olive 3 property is a 164,034 square foot USDA-certified refrigerated cold storage and food production facility located at 650 International Drive in Mount Olive, New Jersey (the “MO3 Property”). The MO3 Property was constructed in 2023 and is situated on a 5.2-acre site. The MO3 Property includes approximately 156,004 square feet of refrigerated cold storage space, 2,570 square feet of freezer space, and 5,460 square feet of office space (3.3% of net rentable area). The MO3 Property features four dock-high doors, one grade-level door, and clear heights ranging from approximately 22'3" to 22'5". The MO3 Property is two-stories and was specifically developed for prosciutto processing and contains specialized temperature-controlled improvements designed to support Fratelli Beretta's food production operations.

Sole Tenant. The sole tenant at the Fratelli Beretta Industrial Portfolio Properties is Fratelli Beretta.

Fratelli Beretta (526,313 square feet; 100.0% of total net rentable area; 100.0% of total underwritten base rent). Founded in 1812, Fratelli Beretta is a privately held, family-owned producer of Italian cured meats and charcuterie products. Headquartered in Italy, the company is one of the longest-operating family-owned businesses in the Italian food industry and markets a broad range of salami, prosciutto, charcuterie, and other specialty food products throughout Europe, North America, and other international markets. Fratelli Beretta operates approximately 30 production facilities globally, employs more than 3,400 people, and distributes products to more than 70 countries. The Fratelli Beretta Industrial Portfolio Properties serve as the company's primary U.S. manufacturing, production, cold storage, and distribution campus and include its North American headquarters at the MO1 Property. Fratelli Beretta occupies all three Fratelli Beretta Industrial Portfolio Properties pursuant to a 15-year absolute triple net lease executed in 2026 and expiring in July 2041. The lease is guaranteed by Fratelli Parent.

Appraisals. The Fratelli Beretta Industrial Portfolio Properties had an aggregate “as-is” appraised value of $172,800,000 as of the appraisals dated June 17, 2026, resulting in a Cut-off Date LTV of 54.9% and Maturity Date LTV of 52.2%. The appraisal also concluded to a “Go-Dark Value” of $129,000,000 resulting in a Cut-off Date LTV of 73.5% and a Maturity Date LTV of 70.0%.

Fratelli Beretta Industrial Portfolio Appraised Value(1)
Property	Value	Capitalization Rate	Hypothetical Go-Dark Value
MO1	$70,100,000	5.75%	$52,700,000
MO2	$49,700,000	5.75%	$37,000,000
MO3	$53,000,000	5.75%	$39,300,000
Total/Wtd. Average	$172,800,000	5.75%	$129,000,000
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessments of the Fratelli Beretta Industrial Portfolio Properties dated June 29, 2026, identified no recognized environmental conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Fratelli Beretta Industrial Portfolio

The following table presents certain information relating to the occupancy of the Fratelli Beretta Industrial Portfolio Properties:

Occupancy(1)
Property	Current(2)
Fratelli Beretta Industrial Portfolio	100.00%
(1)	Historical occupancy is not available because at the origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the sole tenant signed a new 15-year triple net lease.
(2)	Based on the underwritten rent rolls dated July 29, 2026.

The following table presents certain information relating to the sole tenant at the Fratelli Beretta Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	U/W Base Rent Per SF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Fratelli Beretta	NR/NR/NR	526,313	100.0%	$10,526,260	100.0%	$20.00	7/31/2041	N	N
Total Occupied		526,313	100.0%	$10,526,260	100.0%	$20.00
Vacant		0	0.0%
Total		526,313	100.0%
(1)	Based on the underwritten rent rolls dated as of July 29, 2026.

The following table presents certain information relating to the lease rollover schedule at the Fratelli Beretta Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	0.0%
2026 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2036 & Beyond	1	526,313	100.0%	$10,526,260	100.0%	526,313	100.0%	$10,526,260	100.0%
Total / Wtd. Avg.	1	526,313	100.0%	$10,526,260	100.0%
(1)	Based on the underwritten rent rolls dated as of July 29, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Fratelli Beretta Industrial Portfolio

The following table presents certain information relating to the underwritten net cash flows of the Fratelli Beretta Industrial Portfolio Properties:

Underwritten Cash Flow(1)
	Underwritten(2)	Per Square Foot	%(3)
Base Rent	$10,526,260	$20.00	97.2%
Gross Potential Rent	$10,526,260	$20.00	97.2%
Reimbursements	308,799	$0.59	2.9%
Total Gross Potential Income	$10,835,059	$20.59	100.0%
(Vacancy / Credit Loss)	(541,753)	($1.03)	(5.0%)
Effective Gross Income	$10,293,306	$19.56	95.0%

Management Fee	$308,799	$0.59	3.0%
Total Expenses	$308,799	$0.59	3.0%

Net Operating Income	$9,984,507	$18.97	97.0%
Replacement Reserves	52,631	$0.10	0.5%
Normalized TI/LC	263,156	$0.50	2.6%
Net Cash Flow	$9,668,719	$18.37	93.9%
(1)	Historical financial information is not available because at the origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the sole tenant signed a new 15-year triple net lease.
(2)	Based on the underwritten rent rolls dated as of July 29, 2026.
(3)	Revenue-related figures are calculated as a percentage of Total Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.

The Market. The Fratelli Beretta Industrial Portfolio Properties are located in Mount Olive, New Jersey within the New York-Newark-Jersey City, NY-NJ metropolitan statistical area (“New York-Newark-Jersey City MSA”), approximately 37 miles northwest of Newark, New Jersey and 49 miles northwest of New York City. The Fratelli Beretta Industrial Portfolio Properties are located in the Route 80 Corridor industrial area, which benefits from access to Interstate 80 and U.S. Routes 46 and 206. Major employers in Morris County include Atlantic Health System, Picatinny Arsenal, Novartis, and Barclays.

According to a third-party market research report, the Fratelli Beretta Industrial Portfolio Properties are located within the Route 80 Corridor industrial submarket of the New York-Newark-Jersey City industrial market. As of April 22, 2026, the Route 80 Corridor industrial submarket had inventory of 20,565,602 square feet, a vacancy rate of 9.6%, and average asking rent of $15.11 per square foot.

The estimated 2025 population within a one-, three-, and five-mile radius of the Fratelli Beretta Industrial Portfolio Properties was 2,193, 24,643, and 69,403, respectively, and the estimated 2025 average household income within the same radii was $110,630, $159,815, and $163,949, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Fratelli Beretta Industrial Portfolio

The following table presents information relating to comparable industrial leases for the Fratelli Beretta Industrial Portfolio Properties:

Comparable Industrial Rental Summary(1)
Property Name / Address	Distance from Subject (mi)	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
MO1(2) 750 Clark Drive Mount Olive, NJ	-	2015 / 2020	Fratelli Beretta	215,905	Aug-26	15.0	$20.00
MO2(2) 700 International Drive Mount Olive, NJ	-	2022 / NAP	Fratelli Beretta	146,374	Aug-26	15.0	$20.00
MO3(2) 650 International Drive Mount Olive, NJ	-	2023 / NAP	Fratelli Beretta	164,034	Aug-26	15.0	$20.00
891 Newark Avenue Elizabeth, NJ	31.2 / 31.2 / 31.3	2024 / NAP	JS International	103,912	Feb-25	3.4	$26.50
Omar Avenue Carteret, NJ	33.1 / 33.2 / 33.3	1960 / NAP	Amazon Fresh	391,650	Dec-24	5.1	$19.25
1000 New County Road Secaucus, NJ	35.1 / 35.1 / 35.2	1968 / NAP	National Packaging Services	254,000	Jul-25	7.0	$15.65
505 Jefferson Avenue Secaucus, NJ	35.7 / 35.7 / 35.8	1963 / NAP	Forever Cheese	51,332	Nov-24	5.0	$21.00
2201 East Allegheny Avenue Philadelphia, PA	66.0 / 66.3 / 66.3	2024 / NAP	FreezPak Logistics	170,117	Nov-23	20.0	$20.41
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated as of July 29, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – Indian River Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,900,000	Title:	Fee
Cut-off Date Principal Balance:	$21,900,000	Property Type – Subtype:	Multifamily - Garden
% of IPB:	2.2%	Net Rentable Area (Units):	180
Loan Purpose:	Refinance	Location:	Vero Beach, FL
Borrower:	Vero Beach Investment, LLC	Year Built / Renovated:	1995 / 2015-2021
Borrower Sponsors:	Paul R. Steinfurth and Marcia Fordyce	Occupancy:	98.9%
Interest Rate:	6.38500%	Occupancy Date:	8/11/2026
Note Date:	8/14/2026	4th Most Recent NOI (As of):	$1,290,878 (12/31/2023)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$1,239,583 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,536,287 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,642,915 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.1%
Amortization Type:	Interest Only	UW Revenues:	$2,596,802
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$696,973
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,899,829
Additional Debt:	No	UW NCF:	$1,854,829
Additional Debt Balance:	N/A	Appraised Value / Unit:	$35,100,000 / $195,000
Additional Debt Type:	N/A	Appraisal Date:	6/19/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$121,667
Taxes:	$18,217	$2,277	N/A	Maturity Date Loan / Unit:	$121,667
Insurance(1):	$301	$60	N/A	Cut-off Date LTV:	62.4%
Replacement Reserves:	$242,828	$3,750	N/A	Maturity Date LTV:	62.4%
Deferred Maintenance:	$5,000	$0	N/A	UW NCF DSCR:	1.31x
Other(2):	$115,397	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,900,000	100.0%	Loan Payoff	$17,971,556	82.1%
			Return of Equity	2,398,193	11.0
			Closing Costs(3)	1,148,507	5.2
			Reserves	381,744	1.7
Total Sources	$21,900,000	100.0%	Total Uses	$21,900,000	100.0%
(1)	Insurance reserves are for terrorism premiums only.
(2)	Other escrows consist of $115,397 for a force place insurance reserve.
(3)	Closing Costs include a rate buydown of $595,680.

The Loan. The Indian River Apartments mortgage loan (the “Indian River Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,900,000 and is secured by the borrower’s fee interest in a 180-unit garden style multifamily property located in Vero Beach, Florida (the “Indian River Apartments Property”). The Indian River Apartments Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.38500% per annum.

The Property. The Indian River Apartments Property is a garden style 180-unit multifamily apartment complex located in Vero Beach, Florida. After original construction in 1995, the Borrower Sponsor purchased the site in 2011 and since 2015 has invested approximately $1.5 million on common area, interior and exterior improvements, roof replacements and exterior upgrades. Additionally, occupancy has averaged 99% since 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The unit mix features one-, two- and three-bedroom units with an average unit size of 962 square feet with average contract rent of $1,217 per unit. Amenities include a clubhouse, community room, fitness center, swimming pool and a playground. In-unit amenities include full appliance packages, walk-in closets, central air conditioning and screened patios. The Indian River Apartments Property consists of 12 residential buildings and two community buildings, is situated on a 13.9-acre site and offers 365 parking spaces (2.0 spaces per unit).

The Indian River Apartments Property is subject to an Extended Low Income Housing Agreement (“ELIHA”) that expires in December 2045 which grants a 100% ad-valorem tax exemption. All units are restricted to tenants at or below 60% of the annual median income (“AMI”) and restricts rents to 30% of the AMI. The agreement terminates in event of foreclosure or deed-in-lieu with tenants entitled to continue occupancy for three years. As a result of this agreement, the Indian River Apartments Property receives a 100% ad-valorem tax exemption. The Indian River Apartments Mortgage Loan documents contain a recourse carveout for any losses incurred by the lender as a result of the borrower’s failure to (i) maintain the tax exemption, (ii) comply with the terms and conditions of the ELIHA or (iii) comply with any statutes of the state of Florida. The Indian River Apartments Mortgage Loan documents also contain a recourse carveout for the amount by which (i) the aggregate amount of taxes payable in the Tax Recourse Period (as defined below) exceeds (ii) the aggregate amount of taxes that would have been payable for the Tax Recourse Period had the tax exemption remained in full force and effect during such period.

A “Tax Recourse Period” will begin upon the date that the tax exemption is terminated or otherwise ceases to apply following a foreclosure of the security instrument or other transfer of title of the Indian River Apartments Property to the lender in connection with its exercise of its remedies and will end upon the earlier of (i) the date that a new 100% ad valorem tax exemption is obtained with respect to the developed parcel of the Indian River Apartments Property or (ii) the date upon which the debt is indefeasibly repaid and satisfied in full.

The following table presents detailed information with respect to the unit mix at the Indian River Apartments Property:

Indian River Apartments Unit Mix(1)(2)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average Rent Per Unit	Average Rent Per SF	Market Rent Per Unit(3)	Market Rent Per SF(3)
1 BR	60	33.3%	60	100.0%	730	$1,054	$1.44	$1,058	$1.45
2 BR	96	53.3%	95	99.0%	1,046	$1,259	$1.20	$1,271	$1.22
3 BR	24	13.3%	23	95.8%	1,204	$1,458	$1.21	$1,476	$1.23
Total/Wtd. Avg.	180	100.0%	178	98.9%	962	$1,217	$1.28	$1,227	$1.28
(1)	Based on the underwritten rent roll dated August 11, 2026, unless stated otherwise.
(2)	Vacant units include two units that are leased to building management and receive a rent concession. Management units were underwritten to maximum low-income housing tax credit rents for each respective unit type.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated June 18, 2026, there was no evidence of any recognized environmental conditions at the Indian River Apartments Property.

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
99.1%	99.8%	99.1%	98.9%
(1)	Historical occupancies are as of year end of the respective year.
(2)	Current Occupancy represents occupancy as of August 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – Indian River Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Indian River Apartments Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	TTM 6/30/2026	Underwritten	Per Unit	% (2)
Gross Potential Rent	$1,988,763	$2,071,357	$2,252,292	$2,346,039	$2,651,040	$14,728	97.1%
Other Income(3)	90,344	79,798	75,889	78,314	78,314	435	2.9
Gross Potential Income	$2,079,107	$2,151,156	$2,328,180	$2,424,354	$2,729,354	$15,163	100.0%
(Vacancy)	-	-	-	-	(132,552)	(736)	(4.9)
Effective Gross Income	$2,079,107	$2,151,156	$2,328,180	$2,424,354	$2,596,802	$14,427	95.1%

Management Fee	83,182	85,653	90,456	83,331	77,904	433	3.0
Taxes	20,512	22,119	30,158	29,554	25,469	141	1.0
Insurance	343,675	453,986	306,363	305,869	230,915	1,283	8.9
Other Expenses(4)	340,861	349,814	364,916	362,685	362,685	2,015	14.0
Total Expenses	$788,230	$911,572	$791,893	$781,439	$696,973	$3,872	26.8%

Net Operating Income	$1,290,878	$1,239,583	$1,536,287	$1,642,915	$1,899,829	$10,555	73.2%
Replacement Reserves	0	0	0	0	45,000	250	1.7
Net Cash Flow	$1,290,878	$1,239,583	$1,536,287	$1,642,915	$1,854,829	$10,305	71.4%
(1)	Based on the underwritten rent roll dated August 11, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.
(3)	Other Income includes pet income, late fees, and other miscellaneous income.
(4)	Other Expenses include payroll, utilities, repairs and maintenance, and general and administrative expenses.

The Market. The Indian River Apartments Property is located in Vero Beach, which is in the east-central portion of Florida. The Indian River Apartments Property is located in close proximity to Route 1 and Interstate 95, which provide direct access to the local area. Additionally, Vero Beach Airport is located approximately 4.5 miles from the Indian River Apartments Property. Major employers in the area include Cleveland Clinic Indian River Hospital, various state and local government agencies, Publix Supermarkets and Piper Aircraft Inc.

The Indian River Apartments Property is located in the Port St. Lucie / Sebastian-Vero Beach multifamily market and the Vero Beach/Sebastian multifamily submarket. The market consists of 32,726 units, an overage occupancy rate of 94.8% and just 434 units of near-term deliveries. The submarket contains 7,440 units of inventory as of the first quarter of 2026 with an occupancy rate of 96.0%. Market rent is $1,947 compared to submarket rent of $1,669. There are no units under construction in the Vero Beach/Sebastian submarket.

As of 2025, the population with a one-, three- and five-mile radius was 5,634, 40,547 and 90,372, respectively. In the same period, median household income within the same radii was $43,098, $70,697 and $73,430, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
162

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 13 – Indian River Apartments

The following table presents multifamily rental data at market rent comparable properties with respect to the Indian River Apartments Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Indian River Apartments 265 13th Place Vero Beach, FL	1995	98.9%(2)	180	962	$1,217(2)	$1.28(2)
Vero Green 2650 69th Ter Vero Beach, FL	2001	98.8%	172	945	$1,602	$1.69
Walker Woods 2610 71st Cir Vero Beach, FL	2003	98.1%	208	1,089	$1,732	$1.59
Treasure Cay 1200 Treasure Cay Drive Fort Pierce, FL	2004	96.6%	264	1,016	$1,548	$1.52
St. Lucie Oaks 380 Brazilian Circle Port St. Lucie, FL	1999	97.8%	180	1,123	$1,713	$1.52
Harbour Pines 1810 SE Pinewood Trl Port St. Lucie, FL	1997	96.0%	152	1,064	$1,729	$1.62
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll as of August 11, 2026.

The following table presents multifamily rental data at income restricted comparable properties with respect to the Indian River Apartments Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Indian River Apartments 265 13th Place Vero Beach, FL	1995	98.9%(2)	180	962	$1,217(2)	$1.28(2)
Pemberly Palms 840 5th Avenue Vero Beach, FL	1997	100.0%	200	1,067	$1,314	$1.23
Palms at Vero Beach 1210 4th Ter Vero Beach, FL	2003	99.6%	259	1,099	$1,230	$1.12
Preserve at Oslo 2299 10th Road SW Vero Beach, FL	2000	100.0%	176	975	$1,043	$1.07
Taylor Pointe 4885 38th Circle Vero Beach, FL	2002	95.8%	168	1,048	$1,214	$1.16
Orchard Grove 1810 Woodland Cir Vero Beach, FL	2003	96.5%	234	918	$1,147	$1.25
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll as of August 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
163

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 14 – Cypress Parc
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.1%	Net Rentable Area (Units):	200
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	SJ Cypress Parc DE LLC	Year Built / Renovated:	1979 / 2024
Borrower Sponsors:	Brandon Slater, Mary Lou Roper, Kevin Jenkins, Martin Slater and Michael Guthrie	Occupancy:	94.5%
Interest Rate:	7.24000%	Occupancy Date:	6/29/2026
Note Date:	9/15/2026	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of):	$1,789,490 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,769,480 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,793,967 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	88.4%
Amortization Type:	Interest Only	UW Revenues:	$3,876,535
Call Protection:	L(18),YM1(38),O(4)	UW Expenses:	$1,788,310
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,088,225
Additional Debt:	No	UW NCF:	$2,018,225
Additional Debt Balance:	N/A	Appraised Value / Units:	$33,600,000 / $168,000
Additional Debt Type:	N/A	Appraisal Date:	4/21/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$105,000
Taxes:	$369,463	$36,946	N/A	Maturity Date Loan / Unit:	$105,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.5%
Replacement Reserve:	$0	$5,833	N/A	Maturity Date LTV:	62.5%
Engineering Reserve:	$50,744	$0	N/A	UW NCF DSCR:	1.31x
Roof Repair Reserve:	$1,000,000	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	96.6%	Loan Payoff	$14,790,751	68.1%
Borrower Equity	$734,889	3.4	JV Equity Payoff(2)	4,461,491	20.5
			Reserves	1,420,207	6.5
			Closing Costs(3)	1,062,441	4.9
Total Sources	$21,734,889	100.0%	Total Uses	$21,734,889	100.0%
(1)	4th Most Recent NOI is not available because the sponsors acquired the Cypress Parc Property (as defined below) in late 2022 and did not have full bookkeeping and financial reporting running until multiple months after acquisition. Consequently, the sponsors did not have a full normalized year of financials for 2023.
(2)	At closing, the borrower paid off approximately $4.7 million of JV equity held by DI-Cypress, LLC. DI-Cypress, LLC has approximately $1.8 million of equity remaining in the deal.
(3)	Closing Costs include a rate buydown of $420,000.

The Loan. The Cypress Parc mortgage loan (the “Cypress Parc Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,000,000 and is secured by the borrower’s fee interest in a 200-unit garden-style multifamily apartment community located in Houston, Texas (the “Cypress Parc Property”). The Cypress Parc Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.24000% per annum.

The Property. Cypress Parc is a 200-unit garden-style multifamily community located in Houston, Texas. The property was originally constructed in 1979 and renovated in 2024, and is situated on approximately 17.7 acres. Improvements consist of 38 one- and two-story residential buildings containing approximately 237,263 square feet, with an average unit size of 1,186 square feet. The property includes a mix of 100 two-bedroom units and 100 three-bedroom units and was 94.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
164

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 14 – Cypress Parc

physically occupied as of June 29, 2026. To date, the borrower sponsor has spent approximately $1.7 million implementing interior and exterior renovations, and 122 out of 200 total units have been renovated.

Cypress Parc offers a range of community amenities, including a clubhouse and business center, fitness center, swimming pool, playground, dog parks, detached garages, surface parking, and valet trash service. Unit interiors feature washer/dryer hookups, walk-in closets, patios or balconies, ceiling fans and updated finishes in renovated units. Demand for the property is supported by its location within the Northwest Houston multifamily submarket, with access to Interstate 45, Interstate 10 and U.S. Route 59, as well as proximity to George Bush Intercontinental Airport. The surrounding Houston market benefits from a diverse employment base across the energy, healthcare, logistics, manufacturing and technology sectors, including major employers such as ExxonMobil, Amazon, Hewlett Packard Enterprise and Daikin.

The following table presents detailed information with respect to the unit mix at the Cypress Parc Property:

Cypress Parc Unit Mix(1)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average Rent Per Unit(2)	Average Rent Per SF(2)	Market Rent Per Unit(3)	Market Rent Per SF(3)
2BR / 2BA	31	15.5%	28	90.3%	926	$1,300	$1.40	$1,301	$1.41
2BR / 2.5BA	69	34.5%	68	98.6%	1,187	$1,428	$1.20	$1,422	$1.20
3BR / 2BA	49	24.5%	45	91.8%	1,107	$1,547	$1.40	$1,535	$1.39
3BR / 2.5BA	51	25.5%	48	94.1%	1,420	$1,729	$1.22	$1,728	$1.22
Total/Wtd. Avg.	200	100.0%	189	94.5%	1,186	$1,514	$1.28	$1,509	$1.28
(1)	Based on the underwritten rent roll dated June 29, 2026, unless stated otherwise.
(2)	Average Rent Per Unit and Average Rent Per SF are based only on occupied units.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated October 6, 2025, there was no evidence of any recognized environmental conditions at the Cypress Parc Property. The Cypress Mortgage Loan documents require the borrower to maintain compliance with O&M programs for asbestos and lead based paint.

The following table presents certain information relating to the operating history and underwritten cash flows of the Cypress Parc Property:

Operating History and Underwritten Net Cash Flows
	2024	2025	TTM 5/31/2026	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,025,828	$3,045,718	$3,016,691	$3,635,916	$18,180	82.9%
RUBS	218,529	213,792	315,470	334,572	$1,673	7.6%
Other Income	423,808	419,327	382,059	416,118	$2,081	9.5%
Gross Potential Income	$3,668,166	$3,678,836	$3,714,219	$4,386,607	$21,933	100.0%
(Vacancy)	0	0	0	510,072	$2,550	11.6%
Effective Gross Income	$3,668,166	$3,678,836	$3,714,219	$3,876,535	$19,383	88.4%

Taxes	$452,603	$461,617	$471,085	$443,355	$2,217	11.4%
Insurance	356,718	334,858	325,395	216,312	$1,082	5.6%
Other Expenses	1,069,354	1,112,881	1,123,773	1,128,642	$5,643	29.1%
Total Expenses	$1,878,675	$1,909,356	$1,920,253	$1,788,310	$8,942	46.1%

Net Operating Income	$1,789,490	$1,769,480	$1,793,967	$2,088,225	$10,441	53.9%
Replacement Reserves	$0	$0	$0	$70,000	$350	1.8%
Net Cash Flow	$1,789,490	$1,769,480	$1,793,967	$2,018,225	$10,091	52.1%
(1)	Based on the underwritten rent roll dated June 29, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
165

Structural and Collateral Term Sheet	BBCMS 2026-5C42
No. 14 – Cypress Parc

The Market. The Cypress Parc Property is located in the Champions East submarket of Northwest Houston, one of the largest apartment submarkets in the Houston-Pasadena-The Woodlands MSA. Northwest Houston benefits from access to Interstate 45, the Hardy Toll Road and State Highway 99 and continues to attract population growth due to its affordability and access to major employment centers. The area has ranked among Houston's stronger-performing multifamily submarkets, with annual net absorption consistently among the highest in the metro area. As of the first quarter of 2026, Champions East reported occupancy of 92.7%, while the Cypress Parc Property reported occupancy of approximately 94.5% as of June 2026, comparing favorably with the surrounding market and competitive properties that generally reported occupancies between 93% and 96%.

Demand for the Cypress Parc Property is supported by its location within a large residential corridor anchored by major employers including ExxonMobil, Hewlett Packard Enterprise, Amazon and Daikin, as well as the broader Houston economy's strength in healthcare, logistics, manufacturing and professional services. As of 2025, within a 1-, 3- and 5-mile radius of the Cypress Parc Property, the population totals approximately 15,651, 108,443 and 296,114, respectively, while median household incomes average approximately $51,556, $72,168 and $76,386. The appraisal notes that Champions East generated 259 units of net absorption over the trailing 12 months with no new deliveries, while asking rents averaged approximately $1,085 per unit compared with $1,390 per unit across the Houston-Pasadena-The Woodlands MSA. The Cypress Parc Property’s occupancy, large average unit size of 1,186 square feet, and family-oriented mix of two- and three-bedroom apartments position the property competitively within a submarket that continues to benefit from household growth, strong regional connectivity and sustained renter demand.

The following table presents multifamily rental data at comparable properties with respect to the Cypress Parc Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Cypress Parc 18001 Cypress Trace Road Houston, TX	1979 / 2024	94.5%(2)	200(2)	1,186(2)	$1,514(2)	$1.28(2)
Buena Vista 2402 Bammelwood Drive Houston, TX	1980 / NAP	94.0%	226	968	$1,216	$1.08
Champion Court 17601 Cali Drive Houston, TX	1978 / NAP	96.0%	170	714	$1,179	$1.19
Lakebridge Townhomes 2218 Place Rebecca Lane Houston, TX	1984 / NAP	94.0%	105	1,429	$1,590	$1.11
The Preston 4545 Louetta Road Spring, TX	1983 / NAP	94.0%	144	1,125	$1,415	$1.22
Roundhill Townhomes 601 Cypress Station Drive Houston, TX	1983 / NAP	93.0%	134	1,533	$1,891	$1.09
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated June 29, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
166

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,350,000	Title:	Fee
Cut-off Date Principal Balance:	$20,350,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.1%	Net Rentable Area (SF):	130,711
Loan Purpose:	Refinance	Location:	Albuquerque, NM
Borrowers:	Pavilions at SM Venture Borrower, LLC, Cape Hills Pavilions, LLC, Pacific Coast Pavilions, LLC and Sawhney Pavilions, LLC	Year Built / Renovated:	1996 / NAP
Borrower Sponsors:	Sanjiv Chopra, Casey Klajbor, Arvin Taneja and Naresh K. Sawhney	Occupancy:	98.8%
Interest Rate:	6.86000%	Occupancy Date:	8/21/2026
Note Date:	9/9/2026	4th Most Recent NOI (As of):	$2,229,796 (12/31/2023)
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of):	$2,168,530 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,970,190 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,890,334 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.6%
Amortization Type:	Interest Only	UW Revenues:	$2,704,495
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$716,923
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,987,572
Additional Debt:	No	UW NCF:	$1,838,270
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$28,400,000 / $217
Additional Debt Type:	N/A	Appraisal Date:	8/2/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$98,111	$16,352	N/A	Cut-off Date Loan / SF:	$156
Insurance(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$156
Replacement Reserves:	$0	$1,634	N/A	Cut-off Date LTV:	71.7%
Immediate Repair Reserve:	$79,800	$0	N/A	Maturity Date LTV:	71.7%
TI/LC Reserve:	$0	$7,815	N/A	UW NCF DSCR:	1.30x
Outstanding TI/LC Reserve:	$877,780	$0	N/A	UW NOI Debt Yield:	9.8%
Roof Repair Reserve:	$332,739	$0	N/A
Free Rent Reserve:	$52,611	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,350,000	100.0%	Loan Payoff	$13,643,543	67.0%
			Principal Equity Distribution	4,420,389	21.7
			Reserves	1,441,041	7.1
			Closing Costs(2)	845,027	4.2
Total Sources	$20,350,000	100.0%	Total Uses	$20,350,000	100.0%
(1)	Deposits into the insurance reserve are not required provided that the borrowers provide satisfactory evidence (as reasonably determined by the lender) that the insurance requirements in the Pavilions at San Mateo Mortgage Loan documents have been satisfied pursuant to a blanket insurance policy reasonably acceptable to the lender.
(2)	Closing costs are inclusive of a $286,935 rate buydown.

The Loan. The Pavilions at San Mateo mortgage loan (the “Pavilions at San Mateo Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,350,000 and is secured by a first mortgage lien on the borrowers’ fee interest in a 130,711 square foot anchored retail property located in Albuquerque, NM (the “Pavilions at San Mateo Property”). The Pavilions at San Mateo Mortgage Loan has a 5-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.86000% per annum on an Actual/360 basis. The scheduled maturity date of the Pavilions at San Mateo Mortgage Loan is October 6, 2031.

The Property. The Pavilions at San Mateo Property consists of a 130,711 square foot anchored retail center situated on approximately 11.6 acres in Albuquerque, New Mexico. The Pavilions at San Mateo Property was built in 1996 and as of August 2026, was 98.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
167

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo

occupied by 17 unique tenants. The Pavilions at San Mateo Property is anchored by Wal-Mart, and major tenants including Shoe Show, Old Navy, Five Below, and Dollar Tree.

Major Tenants.

Wal-Mart (36,926 square feet; 28.3% of NRA; 12.5% of underwritten base rent). Wal-Mart operates thousands of locations throughout the United States, including more than 750 Neighborhood Market stores focused on grocery and daily-needs shopping. Per TDLinx data, Wal-Mart’s estimated annual sales of $29.9 million ($810 per square foot). Wal-Mart has been at the Pavilions at San Mateo Property since 2013, and most recently extended its lease for an additional seven years through December 2036.The tenant has seven, five-year renewal options remaining.

Shoe Show (15,839 square feet; 12.1% of NRA; 11.0% of underwritten base rent). Shoe Show is a major American footwear retailer that sells brand-name shoes, handbags, and accessories. Founded in 1960, the company operates over 1,000 stores across 47 states. Shoe Show has been at the Pavilions at San Mateo Property since 1996, and most recently extended its lease through July 2032. The tenant has one, five-year renewal option remaining.

Old Navy (15,210 square feet; 11.6% of NRA; 17.2% of underwritten base rent). Old Navy offers apparel, accessories, and activewear for men, women and children. Old Navy opened its first store in 1994, in Colma, California, and has since expanded to over 1,200 company-operated stores including outlet locations, online, and additional franchise retail locations worldwide. It is the largest brand within the Gap Inc. corporate umbrella. Old Navy has operated at the Property since 1997 and most recently extended its lease through November 2032. The tenant has two, five-year renewal options remaining.

Environmental. According to the Phase I environmental assessment dated August 6, 2026, there was no evidence of any recognized environmental conditions at the Pavilions at San Mateo Property.

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
98.0%	96.8%	92.0%	98.8%
(1)	Historical occupancy for 2023 is as of September 8, 2023; 2024 is as of September 16, 2024; and 2025 is as of December 31, 2025.
(2)	Current occupancy is as of August 21, 2026.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Renewal Options	Lease Exp. Date
Wal-Mart	Aa2/AA/AA	36,926	28.3%	$7.11	$262,396	12.5%	7 x 5 yrs	12/31/2036
Shoe Show	NR/NR/NR	15,839	12.1%	$14.58	$230,933	11.0%	1 x 5 yrs	7/31/2032
Old Navy	NR/NR/NR	15,210	11.6%	$23.81	$362,150	17.2%	2 x 5 yrs	11/30/2032
Five Below(2)	NR/NR/NR	13,142	10.1%	$12.33	$162,000	7.7%	3 x 5 yrs	1/31/2036
Dollar Tree	Baa2/BBB/NR	10,000	7.7%	$13.00	$130,000	6.2%	2 x 5 yrs	6/30/2036
Boofy’s Best for Pets	NR/NR/NR	7,065	5.4%	$11.59	$81,866	3.9%	None	3/25/2031
Comcast Xfinity	A3/A-/A-	5,148	3.9%	$32.50	$167,310	7.9%	1 x 5 yrs	1/31/2031
5.11 Tactical	NR/NR/NR	5,103	3.9%	$18.15	$92,619	4.4%	2 x 5 yrs	5/31/2030
Carter’s	NR/BB+/NR	4,190	3.2%	$27.60	$115,644	5.5%	None	2/29/2028
Chello N Grill	NR/NR/NR	3,040	2.3%	$23.49	$71,410	3.4%	1 x 5 yrs	7/31/2034
Major Tenants		115,663	88.5%	$14.49	$1,676,328	79.6%
Other Tenants		13,488	10.3%	$31.84	$429,393	20.4%
Occupied Collateral Total		129,151	98.8%	$16.30	$2,105,721	100.0%
Vacant Space		1,560	1.2%
Collateral Total		130,711	100.0%

(1)	Based on underwritten rent roll dated August 21, 2026, with rent steps through October 2027.
(2)	Five Below has one termination option to be effective on the last day of the fifth year of the lease term. If Five Below elects to terminate its lease, it must give the landlord three months’ notice and pay the landlord a one-time $75,000 termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
168

Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	1,560	1.2%	NAP	NAP	1,560	1.2%	NAP	NAP
2026 & MTM	0	0	0.0%	0	0.0%	1,560	1.2%	0	0.0%
2027	3	5,429	4.2%	174,702	8.3%	6,989	5.3%	174,702	8.3%
2028	1	4,190	3.2%	115,644	5.5%	11,179	8.6%	290,346	13.8%
2029	1	2,740	2.1%	71,185	3.4%	13,919	10.6%	361,531	17.2%
2030	1	5,103	3.9%	92,619	4.4%	19,022	14.6%	454,151	21.6%
2031	3	13,513	10.3%	282,833	13.4%	32,535	24.9%	736,983	35.0%
2032	4	35,068	26.8%	742,932	35.3%	67,603	51.7%	1,479,915	70.3%
2033	0	0	0.0%	0	0.0%	67,603	51.7%	1,479,915	70.3%
2034	1	3,040	2.3%	71,410	3.4%	70,643	54.0%	1,551,325	73.7%
2035	0	0	0.0%	0	0.0%	70,643	54.0%	1,551,325	73.7%
2036	3	60,068	46.0%	554,396	26.3%	130,711	100.0%	2,105,721	100.0%
2037 & Beyond	0	0	0.0%	0	0.0%	130,711	100.0%	2,105,721	100.0%
Total	17	130,711	100.0%	2,105,721	100.0%
(1)	Based on underwritten rent roll dated August 21, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through October 2027.

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	TTM(2)	Underwritten	Per Square Foot	%(3)
Total Leased Rent	$2,306,785	$2,311,536	$2,222,064	$2,197,495	$2,105,721	$16.11	97.0%
Vacancy Gross Up	0	0	0	0	65,520	$0.50	3.0%
Gross Potential Rent	$2,306,785	$2,311,536	$2,222,064	$2,197,495	$2,171,241	$16.61	100.0%
Vacancy Gross Up	0	0	0	0	65,520	$0.50	3.0%
Additional Vacancy Adjustment	0	0	0	0	29,922	$0.23	1.4%
Gross Rental Income	$2,306,785	$2,311,536	$2,222,064	$2,197,495	$2,075,799	$15.88	95.6%
CAM Reimbursements	657,580	589,393	367,322	396,857	637,481	$4.88	29.4%
Other Expense Recoveries	0	0	0	0	(8,785)	($0.07)	(0.4%)
Total Recoveries	$657,580	$589,393	$367,322	$396,857	$628,696	$4.81	29.0%
Other Recurring Income	2,739	(2,023)	1,374	3,601	0	$0.00	0.0%
Effective Gross Income	$2,967,104	$2,898,906	$2,590,760	$2,597,952	$2,704,495	$20.69	100.0%
Management Fee	86,867	88,110	78,256	80,197	81,135	$0.62	3.0%
Repairs and Maintenance	411,003	390,642	357,011	405,881	405,881	$3.11	15.0%
General and Administrative	3,370	9,303	61,073	3,716	3,716	$0.03	0.1%
Real Estate Taxes	193,565	192,887	107,766	217,824	190,507	$1.46	7.0%
Insurance	42,503	49,434	16,464	0	35,685	$0.27	1.3%
Total Expenses	$737,308	$730,376	$620,571	$707,619	$716,923	$5.48	26.5%
Net Operating Income	$2,229,796	$2,168,530	$1,970,190	$1,890,334	$1,987,572	$15.21	73.5%
Capital Expenditures	0	0	0	0	19,607	$0.15	0.7%
TI/LC	0	0	0	0	129,695	$0.99	4.8%
Net Cash Flow	$2,229,796	$2,168,530	$1,970,190	$1,890,334	$1,838,270	$14.06	68.0%
(1)	Based on underwritten rent roll dated August 21, 2026.
(2)	TTM represents the trailing 12-month period ending June 30, 2026.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Pavilions at San Mateo Property is located within Albuquerque’s established Northeast Heights retail submarket. The area benefits from strong regional access, proximity to major retail destinations including Coronado Center and Winrock Town Center, and a dense residential population base. The neighborhood is considered stabilized with limited development sites remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo

Demographically, the trade area supports retail demand with a population of approximately 13,019 residents within one mile, 120,783 residents within three miles, and 282,999 residents within five miles as of 2026. Average household income is estimated at $94,800 within one mile, $81,802 within three miles, and $88,706 within five miles. The surrounding area retains a substantial consumer base with more than 57,000 households within three miles of the property.

As of the trailing four quarter ending in Q2 2026, the Northeast Heights submarket contained approximately 6.6 million square feet of retail inventory and reported an occupancy rate of 95.5%, equating to a vacancy rate of 4.5%. Although vacancy is modestly above the overall Albuquerque retail market vacancy rate of 3.6%, market conditions remain balanced and absorption has remained positive.

Rental rates have continued to strengthen over the past year. The submarket reported an average NNN asking rent of $17.39 per square foot as of the trailing four quarters ending in Q2 2026, which is generally in line with the broader Albuquerque market average of $17.68 per square foot. Market occupancy has remained stable despite limited new construction, supporting continued rental rate growth.

The appraiser identified six comparable NNN anchored retail centers to the Pavilions at San Mateo Property:

Comparable Retail Rental Summary(1)

Location	Tenant	Year Built	GLA (SF)	Lease Date	Rent $PSF	Term (Yrs.)	Escalations
Pavilions at San Mateo Albuquerque, NM	Walmart	1996	36,926(2)	March 2026(2)	$7.11(2)	11(2)	5.0% every 5 Years(2)
2223 W. Camelback Rd., Phoenix, AZ	El Super	2017	59,400	August 2017	$13.25	15	$1.00 PSF every 5 Yrs.
9100 N Silverbell, Tucson, AZ	Safeway	2005/2010	55,226	November 2017	$8.15	15	1.5% Years 2-5 and 7.5% every 5 Yrs.
3325 N Hunt Highway, Florence AZ	Safeway	1988	57,860	November 2017	$8.56	15	1.5% Years 2-5 and 7.5% every 5 Yrs.
5035 W. Baseline Rd., Laveen, AZ	Safeway	2008	55,259	November 2017	$9.31	15	1.5% Years 2-5 and 7.5% every 5 Yrs.
7110 N Oracle Rd., Tucson AZ	Safeway	1991/2014	48,653	June 2019	$11.49	20	1.5% Years 2-5 and 7.5% every 5 Yrs.
7650 S 59th Ave, Laveen, AZ	Sprouts	2019	29,896	September 2019	$16.01	15	$1.00 PSF every 5 Yrs.
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 21, 2026.

The following table presents certain information relating to comparable sales for the Pavilions at San Mateo Property:

Comparable Sales(1)
Property Location	Rentable Area (SF)	Year Built / Renovated	Occupancy	Transaction Date	Price ($)	Price per SF ($/SF)	NOI/SF ($/SF)	Cap Rate
Pavilions at San Mateo 4600-5010 Cutler Avenue Albuquerque, NM	130,711	1996 / NAP	98.8%	-	-	-	15.21	7.25%
Oracle Crossing 7607-7841 N. Oracle Rd., Oro Valley, AZ	265,530 SF	2006 / NAP	100.0%	May 2026	54,350,000	204.68	13.16	6.43%
Mesa Shores 2048-2156 E Baseline Rd, Mesa, AZ	110,917 SF	1985 / 1998	97.0%	December 2025	36,750,000	331.33	19.40	5.86%
Deer Valley Towne Center 2805-2929 W Agua Fria Fwy, Phoenix, AZ	172,729 SF	1998 / NAP	94.0%	August 2025	33,700,000	195.10	15.39	7.89%
Las Tiendas Village NEC Alma School Rd & Queen Creek Rd, Chandler, AZ	188,571 SF	2005 / NAP	96.0%	September 2025	54,500,000	289.02	17.81	6.16%
Plaza San Mateo 2451 San Mateo Boulevard Northeast, Albuquerque, NM	58,000 SF	2014 / NAP	100.0%	March 2025	12,333,753	212.65	17.86	8.40%
Lohman Plaza 2200 East Lohman Avenue, Las Cruces, NM	70,486 SF	1990 / 2004	100.0%	December 2024	12,250,000	173.79	14.42	8.30%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-5C43
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt – Managing Director	daniel.schmidt@barclays.com	(212) 528-7479
Kara Foley – Director	kara.foley@barclays.com	(212) 526-4972
Greg Baker – Vice President	gregory.baker@barclays.com	(212) 526-5248
Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268
Barclays CMBS Trading
Wenfei Liu - Director	wenfei.liu@barclays.com	(212) 526-2615
Sophia Ouyang –Vice President	sophia.ouyang@barclays.com	(212) 526-2615
Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780
Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295
Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270
Daniel Penn – Managing Director	daniel.penn@db.com	(212) 250-5149
UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832
Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278
Andrew Lisa – Executive Director	andrew.lisa@ubs.com	(212) 713-3506
Wells Fargo Real Estate Securitization and Capital Markets
Sean Duffy – Managing Director	sean.duffy@wellsfargo.com	(312) 827-1518
Dan Thomas – Vice President	daniel.p.thomas@wellsfargo.com	(212) 214-2813
Tyler Hostetler – Vice President	tyler.w.hostetler@wellsfargo.com	(212) 214-3338

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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